 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-290777
PROSPECTUS SUPPLEMENT
(To Prospectus dated October 8, 2025)
$200,000,000
Zenas BioPharma, Inc.
2.50% Convertible Senior Notes due 2032
We are offering $200.0 million aggregate principal amount of our 2.50% convertible senior notes due 2032 (the “notes”). In addition, we have granted the underwriters an option to purchase, exercisable for 30 days from the date of this prospectus supplement, up to an additional $30.0 million aggregate principal amount of notes, solely to cover over-allotments.
Maturity; Interest
We will pay interest on the notes at an annual rate of 2.50%, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2026. The notes will mature on April 1, 2032, unless earlier converted, redeemed or repurchased by us.
Conversion
Noteholders may convert their notes at their option only in the following circumstances: (1) during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on June 30, 2026, if the last reported sale price per share of our common stock, par value $0.0001 per share (the “common stock”), exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on our common stock, as described in this prospectus supplement; (4) if we call such notes for redemption; and (5) at any time from, and including, January 1, 2032 until the close of business on the scheduled trading day immediately before the maturity date. We will settle conversions by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate(s). The initial conversion rate is 37.7358 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $26.50 per share, and is subject to adjustment as described in this prospectus supplement. If a “make-whole fundamental change” (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.
Redemption and Repurchase
The notes will be redeemable, in whole or in part (subject to certain limitations described in this prospectus supplement), at our option at any time, and from time to time, on a redemption date on or after April 8, 2030 and on or before the 26th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice. In addition, calling any note for redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption.
If a “fundamental change” (as defined in this prospectus supplement) occurs, then, except as described in this prospectus supplement, noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.
Ranking
The notes will be our general, unsecured, senior obligations and will be senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the notes, equal in right of payment with our existing and future indebtedness that is not expressly subordinated to the notes and effectively subordinated to our existing and future secured indebtedness, including the secured obligations under the Royalty Purchase Agreement and the Loan Agreement (each as defined in this prospectus supplement), to the extent of the value of the collateral securing that indebtedness. The notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our current or future subsidiaries.
Listing; Common Stock
No public market currently exists for the notes, and we do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Our common stock is traded on The Nasdaq Global Select Market under the symbol “ZBIO.” The last reported sale price of our common stock on The Nasdaq Global Select Market on March 26, 2026 was $22.16 per share.
Concurrent Equity Offering
Concurrently with this offering, we are conducting a public offering (the “Concurrent Equity Offering”) of 5,000,000 shares of our common stock (or up to 5,750,000 shares of our common stock if the underwriters in the Concurrent Equity Offering exercise their option to purchase additional shares of common stock in full). The Concurrent Equity Offering is being made pursuant to a separate prospectus supplement. Neither the completion of this offering nor the Concurrent Equity Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Equity Offering does not occur, and vice versa, or neither occurs, or either offering results in lower net proceeds than we currently estimate. The Concurrent Equity Offering may not be completed on the terms described herein, or at all. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Equity Offering. See “Description of the Concurrent Equity Offering” for a summary of the terms of the shares of common stock being offered thereby and a further description of the Concurrent Equity Offering.
We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws, and as such, have elected to comply with certain reduced public company reporting requirements. See “Prospectus Supplement Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”
Investing in our securities involves a high degree of risk. See “Risk Factors” on page S-9 of this prospectus supplement and the documents incorporated by reference into this prospectus supplement.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	PER NOTE	TOTAL
Public offering price(1)	100.00%	$200,000,000
Underwriting discounts and commissions(2)	3.00%	$6,000,000
Proceeds to Zenas BioPharma, Inc. (before expenses)	97.00%	$194,000,000

(1)
Plus accrued interest, if any, from March 31, 2026.

(2)
See “Underwriting” for a description of the compensation payable to the underwriters.

If the underwriters exercise the over-allotment option described above in full, the total underwriting discounts and commissions payable by us will be $6,900,000, and the total proceeds to us, before expenses, will be $223,100,000.
We expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company (“DTC”) on or about March 31, 2026, which will be the second business day following the initial trade date for the notes (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day preceding the settlement date should consult their own advisors.
Joint Book-Running Managers
Jefferies Evercore ISI Citigroup Guggenheim Securities
Co-Manager
Wedbush PacGrow
Prospectus Supplement dated March 26, 2026.

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus form part of an automatic shelf registration statement on Form S-3ASR (File No. 333-290777) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 8, 2025, and which became automatically effective upon filing, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using an automatic “shelf” registration process. Under this shelf registration process, we may, from time to time, sell debt securities and other securities, including in this offering. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part consists of the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, or any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus, including the documents incorporated by reference therein. Information in any document we subsequently file that is incorporated by reference shall modify or supersede the information in this prospectus supplement, the accompanying prospectus and documents incorporated by reference prior to such subsequent filing. You should read this prospectus supplement and any free writing prospectus carefully, including all documents incorporated herein and therein by reference, together with the additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before making an investment in our securities. This prospectus supplement does not include all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus supplement as permitted by the SEC. We refer you to the registration statement and its exhibits. We have not, and the underwriters have not, authorized any other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement or any free writing prospectus provided in connection with this offering. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement.
We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. The information contained and incorporated by reference in this prospectus supplement or the accompanying prospectus speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus supplement or the accompanying prospectus, nor that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-ii

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the notes to which it relates, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
Unless otherwise indicated, information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus concerning our industry and the markets in which we operate, including market position and market opportunity, is based on information from our management’s estimates, as well as from industry publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. However, assumptions and estimates of our future performance, and the future performance of our industry are subject to numerous known and unknown risks and uncertainties, including those described under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and accompanying prospectus. These and other important factors could result in our estimates and assumptions being materially different from future results. You should read the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus completely and with the understanding that future results may be materially different and worse from what we expect. See the information included under the heading “Cautionary Note Concerning Forward-Looking Statements.”
References in this prospectus supplement to “Zenas,” the “Company,” “we,” “us,” “our” or similar terms refer to Zenas BioPharma, Inc. and our subsidiaries on a consolidated basis, as appropriate, unless we state otherwise or the context otherwise requires.
The Zenas BioPharma word mark, logo mark, and the “lightning bolt” design are trademarks of Zenas BioPharma, Inc. or its affiliated companies. This prospectus supplement and documents incorporated by reference herein and therein contain references to our trademarks and to trademarks belonging to other entities. Each of the other trademarks, trade names and service marks included in this prospectus supplement belongs to its respective holder. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

S-iii

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements. All statements other than statements of historical facts are forward-looking statements. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements include, but are not limited to, statements concerning:
▪
the commercial opportunities stemming from the development of our product candidates for multiple immunology and inflammation (“I&I”) diseases;

▪
our ability to develop and, if approved, ultimately commercialize our product candidates and, with partners, our other programs;

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our ability to obtain or maintain orphan drug designation for certain of our product candidates;

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the initiation, timing, progress, results, and cost of our development programs, and our current and future preclinical and clinical studies, including statements regarding the timing of initiation and completion of our clinical trials, and the period during which the results of the trials will become available;

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the success, cost and timing of our clinical development of our product candidates;

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our ability to establish clinical differentiation of our product candidates;

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our ability to develop product candidates that have broad therapeutic potential;

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our ability to utilize our business development strategy and expertise to build a balanced portfolio;

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our ability to identify collaborations and strategic partnerships to maximize the value of our portfolio;

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our ability to build our operational and commercial capabilities for supplying and marketing our products, if approved, in key markets;

▪
market conditions in the biopharmaceutical sector and issuance of securities analysts’ reports or recommendations;

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the trading volume of our common stock;

▪
an inability to obtain additional funding and make borrowings under our agreement with BioPharma Credit PLC, BPCR Limited Partnership and BioPharma Credit Investments V (Master) LP, which are funds managed by Pharmakon Advisors, LP (collectively, “Pharmakon”), and the guarantors party to such agreement (the “Loan Agreement”);

▪
our ability to initiate, recruit and enroll patients in and conduct our clinical trials at the pace that we project;

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our ability to obtain and maintain regulatory approval of our product candidates, and any related restrictions, limitations or warnings in the label of any of our product candidates, if approved;

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our reliance on third parties to manufacture drug substance and drug product for use in our clinical trials;

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our ability to retain and recruit key personnel;

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our ability to obtain and maintain adequate intellectual property rights;

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our expectations regarding government and third-party payor coverage and reimbursement;

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the impact of current and future healthcare reforms, including those affecting the delivery of or payment for healthcare products and services;

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our expectations regarding federal, state and foreign regulatory requirements;

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our estimates of our expenses, ongoing losses, capital requirements and our needs for or ability to obtain additional financing, including our planned use of proceeds from this offering, together with the net proceeds from the Concurrent Equity Offering;

S-iv

▪
our existing cash, cash equivalents and short-term investments and the sufficiency of our existing cash and proceeds from future capital-raising efforts, including our planned use of proceeds from this offering, together with the net proceeds from the Concurrent Equity Offering to fund our future operating expenses and capital expenditure requirements;

▪
the potential benefits of strategic collaboration agreements;

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our ability to enter into strategic collaborations or arrangements, including potential business development opportunities and potential licensing partnerships, and our ability to attract collaborators with development, regulatory and commercialization expertise;

▪
sales of our stock by us, our insiders or our stockholders;

▪
our expectations regarding the time during which we will be an emerging growth company and smaller reporting company under the Jumpstart Our Business Startups Act of 2012, as amended;

▪
general economic, industry, geopolitical and market conditions, such as military conflict or war, inflation and financial institution instability, tariffs and other trade measures, or pandemic or epidemic disease outbreaks, many of which are beyond our control;

▪
additions or departures of senior management, directors or key personnel;

▪
our financial performance;

▪
developments and projections relating to our competitors or our industry; and

▪
other risks and uncertainties, including those included in the section titled “Risk Factors” contained in this prospectus supplement.

The forward-looking statements in this prospectus supplement may prove incorrect. These forward-looking statements speak only as of the date of this prospectus supplement and are subject to a number of known and unknown risks, uncertainties and assumptions, including those described under the section titled “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and should not be unduly relied upon. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, these forward-looking statements should not be relied upon as guarantees of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual future results, levels of activity, performance and events and circumstances could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risks and uncertainties may emerge from time to time, and management cannot predict all risks and uncertainties. Except as required by applicable law, we do not undertake to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY
The items in the following summary are described in more detail later in this prospectus supplement and the accompanying prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider before buying the notes. Therefore, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the information in our filings with the SEC incorporated by reference herein and therein and in any related free writing prospectus, before deciding to invest in the notes. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-9 of this prospectus supplement and page 5 of the accompanying prospectus and those risks identified in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q.
Company Overview
We are a clinical stage global biopharmaceutical company committed to being a leader in the development and commercialization of transformative immunology-based therapies for patients in need. With the evolving understanding of the pathogenesis of autoimmune diseases, along with the expansion of promising immunology-based pharmacologic targets, we are building an I&I focused biopharmaceutical company. We are developing product candidates in indications that we estimate have a total addressable market of approximately $50 billion globally. Our core business strategy combines disciplined product candidate acquisition with strategic deployment of internal expertise and effective use of external resources. We leverage our experienced executive management team and our established networks throughout the biopharmaceutical industry to identify, acquire and develop product candidates that we believe can provide superior clinical benefits to patients living with autoimmune diseases.
Our lead I&I product candidate, obexelimab, is a bifunctional monoclonal antibody designed to bind both CD19 and FcγRIIb, which are broadly present across B cell lineage, in order to inhibit the activity of cells that are implicated in many autoimmune diseases without depleting them. Based on existing clinical data generated to date, we believe that targeting B cell lineage via CD19 and FcγRIIb can inhibit B cells and has been shown to be well-tolerated. While anti-CD20 or other anti-CD19 targeting agents may effectively deplete B cells in systemic circulation, these agents do not fully impact B cells in relevant tissue, and the intermittent dosing regimens of these agents may not provide optimal benefits for all patients. In addition, anti-CD20 and other anti-CD19 targeting agents may cause prolonged depletion of circulating B cells for six months or longer, placing patients at higher risk of opportunistic infections and potentially reducing their ability to respond to, and receive full benefit from, vaccines. We believe obexelimab’s mechanism of action and chronic dosing regimen may broadly and effectively address the pathogenic role of B cell lineage in chronic autoimmune disease. Across eight clinical trials, including INDIGO and MoonStone, in which 383 subjects were dosed, obexelimab was well-tolerated and demonstrated clinical activity that we believe provides POC for obexelimab as a B cell inhibitor for the treatment of patients living with certain autoimmune diseases and, together with its mechanism of action, positions obexelimab to be a potentially differentiated B cell therapy for the treatment of such patients.
We believe obexelimab holds the potential to provide meaningful clinical benefit for patients in multiple I&I indications. We are developing obexelimab as a potential I&I franchise for patients in several autoimmune diseases, representing substantial commercial opportunities, individually and in the aggregate. The first three indications we are pursuing include immunoglobulin G4-related disease (“IgG4-RD”) through a registration-directed Phase 3 trial which reported topline data in January 2026, and relapsing multiple sclerosis (“RMS”), through a Phase 2, double-blind, randomized, placebo-controlled trial which reported topline data in October 2025, and systemic lupus erythematosus (“SLE”) through an ongoing Phase 2, double-blind, randomized, placebo-controlled trial for which we expect to report topline results, including biomarker data, in the fourth quarter of 2026. We estimate that the SLE total addressable patient population is approximately 125,000 patients in the United States, representing a potential $8 billion commercial opportunity in the United States alone.
In January 2026, we reported positive results from the Phase 3 trial of obexelimab in patients with IgG4-RD (the “INDIGO”) trial. Obexelimab met the primary endpoint, demonstrating a highly statistically significant and clinically meaningful 56% reduction in the risk of IgG4-RD flare compared to placebo (Hazard Ratio 0.44,

p=0.0005) and also met and demonstrated highly statistically significant activity compared to placebo on all four key secondary endpoints. Obexelimab was well tolerated with a safety profile consistent with that observed in previously completed clinical trials. Based on these results, we plan to submit the obexelimab Biologics License Application (“BLA”) to the U.S. Food and Drug Administration (“FDA”) for the treatment of IgG4-RD in the second quarter of 2026. We estimate that IgG4-RD affects 20,000 to 40,000 patients in the United States, with a similar global prevalence. Of that patient population, we estimate a total addressable patient population of IgG4-RD is approximately 10,000 to 12,000 patients in the United States, representing a potential $3 billion commercial opportunity in the United States alone. We also intend to submit a Marketing Authorization Application (“MAA”) to the European Medicines Agency (“EMA”) in the second half of 2026.
In October 2025, we reported that the Phase 2 trial for RMS (“MoonStone”) met its 12-week primary endpoint, demonstrating a highly statistically significant 95% relative reduction in the cumulative number of new gadolinium-enhancing (“GdE”) T1 hyperintense lesions over week 8 and week 12 compared with placebo (p=0.0009).
In February 2026, we reported the 24-week data from MoonStone trial which confirmed the reductions in total GdE T1 hyperintense lesions observed with obexelimab over weeks 8 and 12 were maintained through week 24; unadjusted mean numbers of new lesions per scan were 0.87 at baseline, 0.08 at week 12 and 0.04 at week 24 for obexelimab indicating a 95% reduction.
In addition to obexelimab, we are developing orelabrutinib, a Bruton’s Tyrosine Kinase inhibitor (“BTK”), for progressive forms of multiple sclerosis. Orelabrutinib is a highly selective and central nervous system (“CNS”)-penetrant, oral small molecule BTK inhibitor. Orelabrutinib is designed to bind irreversibly to BTK with minimal off-target effects, which may potentially reduce certain side effects. We believe orelabrutinib is designed to efficiently cross the blood-brain barrier, reaching therapeutic levels within the CNS to directly target inflammation in diseases like Multiple Sclerosis (“MS”).
We are advancing orelabrutinib in a global, Phase 3, multicenter, randomized, double-blind, placebo-controlled clinical trial in patients with Primary Progressive Multiple Sclerosis (“PPMS”), the (“PriMroSe”) trial, and we plan to initiate a second global, Phase 3, multicenter, randomized, double-blind, placebo-controlled clinical trial evaluating orelabrutinib in patients with non-active Secondary Progressive Multiple Sclerosis (“non active SPMS”), the (“Monarch”) trial in the first quarter of 2026. Based on our statistical analysis for these trials, we estimate that a total of 332 events in the Monarch trial would yield approximately 88% power, and 355 events in the PriMroSe trial would yield approximately 90% power, in each case to detect the superiority of orelabrutinib over placebo.
We also have two early-development product candidates: ZB021 and ZB022. ZB021 is an oral IL-17AA/AF inhibitor designed to block both IL-17AA homodimer and IL-17AF heterodimer signaling. We expect Phase 1 clinical study initiation in 2026.
ZB022 is an oral, brain-penetrant tyrosine kinase 2 (“TYK2”)-JH2 inhibitor, currently in Investigational New Drug (“IND”)-enabling studies. Subject to the results of the IND-enabling studies, we expect to submit an IND application for ZB022, and if cleared, initiate a Phase 1 clinical study in 2026.
In addition, we have two other programs for the potential treatment of other I&I indications that we may continue to advance and ultimately commercialize with partners. These consist of ZB002 (an anti-TNFα monoclonal antibody) and ZB004 (a CTLA-4-Ig fusion). We retain global rights for both assets. In addition, we hold the development and commercialization rights to one regional program, ZB001 (also known as VRDN-001, an insulin-like growth factor-1 receptor (“IGF-1R”) monoclonal antibody and related programs, which were exclusively sublicensed to a partner in greater China.
To date, we have no product candidates approved for commercial sale in any country and have not generated any revenue from product sales.
Recent Developments
Loan Agreement
On March 14, 2026, the Company entered into the Loan Agreement with Pharmakon and the guarantors party thereto. The Loan Agreement provides for up to a $250.0 million Term Loan that matures on March 27,

2031 (the “Term Loan”) and consists of five tranches including (1) a Tranche A Loan of $75.0 million, to be drawn ten business days following the execution of the Loan Agreement, (2) a Tranche B Loan of $50.0 million, which will be required to be drawn (and up to $25.0 million that the Company may elect to draw) by no later than November 1, 2027, subject to the occurrence of the Company’s receipt of approval from the FDA of a BLA for the use of obexelimab for the treatment of IgG4-RD (the “Tranche B/C Approval Condition”), (3) a Tranche C Loan of $25.0 million (less any amounts elected to be (and actually) drawn under the Tranche B Loan in excess of $50.0 million), which will be available at the Company’s election, subject to the occurrence of the Tranche B/C Approval Condition, no later than April 28, 2028, (4) a Tranche D Loan of $50.0 million, which will be available at the Company’s election no later than October 30, 2028, subject to the occurrence of the Tranche B/C Approval Condition and achievement of certain milestones in respect of net sales and (5) a Tranche E Loan of $50.0 million, which will be available at the Company’s election no later than April 30, 2029, subject to the occurrence of the Tranche B/C Approval Condition and achievement of certain milestones in respect of net sales.
The Term Loan bears interest at a rate based upon an annual interest rate of 3-month secured overnight financing rate (subject to a 3.25% floor) plus 5.75%, payable quarterly in arrears; provided that the Company may elect for 100% of the interest for the first 24 months following the Tranche A Loan funding date to be paid-in-kind without an increase in the interest rate.
Concurrent Equity Offering
Concurrently with this offering, we are conducting the Concurrent Equity Offering of 5,000,000 shares of our common stock (or up to 5,750,000 shares of our common stock if the underwriters in the Concurrent Equity Offering exercise their option to purchase additional shares of common stock in full). The Concurrent Equity Offering is being made pursuant to a separate prospectus supplement.
Neither the completion of this offering nor the Concurrent Equity Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Equity Offering does not occur, and vice versa, or neither occurs, or either offering results in lower net proceeds than we currently estimate. The Concurrent Equity Offering may not be completed on the terms described herein, or at all. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Equity Offering. See “Description of the Concurrent Equity Offering” for a summary of the terms of the shares of common stock being offered thereby and a further description of the Concurrent Equity Offering.
Our Corporate Information
We were incorporated in November 2019 as Zenas BioPharma (Cayman) Limited, an exempted company incorporated in the Cayman Islands with limited liability, and commenced operations in 2020. On August 2, 2023, the Company (then known as Zenas BioPharma (Cayman) Limited) de-registered from the Cayman Islands and registered by way of continuation in the state of Delaware. Our principal executive offices are located at 852 Winter Street, Suite 250, Waltham MA 02451, and our telephone number at that address is (857) 271-2954. Our Internet address is www.zenasbio.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.
Implications of Being an Emerging Growth Company and Smaller Reporting Company
We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies, including reduced disclosure about our executive compensation arrangements, exemption from the requirements to hold nonbinding advisory votes on executive compensation and golden parachute payments and exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.
We may take advantage of these exemptions until December 31, 2029 or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company earlier if we have more than $1.235 billion in annual revenue, we have more than $700.0 million in market value of our stock held by non-affiliates (and we have been a public company for at least twelve months and have filed one Annual Report on Form 10-K) or we issue more than $1.0 billion of nonconvertible debt securities over a three year period. For so long as we remain an emerging growth company, we are permitted, and intend, to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. We may choose to take advantage of some, but not all, of the available exemptions.
In addition, the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”) provides that, an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to “opt out” of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will adopt the new or revised standard at the time private companies adopt the new or revised standard and will do so until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company. We may choose to early adopt any new or revised accounting standards whenever such early adoption is permitted. Therefore, the reported results of operations contained in our financial statements may not be directly comparable to those of other public companies.
We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates was less than $700 million and our annual revenue was less than $100.0 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250.0 million or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700.0 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. We may continue to be a smaller reporting company until the fiscal year following the determination that we no longer meet the requirements necessary to be considered a smaller reporting company.

THE OFFERING
The summary below describes the principal terms of the notes. The terms of the notes described below are subject to important limitations and exceptions that are described in more detail under the caption “Description of Notes.” As used in this section, “we,” “our” and “us” refer to Zenas BioPharma, Inc. and not to its subsidiaries.
Issuer
Zenas BioPharma, Inc.
Notes
$200.0 million aggregate principal amount of 2.50% convertible senior notes due 2032 (or $230.0 million aggregate principal amount if the underwriters exercise their over-allotment option in full).
Ranking
The notes will be our general, unsecured, senior obligations and will be:
•
senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the notes;

•
equal in right of payment with our existing and future indebtedness that is not expressly subordinated to the notes;

•
effectively subordinated to our existing and future secured indebtedness, including the secured obligations under the Revenue Participation Right Purchase and Sale Agreement, dated September 2, 2025 (the “Royalty Purchase Agreement”) with Royalty Pharma Investments 2019 ICAV and the Loan Agreement, to the extent of the value of the collateral securing such obligations; and

•
structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our current or future subsidiaries.

As of December 31, 2025, we had no outstanding indebtedness for borrowed money and recorded a $78.6 million long-term liability for obligations pursuant to the Royalty Purchase Agreement. We expect to incur a Tranche A Loan of $75.0 million under the Loan Agreement in March 2026, all of which will be secured indebtedness. As of December 31, 2025, our subsidiaries had $62.7 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with U.S. GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option) and the expected incurrence of the Tranche A Loan under the Loan Agreement, but without giving effect to the use of proceeds from this offering, as of December 31, 2025, the aggregate principal amount of our total indebtedness and royalty obligations would have been $353.6 million.
The indenture governing the notes will not limit the amount of debt or other liabilities that we or our current or future subsidiaries may incur.

Maturity
April 1, 2032, unless earlier converted, redeemed or repurchased.
Interest
2.50% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2026. In addition, special interest will accrue on the notes in the circumstances described under the caption “Description of Notes — Events of Default — Special Interest as Sole Remedy for Certain Reporting Defaults.”
Conversion rights
Noteholders may convert their notes at their option only in the following circumstances:
•
during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on June 30, 2026, if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;

•
during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day;

•
upon the occurrence of certain corporate events or distributions on our common stock, as described in this prospectus supplement;

•
if we call such notes for redemption; and

•
at any time from, and including, January 1, 2032 until the close of business on the scheduled trading day immediately before the maturity date.

We will settle conversions by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate. If we elect to deliver cash or a combination of cash and shares of our common stock, then the consideration due upon conversion will be determined over an observation period consisting of 25 “VWAP trading days” (as defined in this prospectus supplement). The initial conversion rate is 37.7358 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $26.50 per share, and is subject to adjustment as described in this prospectus supplement.
If a “make-whole fundamental change” (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.
See “Description of Notes — Conversion Rights.”

Optional redemption
The notes will be redeemable, in whole or in part (subject to certain limitations described below), at our option at any time, and from time to time, on or after April 8, 2030 and on or before the 26th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice. However, we may not redeem less than all of the outstanding notes unless at least $75.0 million aggregate principal amount of notes are outstanding and not called for redemption as of the time we send the related redemption notice. In addition, calling any note for redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption. See “Description of Notes — Optional Redemption.”
Repurchase at the option of the noteholders after a fundamental change
If a “fundamental change” (as defined in this prospectus supplement) occurs, then, except as described in this prospectus supplement, noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. See “Description of Notes — Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.”
Trustee, paying agent and conversion
agent
U.S. Bank Trust Company, National Association.
Concurrent Equity Offering
Concurrently with this offering, we are offering 5,000,000 shares of our common stock (or up to 5,750,000 shares of our common stock if the underwriters in the Concurrent Equity Offering exercise their option to purchase additional shares of common stock in full). Neither this offering nor the Concurrent Equity Offering is conditioned upon the completion of the other, so it is possible that this offering occurs and the Concurrent Equity Offering does not occur, and vice versa, or neither occurs, or either offering results in lower net proceeds than we currently estimate. The Concurrent Equity Offering may not be completed on the terms described herein, or at all. The Concurrent Equity Offering is being made pursuant to a separate prospectus supplement. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Equity Offering. See “Use of Proceeds” and “Description of the Concurrent Equity Offering.”

No public market
The notes are a new class of securities for which no established trading market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Accordingly, a liquid market for the notes may never develop. Certain of the underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market-making activity at any time without notice in their sole discretion.
Material U.S. federal income tax considerations
For a description of the material U.S. federal income tax considerations of owning, converting and disposing of the notes and owning and disposing of shares of our common stock into which the notes may be converted, see “Material U.S. Federal Income Tax Considerations.”
Use of proceeds
We estimate that the net proceeds to us from this offering will be approximately $193.7 million, or approximately $222.8 million if the underwriters exercise their over-allotment option in full, in each case after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We currently intend to use the net proceeds from this offering, together with the net proceeds from the Concurrent Equity Offering, if consumated, to support the planned U.S. commercial launch of obexelimab for the treatment of IgG4-RD, if approved, and to advance our development pipeline, including funding our ongoing and planned orelabrutinib Phase 3 clinical trials for progressive multiple sclerosis and ZB021 Phase 1 and Phase 2 clinical development, as well as for working capital and other general corporate purposes. See “Use of Proceeds” on page S-18 for additional information.
Risk factors
You should read and consider the information set forth under the heading “Risk Factors” in this prospectus supplement and in the accompanying prospectus, together with the risk factors and cautionary statements described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q, incorporated by reference herein, before deciding to invest in the notes.
The Nasdaq Global Select Market Symbol
Our common stock is listed on The Nasdaq Global Select Market under the symbol “ZBIO.”
Book-entry form
We will initially issue the notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of DTC, without interest coupons, which we will deposit with the trustee as custodian for DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes.
See “Description of Notes — Book Entry, Settlement and Clearance.”

RISK FACTORS
The following risk factors and other information included in this prospectus supplement should be carefully considered. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we presently deem less significant may also impair our business operations. You should carefully consider the risks described below, as well as those contained in the other documents incorporated by reference in this prospectus supplement and accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, before deciding whether to invest in the notes. If any of the following risks occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In any such case, the market or trading price of the notes, or of the underlying common stock, could decline due to any of these risks, and you may lose all or part of your investment.
Risks Relating to this Offering
The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries.
The notes will be our general, unsecured, senior obligations and will rank senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the notes, equal in right of payment with our existing and future indebtedness that is not expressly subordinated to the notes and effectively subordinated to our existing and future secured indebtedness, including the secured obligations under the Royalty Purchase Agreement and the Loan Agreement, to the extent of the value of the collateral securing such obligations. In addition, because none of our subsidiaries will guarantee the notes, the notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our current or future subsidiaries.
As of December 31, 2025, we had no outstanding indebtedness for borrowed money and recorded a $78.6 million long-term liability for obligations pursuant to the Royalty Purchase Agreement. We expect to incur a Tranche A Loan of $75.0 million under the Loan Agreement in March 2026, all of which will be secured indebtedness. As of December 31, 2025, our subsidiaries had $62.7 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with U.S. GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option) and the expected incurrence of the Tranche A Loan under the Loan Agreement, but without giving effect to the use of proceeds from this offering, as of December 31, 2025, the aggregate principal amount of our total indebtedness and royalty obligations would have been $353.6 million.
If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to us, then the holders of any of our secured indebtedness may proceed directly against the assets securing that indebtedness. Accordingly, those assets will not be available to satisfy any outstanding amounts under our unsecured indebtedness, including the notes, unless the secured indebtedness is first paid in full. The remaining assets, if any, would then be allocated pro rata among the holders of our senior, unsecured indebtedness, including the notes. There may be insufficient assets to pay all amounts then due.
If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to any of our current or future subsidiaries, then we, as a direct or indirect common equity owner of any such subsidiary (and, accordingly, holders of our indebtedness, including the notes), will be subject to the prior claims of such subsidiary’s creditors, including trade creditors and preferred equity holders. We may never receive any amounts from such subsidiary to satisfy amounts due under the notes.
The notes are our obligations only and a substantial portion of our operations are conducted through, and a substantial portion of our consolidated assets are held by, our subsidiaries.
The notes are our obligations exclusively and are not guaranteed by any of our operating subsidiaries. A substantial portion of our consolidated assets are held by our subsidiaries. Accordingly, our ability to service our debt, including the notes, depends in part on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.
Our indebtedness and liabilities could limit the cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations and impair our ability to satisfy our obligations under the notes.
We will incur $200.0 million (or, if the underwriters exercise their over-allotment option in full, $230.0 million) principal amount of additional indebtedness as a result of this offering. Following this offering, we may incur additional indebtedness to meet future financing needs. Additionally, we will be liable for the secured obligations pursuant to the Royalty Purchase Agreement and the Loan Agreement. Our indebtedness and liabilities could have significant negative consequences for our security holders and our business, results of operations and financial condition by, among other things:
▪
increasing our vulnerability to adverse economic and industry conditions;

▪
limiting our ability to obtain additional financing on acceptable terms or at all;

▪
requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;

▪
limiting our flexibility to plan for, or react to, changes in our business;

▪
diluting the interests of our existing stockholders as a result of issuing shares of our common stock upon conversion of the notes; and

▪
placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.

Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay amounts due under our indebtedness, including the notes, and our cash needs may increase in the future. In addition, any future indebtedness that we may incur after this offering may contain financial and other restrictive covenants that limit our ability to operate our business, raise capital or make payments under our other indebtedness. If we fail to comply with these covenants or to make payments under our indebtedness when due, then we would be in default under that indebtedness, which could, in turn, result in that and our other indebtedness becoming immediately due and payable in full.
Servicing our Loan Agreement and the notes will require a significant amount of cash, and we may not have sufficient cash flow to pay our debt.
Our ability to make scheduled payments of the principal of, to pay interest on, or to refinance our indebtedness, including the Loan Agreement and the notes, depends on our future performance, which is subject to many factors, including, economic, financial, competitive and others, beyond our control. We do not expect our business to be able to generate cash flow from operations in the foreseeable future sufficient to service our debt and make necessary capital expenditures and we may therefore be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance the Loan Agreement, which matures in 2031, as well as the notes, will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations and limit our flexibility in planning for and reacting to changes in our business.
We may be unable to raise the funds necessary to repurchase the notes for cash following a fundamental change or to pay any cash amounts due upon maturity or conversion of the notes, and our other indebtedness may limit our ability to repurchase the notes or to pay any cash amounts due upon their maturity or conversion.
Noteholders may, subject to a limited exception described in this prospectus supplement, require us to repurchase their notes following a fundamental change at a cash repurchase price generally equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. See “Description of Notes — Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.” Upon maturity of the notes, we must pay their principal amount and accrued and unpaid interest in cash, unless they have been previously converted, redeemed or repurchased. In addition, unless we elect to deliver solely shares of our common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), all conversions of notes will be settled partially or entirely in cash. We may not have enough available cash or be able to obtain financing at the time we are required to repurchase the notes or pay any cash amounts due upon their maturity or conversion. In addition, applicable law, regulatory authorities and the agreements governing our other indebtedness, including the Loan Agreement, may restrict our ability to repurchase the notes or to pay any cash amounts due upon their maturity or conversion. Our failure to repurchase notes or to pay any cash amounts due upon their maturity or conversion when required will constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our other indebtedness, including under the Loan Agreement, which may result in that other indebtedness becoming immediately payable in full after any applicable notice or grace periods. We may not have sufficient funds to satisfy all amounts due under the other indebtedness and the notes.
Not all events that may adversely affect the trading price of the notes and our common stock will result in an adjustment to the conversion rate.
We will adjust the conversion rate of the notes for certain events, including:
▪
certain stock dividends, splits and combinations;

▪
the issuance of certain rights, options or warrants to holders of our common stock;

▪
certain distributions of assets, debt securities, capital stock or other property to holders of our common stock;

▪
cash dividends on our common stock; and

▪
certain tender or exchange offers.

See “Description of Notes — Conversion Rights — Conversion Rate Adjustments.” We are not required to adjust the conversion rate for other events, such as third-party tender offers or an issuance of our common stock (or securities convertible into, or exercisable or exchangeable for, our common stock) for cash, that may adversely affect the trading price of the notes and our common stock. An event may occur that adversely affects the noteholders and the trading price of the notes and the underlying shares of our common stock but that does not result in an adjustment to the conversion rate.
Not all significant restructuring transactions will constitute a fundamental change, in which case you will not have the right to require us to repurchase your notes for cash, or a make-whole fundamental change, in which case you will not be entitled to an increased conversion rate under the make-whole fundamental change provisions of the notes.
If certain corporate events called “fundamental changes” occur, then, subject to a limited exception described in this prospectus supplement, you will have the right to require us to repurchase your notes for cash. See “Description of Notes — Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.” In addition, if a “make-whole fundamental change” occurs, then we will in certain circumstances increase the conversion rate for a specified period of time. See “Description of Notes — Conversion Rights — Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” However, the definitions of “fundamental change” and “make-whole fundamental change” are limited to specific corporate events and do not include all events that may adversely affect our financial condition or the trading price of the notes. For example, a leveraged recapitalization, refinancing, restructuring or acquisition by us may not constitute a fundamental change that would require us to repurchase the notes or a make-whole fundamental change that would result in an increased conversion rate. Nonetheless, these events could significantly increase the amount of our indebtedness, harm any credit rating that we may have at that time or adversely affect our capital structure and the trading price of the notes.
The increase to the conversion rate resulting from a make-whole fundamental change may not adequately compensate noteholders for the lost option value of their notes. In addition, a variety of transactions that do not constitute a make-whole fundamental change may significantly reduce the option value of the notes without a corresponding increase to the conversion rate.
If certain corporate events that constitute a “make-whole fundamental change” occur (including conversions of notes that are called or deemed called for redemption), then we will, in certain circumstances, temporarily increase the conversion rate. See “Description of Notes — Conversion Rights — Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” The amount of the increase to the conversion rate will depend on the date on which the make-whole fundamental change becomes effective and the applicable “stock price.” While the increase to the conversion rate is designed to compensate noteholders for the lost option value of their notes resulting from a make-whole fundamental change (including an optional redemption of their notes), the increase is only an approximation and may not adequately compensate noteholders for the loss in option value. In addition, if the applicable “stock price” is greater than $160.00 per share of common stock or less than $20.00 per share of common stock (in each case, subject to adjustment), then we will not increase the conversion rate for the make-whole fundamental change. Moreover, we will not increase the conversion rate pursuant to these provisions to an amount that exceeds 50.0000 shares of our common stock per $1,000 principal amount of notes, subject to adjustment.
Furthermore, the definition of make-whole fundamental change is limited to certain specific transactions. Accordingly, the make-whole fundamental change provisions of the indenture will not protect noteholders from other transactions that could significantly reduce the option value of the notes. For example, a spin-off or sale of a subsidiary or business division with volatile earnings, or a change in our line of business, could significantly affect the trading characteristics of our common stock and reduce the option value of the notes without constituting a make-whole fundamental change that results in a temporary increase to the conversion rate.
In addition, our obligation to increase the conversion rate in connection with a make-whole fundamental change (including for notes converted in connection with a redemption) could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.
There is currently no trading market for the notes. If an active trading market for the notes does not develop, then noteholders may be unable to sell their notes at desired times or prices, or at all.
The notes are a new class of securities for which no established trading market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Although certain of the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making activity at any time without notice in their sole discretion. Accordingly, an active market for the notes may never develop, and, even if one develops, it may not be maintained. If an active trading market for the notes does not develop or is not maintained, then the market price and liquidity of the notes may be adversely affected and noteholders may not be able to sell their notes at desired times or prices, or at all.
The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the trading price and volatility of our common stock, prevailing interest rates, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market. Many of these factors are beyond our control. Historically, the market for convertible debt has been volatile. Market volatility could significantly harm the market for the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.
The trading price of our common stock, the condition of the financial markets, prevailing interest rates and other factors could significantly affect the trading price of the notes.
We expect that the trading price of our common stock will significantly affect the trading price of the notes, which could result in greater volatility in the trading price of the notes than would be expected for non-convertible securities. The trading price of our common stock will likely continue to fluctuate in response to the factors described or referred to elsewhere in this section and under the caption “Cautionary Note Regarding Forward-Looking Statements,” among others, many of which are beyond our control.
In addition, the condition of the financial markets and changes in prevailing interest rates can have an adverse effect on the trading price of the notes. For example, prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, and we would expect an increase in prevailing interest rates to depress the trading price of the notes. An increase in short- or long-term interest rates, including as a result of a rise in actual or expected inflation, could cause the trading price of the notes to fall significantly.
The issuance or sale of shares of our common stock, including sales made pursuant to the Concurrent Equity Offering, or rights to acquire shares of our common stock, could depress the trading price of our common stock and the notes.
We may conduct future offerings of common stock, preferred stock or other securities that are convertible into, or exercisable or exchangeable for, our common stock to finance our operations or fund acquisitions, or for other purposes. As of December 31, 2025, we had (i) 431,863 and 773,122 shares of our common stock reserved and available for issuance pursuant to our 2024 Equity Incentive Plan (the “2024 Plan”) and 2024 Employee Stock Purchase Plan (the “2024 ESPP”), which reserve increased to 3,156,138 and 1,317,977 effective January 1, 2026, respectively; (ii) up to 599,675 shares of our common stock subject to outstanding and unvested restricted stock units; and (iii) 10,675,615 shares of our common stock issuable upon the exercise of outstanding options. On December 10, 2025, we adopted the 2026 Inducement Plan (the “2026 Plan”), pursuant to which 1,000,000 shares of our common stock have been reserved and available for issuance pursuant to such plan. In addition, since December 31, 2025, we have issued 2,827,723 shares of our common stock under our sales agreement with Jefferies LLC (the “Sales Agreement”), and approximately $96.8 million of shares of common stock remains available for sale under the Sales Agreement. Further, pursuant to our License Agreement with InnoCare Pharma Inc., we have agreed to issue 2,000,000 shares of common stock upon the earlier of (i) our initiation of a Phase 3 clinical trial for orelabrutinib in any indication other than PPMS, and (ii) March 31, 2026, upon the occurrence of certain specified events. Concurrently with this offering, we are offering 5,000,000 shares of our common stock (or up to 5,750,000 shares of our common stock if the underwriters in the Concurrent Equity Offering exercise their option to purchase additional shares of common stock) in the Concurrent Equity Offering in full. The indenture for the notes will not restrict our ability to issue additional equity securities in the future. If we issue additional shares of our common stock or rights to acquire shares of our common stock, if any of our existing stockholders sells a substantial amount of our common stock, or if the market perceives that such issuances or sales may occur, then the trading price of our common stock and, accordingly, the notes may significantly decline. In addition, our issuance of additional shares of common stock will dilute the ownership interests of our existing common stockholders, including noteholders who have received shares of our common stock upon conversion of their notes.
We will make only very limited covenants in the indenture, and these limited covenants may not protect your investment.
Many debt instruments contain provisions that are designed to restrict the borrower’s activities and operations in a manner that is designed to preserve the borrower’s ability to make payments on the related indebtedness when due. These provisions include financial and operating covenants, and restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the borrower or any of its subsidiaries. The indenture for the notes will not contain any of these covenants or restrictions or otherwise place any meaningful restrictions on our ability to operate our business as management deems appropriate. As a result, your investment in the notes may not be as protected as an investment in an instrument that contains some or all of these types of covenants and restrictions.
Regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the notes and the ability of investors to implement a convertible note arbitrage trading strategy.
We expect that many investors in the notes, including potential purchasers of the notes from investors in this offering, will seek to employ a convertible note arbitrage strategy with respect to the notes. Under this strategy, investors typically short sell a certain number of shares of our common stock and adjust their short position over time while they continue to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of, or in addition to, short selling shares of our common stock.
The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock) and securities convertible or exchangeable for equity securities (including the notes). These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc., and the national securities exchanges of a “limit up-limit down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, borrow our common stock or enter into equity swaps on our common stock could adversely affect the trading price of, and the liquidity of the market for, the notes.
In addition, the liquidity of the market for our common stock and other market conditions could deteriorate, which could reduce, or eliminate entirely, the number of shares available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our common stock with a note investor. These and other market events could make implementing a convertible note arbitrage strategy prohibitively expensive or infeasible. If investors in this offering or potential purchasers of the notes that seek to employ a convertible note arbitrage strategy are unable to do so on commercial terms, or at all, then the trading price of, and the liquidity of the market for, the notes may significantly decline.
You may be subject to tax if we adjust, or fail to adjust, the conversion rate of the notes, even though you do not receive a corresponding cash or property distribution.
The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends on our common stock. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a distribution of money or other property, you generally will be deemed, for U.S. federal income tax purposes, to have received a distribution, which may be treated as a taxable dividend to the extent of our current or accumulated earnings and profits, without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs prior to the maturity date, under some circumstances, we will increase the conversion rate for notes converted in connection with that make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Material U.S. Federal Income Tax Considerations — Consequences to U.S. Holders — Constructive Distributions.”
If you are a non-U.S. holder (as defined in “Material U.S. Federal Income Tax Considerations”), any deemed dividend would generally be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Any U.S. federal withholding tax or backup withholding may be withheld from or set off against payments on the notes (or, in certain circumstances, from the issuance of shares of common stock upon a conversion of the notes) or our common stock owned by you or from any proceeds of any subsequent sale, exchange or other disposition of such note (including the retirement of such note) or such common stock by you or from your other funds or assets. See “Material U.S. Federal Income Tax Considerations — Consequences to Non-U.S. Holders — Dividends and Constructive Distributions.”
A rating agency may not rate the notes or may assign a rating that is lower than expected.
We do not intend to seek to have the notes rated by any rating agency. However, if one or more rating agencies rate the notes and assign a rating that is lower than the rating that investors expect, or reduce their rating in the future, then the trading price of our common stock and the notes could significantly decline.
In addition, market perceptions of our creditworthiness will directly affect the trading price of the notes. Accordingly, if a ratings agency rates any of our indebtedness in the future or downgrades or withdraws the rating, or puts us on credit watch, then the trading price of the notes will likely decline.
Provisions in the indenture could delay or prevent an otherwise beneficial takeover of us.
Certain provisions in the notes and the indenture could make a third-party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a fundamental change, then, except as described in this prospectus supplement, noteholders will have the right to require us to repurchase their notes for cash. In addition, if a takeover constitutes a make-whole fundamental change, then we may be required to temporarily increase the conversion rate. In either case, and in other cases, our obligations under the notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that noteholders or holders of our common stock may view as favorable.
You may be unable to convert your notes before January 1, 2032, and the trading price of the notes could be less than the value of the consideration into which they could otherwise be converted.
Before January 1, 2032, you may convert your notes only if specific conditions are met. If these conditions are not met, then you will not be able to convert your notes and receive the cash, shares of our common stock or combination of cash and shares, as applicable, into which the notes would otherwise be convertible. As a result, the notes may trade at prices that are less than the value of the consideration into which they would otherwise be convertible.

The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and results of operations.
In the event the conditional conversion feature of the notes is triggered, noteholders will be entitled to convert the notes at any time during specified periods at their option. If one or more noteholders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if noteholders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.
Fluctuations in the trading price of our common stock after you elect to convert your notes may cause you to receive less valuable consideration than expected.
We will generally have the right to settle conversions in cash, shares of our common stock or a combination of cash and shares. If we elect to settle conversions solely in cash or in a combination of cash and shares, then the consideration due upon conversion of any note will be determined based on the volume-weighted average price of our common stock during the related “observation period,” which is defined under the caption “Description of Notes — Definitions” and will consist of 25 “VWAP trading days.” Except in certain circumstances, the observation period will begin after the related conversion date. Accordingly, a considerable amount of time may lapse between the time you elect to convert your notes and the time you receive the consideration due upon conversion, and if the trading price of our common stock declines during this time, then you may receive less consideration, or consideration that is less valuable, than expected.
Your investment in the notes may be harmed if we redeem the notes.
We will have the right to redeem the notes, in whole or in part, in certain circumstances on or after April 8, 2030 and on or before the 26th scheduled trading day immediately before the maturity date. See “Description of Notes — Optional Redemption.” If we redeem your notes, then the cash comprising the redemption price, in the case of a redemption, or the applicable conversion consideration, in the case of a conversion in connection with a redemption, in either case, may not fully compensate you for any future interest payments that you would have otherwise received or for any other lost time value of your notes. In addition, if we redeem your notes, you may not be entitled to benefit from potential future appreciation in the trading price of our common stock, and you may be unable to reinvest any proceeds from the redemption in comparable investments at favorable interest rates. In addition, a redemption of less than all of the outstanding notes will likely harm the liquidity of the market for the unredeemed notes following the redemption. Accordingly, if your notes are not redeemed in a partial redemption, then you may be unable to sell your notes at the times you desire or at favorable prices, if at all, and the trading price of your notes may decline.
The accounting method for the notes could adversely affect our reported financial condition and results.
The accounting method for reflecting the notes on our balance sheet, accruing interest expense for the notes and reflecting the underlying shares of our common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.
In accordance with applicable accounting standards, we expect that the notes we are offering will be reflected as a liability on our balance sheets, with the initial carrying amount equal to the principal amount of the notes, net of issuance costs. The issuance costs will be treated as a debt discount for accounting purposes, which will be amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported income.
In addition, we expect that the shares of our common stock underlying the notes will be reflected in our diluted earnings per share using the “if converted” method. Under that method, if the conversion value of the notes exceeds their principal amount for a reporting period, then we will calculate our diluted earnings per share assuming that all of the notes were converted at the beginning of the reporting period and that we issued shares of our common stock to settle the excess. The after-tax interest expense associated with the notes will not be added back to the numerator of the diluted earnings per share calculation for these purposes. However, if reflecting the notes in diluted earnings per share in this manner is anti-dilutive, or if the conversion value of the notes does not exceed their principal amount for a reporting period, then the shares of our common stock underlying the notes will not be reflected in our diluted earnings per share. The application of the if-converted method may reduce our reported diluted earnings per share, and accounting standards may change in the future in a manner that may adversely affect our diluted earnings per share.
Furthermore, if any of the conditions to the convertibility of the notes is satisfied, then we may be required under applicable accounting standards to reclassify the liability carrying value of the notes as a current, rather than a long-term, liability. This reclassification could be required even if no noteholders convert their notes and could materially reduce our reported working capital.
We have not reached a final determination regarding the accounting treatment for the notes nor the application of the if-converted method, and the description above is preliminary. Accordingly, we may account for the notes and calculate diluted earnings per share in a manner that is significantly different than described above.
Conversions of the notes could impair our financial position and liquidity.
Unless we elect to deliver solely shares of our common stock to settle conversions of the notes (other than paying cash in lieu of delivering any fractional share), we must settle at least a portion of our conversion obligation in cash, and therefore, conversions of the notes could materially and adversely affect our financial position and liquidity. Before January 1, 2032, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after January 1, 2032, noteholders may convert their notes at any time at their election until the close of business on the scheduled trading day immediately before the maturity date. See “Description of Notes — Conversion Rights.” However, many of the conditions that permit the conversion of notes before January 1, 2032 are beyond our control. We could be required to expend a significant amount of cash to settle conversions, which could significantly harm our financial position and liquidity.
Because the notes will initially be held in book-entry form, noteholders must rely on DTC’s procedures to receive communications relating to the notes and exercise their rights and remedies.
We will initially issue the notes in the form of one or more “global notes” registered in the name of Cede & Co, as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes — Book Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the notes. Instead, DTC or its nominee will be the sole holder of the notes. Payments of principal, interest and other amounts on global notes will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global notes and that those participants will credit the payments to indirect DTC participants. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from noteholders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis. In addition, notices and other communications relating to global notes will be sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants. However, we can make no assurance that you timely receive any such communications.
Holding notes will not, in itself, confer any rights with respect to our common stock.
Noteholders will generally not be entitled to any rights with respect to our common stock (including voting rights and rights to receive any dividends or other distributions on our common stock). However, noteholders will be subject to all changes affecting our common stock to the extent the trading price of the notes depends on the market price of our common stock and to the extent they receive shares of our common stock upon conversion of their notes. For example, if we propose an amendment to our charter documents that requires stockholder approval, then a noteholder will not, as such, be entitled to vote on the amendment, although the noteholder will be subject to any changes implemented by that amendment in the powers, preferences or special rights of our common stock.

This offering is not contingent on the consummation of any other financing, including the Concurrent Equity Offering.
We currently intend to use the net proceeds of this offering, together with the proceeds from the Concurrent Equity Offering, as described in “Use of Proceeds” herein. However, neither the completion of this offering nor of the Concurrent Equity Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Equity Offering does not occur, and vice versa, or neither occurs, or either offering results in lower net proceeds than we currently estimate. The Concurrent Equity Offering may not be completed on the terms described herein, or at all. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Equity Offering.
We have broad discretion as to the use of proceeds from this offering and may not use the proceeds effectively.
Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of the notes and our common stock to decline.

USE OF PROCEEDS
We estimate that we will receive net proceeds from this offering of approximately $193.7 million (or approximately $222.8 million if the underwriters exercise their over-allotment option in full), in each case after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We estimate that we will receive net proceeds of approximately $93.7 million from the Concurrent Equity Offering, if it is consummated, or approximately $107.8 million if the underwriters in the Concurrent Equity Offering exercise their option to purchase additional shares of our common stock in full, after deducting the underwriting discounts and estimated offering expenses payable by us. However, neither the completion of this offering nor of the Concurrent Equity Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Equity Offering does not occur, and vice versa, or neither occurs, or either offering results in lower net proceeds than we currently estimate. The Concurrent Equity Offering may not be completed on the terms described herein, or at all.
Based on our current operating plans, we believe that the anticipated net proceeds from this offering, together with the net proceeds from the Concurrent Equity Offering, our available cash, cash equivalents and investments, as of December 31, 2025, the $71.5 million of net proceeds received to date in the first quarter of 2026 from sales under our ATM Program and proceeds of $75.0 million from the first tranche under the Loan Agreement, will be sufficient to fund our operating and capital expenditures into the third quarter of 2028.
We currently intend to use the net proceeds of this offering, together with the net proceeds from the Concurrent Equity Offering to support the planned U.S. commercial launch of obexelimab for the treatment of IgG4-RD, if approved, and to advance our development pipeline, including funding our ongoing and planned orelabrutinib Phase 3 clinical trials for progressive multiple sclerosis and ZB021 Phase 1 and Phase 2 clinical development, as well as for working capital and other general corporate purposes.
We do not anticipate that the expected net proceeds from this offering, together with the net proceeds from the Concurrent Equity Offering together with our existing current cash, cash equivalents and short-term investments, will be sufficient for us to fund all of our product candidates through regulatory approval, and we will need to raise substantial additional capital to complete the development and commercialization of our product candidates. We may satisfy our future cash needs through the sale of equity securities, debt financings, working capital lines of credit, corporate collaborations or license agreements, grant funding, interest income earned on invested cash balances or a combination of one or more of these sources.
Our expected use of net proceeds from this offering, together with the net proceeds from the Concurrent Equity Offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of this offering and the Concurrent Equity Offering or the actual amounts that we will spend on the uses set forth above.
Our management will have broad discretion in the application of the net proceeds from this offering, and the Concurrent Equity Offering and investors will be relying on the judgment of our management regarding the application of those net proceeds. The timing and amount of our actual expenditures will be based on many factors, including the anticipated growth of our business, and we may find it necessary or advisable to use the net proceeds for other purposes. Pending the uses described above, we plan to invest the net proceeds from this offering in treasury bills, corporate bonds, commercial paper, term deposits, bankers acceptances or deposit-based investments including, but not limited to, interest savings accounts.

CAPITALIZATION
The following table presents our cash, cash equivalents and short-term investments and our capitalization as of December 31, 2025:
▪
on an actual basis; and

▪
on an as adjusted basis to give effect to (i) the issuance and sale of $200.0 million aggregate principal amount of the notes we are offering (assuming the underwriters do not exercise their over-allotment option), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us but without giving effect to the expected use of proceeds from this offering, (ii) the completion of the Concurrent Equity Offering (assuming no exercise of the option of the underwriters to purchase additional shares of our common stock) at a public offering price of $20.00 per share, and (iii) the expected incurrence of the Tranche A Loan under the Loan Agreement in March 2026.

This table should be read in conjunction with the other information included or incorporated by reference in this prospectus supplement, including our condensed financial statements and related notes. Because the completion of this offering is not contingent on the completion of the Concurrent Equity Offering, you should not assume that the Concurrent Equity Offering, as reflected in the as adjusted column in the table below, will take place.
	As of December 31, 2025
(in thousands, except share and per share data)	Actual	As adjusted
Cash, cash equivalents and investments	$360,464	$722,914
Long-term debt:
Royalty obligation	78,636	78,636
% Convertible Senior Notes due 2032 offered hereby	—	200,000
Loan Agreement	—	75,000
Total long-term debt(1)	$78,636	$353,636
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 25,000,000 shares authorized; no shares issued or outstanding as of December 31, 2025	$—	$—
Common stock, $0.0001 par value per share; 175,000,000 shares authorized; 54,485,518 shares issued and outstanding as of December 31, 2025(2)	5	6
Additional paid-in capital	1,007,331	1,101,055
Accumulated other comprehensive (loss) income	(64)	(64)
Accumulated deficit	(765,128)	(765,128)
Total stockholders’ equity	$242,144	$335,869
Total capitalization	$320,780	$689,505

(1)
The amounts shown in the table above for the notes we are offering represent their principal amount. However, while we have not reached a final determination regarding the accounting treatment for the notes, we expect that the initial liability carrying amount of the notes for accounting purposes will be recorded net of issuance costs, which will be treated as a debt discount for accounting purposes and amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported net income or larger reported net loss.

(2)
Based on 54,485,518 shares of our common stock outstanding as of December 31, 2025 and which, except as noted otherwise, excludes the following:

▪
any shares of our common stock that may be issuable upon conversion of the notes being offered by us in this offering;

▪
any shares of our common stock that may be issued by us in the Concurrent Equity Offering;

▪
10,675,615 shares of our common stock issuable upon the exercise of options to purchase shares of our common stock outstanding as of December 31, 2025, with a weighted-average exercise price of $13.46 per share;

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371,400 shares of our common stock issuable upon the exercise of stock options granted after December 31, 2025, with a weighted-average exercise price of $22.68 per share;

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599,675 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of December 31, 2025;

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87,075 shares of our common stock issuable upon the vesting of restricted stock units granted after December 31, 2025;

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431,863 shares of our common stock reserved for issuance pursuant to future equity awards under our 2024 Plan, which increased to 3,156,138 effective January 1, 2026, as well as any future increases in the number of shares of our common stock reserved for future issuance under the 2024 Plan;

▪
1,000,000 shares of our common stock reserved for issuance pursuant to future equity awards under our 2026 Plan, as well as any future increases in the number of shares of our common stock reserved for future issuance under the 2026 Plan;

▪
773,122 shares of our common stock reserved for future issuance under our 2024 ESPP, which increased to 1,317,977 effective January 1, 2026, as well as any future increases in the number of shares of our common stock reserved for future issuance under the 2024 ESPP;

▪
2,827,723 shares of our common stock issued after December 31, 2025 under our at-the-market (“ATM”) equity offering; and

▪
2,000,000 shares of Common Stock issuable to InnoCare Pharma Limited (“InnoCare”) as partial consideration pursuant to that certain license agreement between InnoCare and the Company, dated October 7, 2025.

DESCRIPTION OF NOTES
We will issue the notes under an indenture (the “base indenture”), to be dated as of the initial closing date of this offering, between us and U.S. Bank Trust Company, National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture (the base indenture, as so supplemented, the “indenture”), to be dated as of the initial closing date of this offering, between us and the trustee.
The following is a summary of certain provisions of the notes and the indenture. It is only a summary and is not complete. We qualify this summary by referring you to the indenture and the notes, because they, and not this summary, define your rights as a holder of the notes. We will provide you with a copy of the indenture, which includes the form of the notes, as provided under the caption “Where You Can Find Additional Information.” In addition, the indenture and the notes will be deemed to include certain terms that are made a part of the indenture and the notes pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
This “Description of Notes” section supplements and, to the extent inconsistent therewith, supersedes the information in the accompanying prospectus under the caption “Description of Debt Securities.”
Certain terms used in this summary are defined below under the caption “— Definitions.” Certain other terms used in this summary are defined in the indenture.
In this section, references to (i) “we,” “us” and “our” refer to Zenas BioPharma, Inc. only and not to any of its subsidiaries; and (ii) any “note” refers to any authorized denomination of a note, unless the context requires otherwise. For purposes of the description below, the term “including” means “including without limitation.”
Generally
The notes will:
▪
be our general unsecured, senior obligations;

▪
initially be limited to an aggregate principal amount of $200.0 million (or $230.0 million, if the underwriters’ over-allotment option is exercised in full);

▪
bear cash interest from, and including, March 31, 2026, at an annual rate of 2.50%, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2026;

▪
bear special interest in the circumstances described below under the caption “— Events of Default — Special Interest as Sole Remedy for Certain Reporting Defaults”;

▪
mature on April 1, 2032, unless earlier converted, redeemed or repurchased;

▪
be redeemable, in whole or in part (subject to certain limitations), at our option, at any time, and from time to time, on or after April 8, 2030 and on or before the 26th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of noteholders on a “regular record date” (as defined below under the caption “— Interest”) to receive the related interest payment), but only if certain conditions are satisfied, as described below under the caption “— Optional Redemption”;

▪
be subject to repurchase by us at the noteholders’ option if a “fundamental change” (as defined below under the caption “— Definitions”) occurs, at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (subject to the right of noteholders on a regular record date to receive the related interest payment), as described, and subject to the limited exception set forth, below under the caption “— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”;

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be convertible, at the noteholders’ option, into cash, shares of our common stock, par value $0.0001 per share (subject to the provisions described below under the caption “— Conversion Rights — Effect of Common Stock Change Event,” our “common stock”), or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share, if applicable), at our election, based on an initial conversion rate of 37.7358 shares of our common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $26.50 per share of our common stock), under the conditions, and subject to the adjustments, described below under the caption “— Conversion Rights”;
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be issued in principal amount denominations of $1,000 or any integral multiple of $1,000 in excess thereof, which we refer to as an “authorized denomination”; and

▪
initially be represented by one or more registered notes in global form, but may, in certain circumstances, be exchanged for notes in definitive form, as described below under the caption “— Book Entry, Settlement and Clearance.”

The indenture will not contain any financial covenants and will not limit us or our subsidiaries from incurring additional indebtedness, paying dividends or issuing or repurchasing any securities. Except to the extent described below under the captions “— Conversion Rights — Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” “— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes” and “— Consolidation, Merger and Asset Sale,” the indenture will not contain any provisions designed to protect noteholders upon a highly leveraged transaction involving us or a decline in our credit rating as a result of a recapitalization, takeover, highly leveraged transaction or other restructuring involving us.
Without the consent of any noteholder, we may issue additional notes under the indenture with the same terms as the notes we are offering (except for certain differences, such as the date as of which interest begins to accrue and the first interest payment date for such additional notes). However, such additional notes (and any notes that have been resold after they have been purchased or otherwise acquired by us or our subsidiaries) must be identified by one or more separate CUSIP numbers or by no CUSIP number if they are not fungible, for U.S. federal income tax purposes, for federal securities laws purposes or for purposes of the “depositary procedures” (as defined below under the caption “— Definitions”), with the notes offered hereby or, if applicable, any other notes we issue under the indenture.
We do not intend to list the notes on any securities exchange or include them in any automated inter-dealer quotation system.
Absent manifest error, a person in whose name a note is registered on the registrar’s books will be considered to be the holder of that note for all purposes, and only registered noteholders (which, in the case of notes held through DTC, will initially be DTC’s nominee, Cede & Co.) will have rights under the indenture as noteholders.
Subject to applicable law, we or our subsidiaries may directly or indirectly repurchase notes in the open market or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives. Any notes that we or our subsidiaries have purchased or otherwise acquired will be deemed to remain outstanding until such time as we deliver them to the trustee for cancellation. However, subject to the terms of the indenture, notes that we or any of our affiliates own will be deemed not to be outstanding for purposes of determining whether the noteholders have concurred in any direction, waiver or consent.
Payments on the Notes
We will pay (or cause the paying agent to pay) the principal of, and interest on, any global note by wire transfer of immediately available funds. We will pay (or cause the paying agent to pay) the principal of, and interest on, any physical note as follows:
▪
if the principal amount of such note is at least $2.0 million (or such lower amount as we may choose in our sole and absolute discretion) and the holder of such note entitled to such payment has delivered to the paying agent or the trustee, no later than the time set forth below, a written request to receive payment by wire transfer to an account of such holder within the United States specified in such request, by wire transfer of immediately available funds to such account; and

▪
in all other cases, by check mailed to the address of such holder set forth in the note register.

To be timely, a written request referred to in the first bullet point above must be delivered no later than the “close of business” (as defined below under the caption “— Definitions”) on the following date: (i) with respect to the payment of any interest due on an interest payment date, the immediately preceding regular record date; (ii) with respect to any cash conversion consideration, the relevant conversion date; and (iii) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.
If the due date for a payment on a note is not a “business day” (as defined below under the caption “— Definitions”), then such payment may be made on the immediately following business day with the same force and effect as if such payment were made on that due date, and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “business day.”
Registrar, Paying Agent and Conversion Agent
We will maintain one or more offices or agencies in the continental United States where notes may be presented for registration of transfer or for exchange, payment and conversion, which we refer to as the “registrar,” “paying agent” and “conversion agent,” respectively. We have appointed the trustee as the initial registrar, paying agent and conversion agent and its office in the United States as a place where notes may be presented for payment. However, without prior notice to the noteholders, we may change the registrar, paying agent and conversion agent and we or any of our subsidiaries may choose to act in that capacity as well (except that the registrar, paying agent or conversion agent with respect to any global note must at all times be a person that is eligible to act in that capacity under the depositary procedures).
Transfers and Exchanges
For purposes of the notes, the description below under this section titled “— Transfers and Exchanges” supersedes, in its entirety, the information in the accompanying prospectus under the captions “Description of Debt Securities — Transfer and Exchange,” and “Description of Debt Securities — Certificated Debt Securities.”
A noteholder may transfer or exchange its notes at the office of the registrar in accordance with the indenture. We, the trustee and the registrar may require the noteholder to, among other things, deliver appropriate endorsements or transfer instruments, and such certificates or other documentation or evidence as we or they may reasonably require to determine that such transfer or exchange complies with applicable securities laws.
In addition, we, the trustee and the registrar may refuse to register the transfer or exchange of any note that is subject to conversion, redemption or required repurchase.
We have appointed the trustee’s office in the United States as a place where notes may be presented for registration of transfer or for exchange. However, we may change the registrar or act as the registrar ourselves without prior notice to the noteholders.
Interest
The notes will bear cash interest at an annual rate of 2.50% (which we refer to as the “stated interest”), payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2026 to the noteholders of record of the notes as of the close of business on the immediately preceding March 15 and September 15, respectively (whether or not a business day) (each, a “regular record date”). Interest will accrue from, and including, the last date to which interest has been paid or duly provided for (or, if no interest has been paid or duly provided for, from, and including, the date the notes are initially issued) to, but excluding, the next interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
In addition to the stated interest on the notes referred to above, special interest will accrue on the notes in the circumstances described below under the caption “— Events of Default — Special Interest as Sole Remedy for Certain Reporting Defaults.” All references in this prospectus supplement to interest on the notes include any special interest and default interest (as described below under the caption “— Events of Default — Default Interest”) payable on the notes, unless the context requires otherwise.
If the first date on which any special interest begins to accrue on any global note is on or after the fifth business day before a regular record date and before the next interest payment date, then, notwithstanding anything to the contrary, the amount thereof accruing in respect of the period from, and including, such first date to, but excluding, such interest payment date will not be payable on such interest payment date but will instead be deemed to accrue (without duplication) entirely on such interest payment date and be payable on the immediately succeeding interest payment date (and, for the avoidance of doubt, no interest will accrue as a result of the related delay).
Ranking
The notes will be our general, unsecured, senior obligations and will be:
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senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the notes;

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equal in right of payment with our existing and future indebtedness that is not expressly subordinated to the notes;

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effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing such obligations; and

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structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our current or future subsidiaries.

The indenture will not prohibit us from incurring additional indebtedness, including secured indebtedness, which would be effectively senior to the notes to the extent of the value of the collateral securing that indebtedness, or indebtedness that would rank equal in right of payment with the notes. The indenture will also not prohibit our subsidiaries from incurring any additional indebtedness or other liabilities that would be structurally senior to our obligations under the notes.
In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure any indebtedness will not be available to make payments under the notes unless all of that indebtedness is first paid in full. In the event of the bankruptcy, liquidation, reorganization or other winding up of any of our subsidiaries, we, as a “common equity” (as defined below under the caption “— Definitions”) holder of that subsidiary, and, therefore, the noteholders, will rank behind that subsidiary’s creditors, including that subsidiary’s trade creditors, and (to the extent we are not a holder thereof) that subsidiary’s preferred equity holders. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be effectively subordinated to any security interest of others in the assets of that subsidiary, to the extent of the value of those assets, and would be subordinated to any indebtedness of that subsidiary that is senior in right of payment to that held by us.
Our subsidiaries will have no obligations under the notes. The ability of our subsidiaries to pay dividends or make other payments to us is restricted by, among other things, corporate and other laws and by agreements to which our subsidiaries may become a party. Accordingly, we may be unable to gain access to the cash flow or assets of our subsidiaries to enable us to make payments on the notes.
As of December 31, 2025, we had no outstanding indebtedness for borrowed money and recorded a $78.6 million long-term liability for obligations pursuant to the Royalty Purchase Agreement. We expect to incur a Tranche A Loan of $75.0 million under the Loan Agreement in March 2026, all of which will be secured indebtedness. As of December 31, 2025, our subsidiaries had $62.7 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with U.S. GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option) and the expected incurrence of the Tranche A Loan under the Loan Agreement, but without giving effect to the use of proceeds from this offering, as of December 31, 2025, the aggregate principal amount of our total indebtedness and royalty obligations would have been $353.6 million.
See “Risk Factors — The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries.”

Optional Redemption
We may not redeem the notes at our option at any time before April 8, 2030. Subject to the terms of the indenture, we have the right, at our election, to redeem all, or any portion (subject to the partial redemption limitation described below) in an authorized denomination, of the notes, at any time, and from time to time, on a redemption date on or after April 8, 2030 and on or before the 26th “scheduled trading day” (as defined below under the caption “— Definitions”) immediately before the maturity date, for cash, but only if the “last reported sale price” (as defined below under the caption “— Definitions”) per share of our common stock exceeds 130% of the “conversion price” (as defined below under the caption “— Definitions”) on (i) each of at least 20 “trading days” (as defined below under the caption “— Definitions”), whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send such redemption notice; and (ii) the trading day immediately before the date we send such notice. However, we will not call less than all of the outstanding notes for redemption unless the excess of the principal amount of notes outstanding as of the time we send the related redemption notice over the aggregate principal amount of notes set forth in such redemption notice as being subject to redemption is at least $75.0 million (such requirement, the “partial redemption limitation”). In addition, calling any note for redemption will constitute a “make-whole fundamental change” (as defined below under the caption “— Definitions”) with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption. If we elect to redeem less than all of the outstanding notes, then the redemption will not constitute a make-whole fundamental change with respect to the notes not called for redemption, and holders of the notes not called for redemption will not be entitled to an increased conversion rate for such notes as described above on account of the redemption, except to the limited extent described further below.
The redemption date will be a date of our choosing that is no more than 50, nor less than 30, scheduled trading days after the date we send the related redemption notice, as described below that is, as of the redemption notice date, scheduled to be a business day. However, if, in accordance with the provisions described below under the caption “— Conversion Rights — Settlement upon Conversion — Settlement Method,” we elect to settle all conversions for notes called for redemption with a conversion date that occurs during the related make-whole fundamental change conversion period by physical settlement, then we may instead elect to choose a redemption date that is a business day no more than 50 scheduled trading days, nor less than 15 calendar days, after the date we send such redemption notice.
The redemption price for any note called for redemption will be the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the redemption date. However, if the redemption date is after a regular record date and on or before the next interest payment date, then (i) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such redemption, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and (ii) the redemption price will not include accrued and unpaid interest on such note to, but excluding, such redemption date.
We will send to each applicable noteholder, the trustee, the conversion agent (if other than the trustee) and the paying agent (if other than the trustee) notice of the redemption containing certain information set forth in the indenture, including the redemption price and the redemption date.
If only a portion of a note is subject to redemption and that note is converted in part, then the converted portion of that note will be deemed to be from the portion of that note that was subject to redemption, subject to, in the case of any global note, applicable DTC procedures.
If we elect to redeem fewer than all of the outstanding notes, and the holder of any note, or any owner of a beneficial interest in any global note, is reasonably not able to determine, before the close of business on the 27th scheduled trading day immediately before the relevant redemption date (or, if, as described above, we irrevocably elect physical settlement for all conversions with a conversion date that occurs during the related make-whole fundamental change conversion period, the 15th calendar day), whether such note or beneficial interest, as applicable, is to be redeemed pursuant to such redemption, then such holder or owner, as applicable, will be entitled to convert such note or beneficial interest, as applicable, at any time before the close of business on the second scheduled trading day immediately before such redemption date, and each such conversion will be deemed to be of a note called for redemption for purposes of these redemption provisions and the provisions described below under the captions “— Conversion Rights — When the Notes May Be Converted — Conversion Upon Redemption” and “— Conversion Rights — Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” For the avoidance of doubt, each reference in this prospectus supplement to (i) any note that is called for redemption (or similar language) includes any note that is deemed to be called for redemption pursuant to the provision described in this paragraph; and (ii) any note that is not called for redemption (or similar language) excludes any note that is deemed to be called for redemption pursuant to the provision described in this paragraph.
Notwithstanding anything to the contrary above, we may not redeem any notes if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the redemption date (except as a result of the payment of the related redemption price and any related interest described above on the redemption date).
Conversion Rights
Generally
Noteholders will have the right to convert their notes (or any portion of a note in an authorized denomination), in the circumstances described below, into consideration that consists, at our election, of cash, shares of our common stock or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share, if applicable), based on an initial conversion rate of 37.7358 shares of our common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $26.50 per share of our common stock).
Noteholders may convert their notes only in the circumstances described below under the caption “— When the Notes May Be Converted.”
Treatment of Interest Upon Conversion
We will not adjust the conversion rate to account for any accrued and unpaid interest on any note being converted, and, except as described below, our delivery of the consideration due in respect of the conversion will be deemed to fully satisfy and discharge our obligation to pay the principal of, and accrued and unpaid interest, if any, on, such note to, but excluding, the “conversion date” (as defined below under the caption “— Conversion Procedures”). As a result, except as described below, any accrued and unpaid interest on a converted note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. We intend to take the position that upon a conversion of notes, accrued and unpaid interest is first paid by any cash paid upon such conversion (other than cash paid in lieu of a fractional share) and thereafter by shares of common stock.
Notwithstanding anything to the contrary above, if the conversion date of a note is after a regular record date and before the next interest payment date, then:
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the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such conversion, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and

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the noteholder surrendering such note for conversion must deliver, at the time it surrenders such note, an amount of cash equal to the amount of such interest.

However, such noteholder need not deliver such cash:
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with respect to any note called for redemption, if we have specified a redemption date that is after such regular record date and on or before the second scheduled trading day immediately after such interest payment date;

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if such conversion date occurs after the regular record date immediately before the maturity date;

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if we have specified a “fundamental change repurchase date” (as defined below under the caption “— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”) that is after such regular record date and on or before the business day immediately after such interest payment date; or

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to the extent of any overdue interest or interest that has accrued on any overdue interest.

Accordingly, for the avoidance of doubt, all noteholders as of the close of business on the regular record date immediately before the maturity date will receive the full interest payment that would have been due on the maturity date regardless of whether their notes have been converted after such regular record date.
When the Notes May Be Converted
Noteholders may convert their notes only in the circumstances set forth below. However, in no event may notes be converted after the close of business on the scheduled trading day immediately before the maturity date.
Conversion Upon Satisfaction of Common Stock Sale Price Condition
Before the close of business on the business day immediately before January 1, 2032, a noteholder may convert its notes during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on June 30, 2026, if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter.
Conversion Upon Satisfaction of Note Trading Price Condition
Before the close of business on the business day immediately before January 1, 2032, a noteholder may convert its notes during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) if the “trading price” (as defined below under the caption “— Definitions”) per $1,000 principal amount of notes, as determined following a request by a noteholder or noteholders in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day. We refer to this condition as the “trading price condition.”
The trading price will be determined by the bid solicitation agent as described below and in the definition of “trading price.” The bid solicitation agent (if not us) will have no obligation to determine the trading price of the notes unless we have requested such determination in writing, and we will have no obligation to make such request (or seek bids ourselves) unless a noteholder or noteholders holding at least $2,000,000 principal amount of notes provide(s) us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price per share of our common stock and the conversion rate. If a noteholder or noteholders provide(s) such evidence, then we will instruct the bid solicitation agent to (or, if we are acting as the bid solicitation agent, we will) determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day. If the trading price condition has been met as described above, then we will notify the noteholders, the trustee and the conversion agent (if other than the trustee) of the same. If, on any trading day after the trading price condition has been met as described above, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day, then we will notify the noteholders, the trustee and the conversion agent (if other than the trustee) of the same.
We will act as the initial bid solicitation agent. However, we may change the bid solicitation agent, and we may appoint any of our subsidiaries to act in that capacity as well, without prior notice to the noteholders.
Conversion Upon Specified Corporate Events
Certain Distributions
If, before the close of business on the business day immediately before January 1, 2032, we elect to:
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distribute, to all or substantially all holders of our common stock, any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from our common stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this bullet point upon their separation from our common stock or upon the occurrence of such triggering event) entitling them, for a period of not more than 60 calendar days after the record date of such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced (determined in accordance with the provisions described in the third paragraph of clause (2) under the heading “— Conversion Rate Adjustments — Generally” below); or
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distribute, to all or substantially all holders of our common stock, assets or securities of ours or rights to purchase our securities, which distribution per share of our common stock has a value, as reasonably determined by our board of directors, exceeding 10% of the last reported sale price per share of our common stock on the trading day immediately before the date such distribution is announced, then, in either case, we will send written notice of such distribution, and of the related right to convert notes, to noteholders, the trustee and the conversion agent (if other than the trustee) at least 30 scheduled trading days before the “ex-dividend date” (as defined below under the caption “— Definitions”) for such distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan or the occurrence of any such triggering event under a stockholder rights plan, as soon as reasonably practicable after we become aware that such separation or triggering event has occurred or will occur). However, if we are then otherwise permitted to settle conversions by physical settlement (and, for the avoidance of doubt, we have not elected (or been deemed to have elected) another settlement method to apply, including pursuant to the provision described in the third sentence under the caption “— Settlement upon Conversion — Settlement Method” below), then we may instead elect to provide such notice at least 10 scheduled trading days before such ex-dividend date. In that event, we will be required to settle all conversions with a conversion date occurring on or after the date we provide such notice and on or before the business day immediately before the ex-dividend date for such distribution (or any earlier announcement by us that such distribution will not take place) by physical settlement, and we will describe the same in the notice. Once we have sent such notice, noteholders may convert their notes at any time until the earlier of the close of business on the business day immediately before such ex-dividend date and our announcement that such distribution will not take place. However, the notes will not become convertible on account of such distribution (but we will still be required to send notice of such distribution as described above) if each noteholder participates, at the same time and on the same terms as holders of our common stock, and solely by virtue of being a noteholder, in such distribution without having to convert such noteholder’s notes and as if such noteholder held a number of shares of our common stock equal to the product of (i) the conversion rate in effect on the record date for such distribution; and (ii) the aggregate principal amount (expressed in thousands) of notes held by such noteholder on such record date.
Certain Corporate Events
If a fundamental change, make-whole fundamental change (other than a make-whole fundamental change pursuant to clause (ii) of the definition thereof) or “common stock change event” (as defined below under the caption “— Effect of Common Stock Change Event”) occurs (other than a merger or other business combination transaction that is effected solely to change our jurisdiction of incorporation and that does not constitute a fundamental change or a make-whole fundamental change), then, in each case, noteholders may convert their notes at any time from, and including, the effective date of such transaction or event to, and including, the 35th trading day after such effective date (or, if such transaction or event also constitutes a fundamental change (other than an “exempted fundamental change,” as defined below under the caption “— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes — No Repurchase Right in Certain Circumstances”), to, but excluding, the related fundamental change repurchase date). No later than the second business day after such effective date, we will send written notice to the noteholders, the trustee and the conversion agent (if other than the trustee) of such transaction or event, such effective date and the related right to convert notes. If we do not provide such notice by the second business day after the effective date, then the last day on which the notes are convertible will be extended by the number of business days from, and including, the second business day after the effective date to, but excluding, the date we provide the notice.
Conversion Upon Redemption
If we call any note for redemption, then the holder of such note may convert such note at any time before the close of business on the second scheduled trading day immediately before the related redemption date (or, if we fail to pay the redemption price due on such redemption date in full, at any time until such time as we pay such redemption price in full).

Conversions During Free Convertibility Period
A noteholder may convert its notes at any time from, and including, January 1, 2032 until the close of business on the scheduled trading day immediately before the maturity date.
Conversion Procedures
To convert a beneficial interest in a global note, the owner of the beneficial interest must:
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comply with the depositary procedures for converting the beneficial interest (at which time such conversion will become irrevocable);

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if applicable, pay any interest payable on the next interest payment date, as described above under the caption “— Treatment of Interest Upon Conversion”; and

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if applicable, pay any documentary or other taxes as described below.

To convert all or a portion of a physical note, the holder of such note must:
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complete, manually sign and deliver to the conversion agent the conversion notice attached to such note or a facsimile of such conversion notice;

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deliver such note to the conversion agent (at which time such conversion will become irrevocable);

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furnish any endorsements and transfer documents that we or the conversion agent may require;

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if applicable, pay any interest payable on the next interest payment date, as described above under the caption “— Treatment of Interest Upon Conversion”; and

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if applicable, pay any documentary or other taxes as described below.

Notes may be surrendered for conversion during a period where the notes are convertible as described herein only after the “open of business” (as defined below under the caption “— Definitions”) and before the close of business on a day that is a business day.
We will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any shares of our common stock upon conversion, except any tax or duty that is due because the converting noteholder requests those shares to be registered in a name other than the noteholder’s name, in which case the noteholder will pay such tax.
We refer to the first business day on which the requirements described above to convert a note are satisfied as the “conversion date.”
If a noteholder has validly delivered a “fundamental change repurchase notice” (as defined below under the caption “— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”) with respect to a note, then such note may not be converted, except to the extent (i) such notice is withdrawn in accordance with the procedures described below; or (ii) we fail to pay the related fundamental change repurchase price for such note when required (or a third party fails to make such payment in lieu of us in accordance with the provisions described below under the caption “— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes — Repurchase by Third Party”).
Settlement Upon Conversion
Generally
Upon conversion, we may choose to pay or deliver, as applicable, cash (“cash settlement”), shares of our common stock (“physical settlement”) or a combination of cash and shares of our common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.” If cash settlement or combination settlement applies to a conversion, then the consideration due will be determined based on the conversion rate, the “daily VWAPs” per share of our common stock over an “observation period” consisting of 25 consecutive “VWAP trading days” and, in the case of combination settlement, the “specified dollar amount” (as those terms are defined below under the caption “— Definitions”) that applies to the conversion.
Settlement Method
We will have the right, as described below, to elect the settlement method applicable to the conversion of any notes. Except as described below, we must use the same settlement method for all conversions with the same conversion date, but we will not be obligated to use the same settlement method for conversions with different conversion dates. All conversions with a conversion date that occurs on or after January 1, 2032 will be settled using the same settlement method, and we will send notice of such settlement method to noteholders, with a copy to the trustee and the conversion agent (if other than the trustee), no later than the open of business on January 1, 2032. If we elect a settlement method for a conversion with a conversion date that occurs before January 1, 2032, then we will send notice of such settlement method to the converting noteholder, with a copy to the trustee and the conversion agent (if other than the trustee), no later than the close of business on the business day immediately after the conversion date. Notwithstanding anything to the contrary described above, if we call any notes for redemption, then (i) we will specify in the related redemption notice (and, in the case of a redemption of less than all outstanding notes, in a notice simultaneously sent to all holders of notes not called for redemption) the settlement method that will apply to all conversions with a conversion date that occurs on or after the date we send such redemption notice and on or before the second scheduled trading day before the related redemption date; and (ii) if the related redemption date is on or after January 1, 2032, then such settlement method must be the same settlement method that applies to all conversions with a conversion date that occurs on or after January 1, 2032.
If we do not timely elect a settlement method with respect to any conversion, then we will be deemed to have elected the “default settlement method” (as defined below). If we timely elect combination settlement with respect to a conversion but do not timely notify the converting noteholder of the applicable specified dollar amount, then the specified dollar amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of notes. For the avoidance of doubt, our failure to timely elect a settlement method or specify the applicable specified dollar amount will not constitute a default under the indenture.
The “default settlement method” will initially be physical settlement. However, we may, from time to time, change the default settlement method to any settlement method that we are then permitted to elect by sending notice of the new default settlement method to the noteholders, the trustee and the conversion agent (if other than the trustee). In addition, we may, by notice to the noteholders, the trustee and the conversion agent (if other than the trustee), elect to irrevocably fix the settlement method or to irrevocably eliminate any one or more (but not all) settlement methods (including eliminating combination settlement with a particular specified dollar amount or range of specified dollar amounts), provided we are then otherwise permitted to elect the settlement method so irrevocably elected or the settlement method(s) remaining after such irrevocable elimination, as applicable. If we make such an irrevocable election, then such election will apply to all note conversions with a conversion date that is on or after the date we send such notice and we will, if needed, simultaneously change the default settlement method to a settlement method that is consistent with such irrevocable election. However, in all cases, no such irrevocable election or default settlement method change will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the indenture. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend the indenture or the notes, including pursuant to the provisions described in the seventh bullet point of the third paragraph under the caption “— Modification and Amendment” below. However, we may nonetheless choose to execute such an amendment at our option.
If we change the default settlement method or irrevocably fix the settlement method pursuant to the provisions described above, then we will, substantially concurrently, either post the default settlement method or fixed settlement method, as applicable, on our website or disclose the same in a current report on Form 8-K (or any successor form) that is filed with, or furnished to, the SEC.
Consideration Due Upon Conversion
Subject to the other provisions described in this section, the consideration due upon conversion of each $1,000 principal amount of a note will be as follows:
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if physical settlement applies, a number of shares of our common stock equal to the conversion rate in effect on the conversion date for such conversion;

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if cash settlement applies, cash in an amount equal to the sum of the “daily conversion values” (as defined below under the caption “— Definitions”) for each VWAP trading day in the observation period for such conversion; or

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if combination settlement applies, (i) a number of shares of our common stock equal to the sum of the “daily share amounts” (as defined below under the caption “— Definitions”) for each VWAP trading day in the observation period for such conversion; and (ii) an amount of cash equal to the sum of the “daily cash amounts” (as defined below under the caption “— Definitions”) for each VWAP trading day in such observation period.
However, in lieu of delivering any fractional share of our common stock otherwise due upon conversion, we will pay cash based on (i) the daily VWAP on the applicable conversion date (or, if such conversion date is not a VWAP trading day, the immediately preceding VWAP trading day), in the case of physical settlement; or (ii) the daily VWAP on the last VWAP trading day of the applicable observation period, in the case of combination settlement.
If a noteholder converts more than one note on a conversion date, then the consideration due upon such conversion will (in the case of any global note, to the extent permitted by, and practicable under, the depositary procedures) be computed based on the total principal amount of notes converted on such conversion date by that noteholder.
Delivery of the Conversion Consideration
Except as described below under the captions “— Conversion Rate Adjustments” and “— Effect of Common Stock Change Event,” we will pay or deliver, as applicable, the consideration due upon conversion as follows: (i) if cash settlement or combination settlement applies, on or before the second business day immediately after the last VWAP trading day of the observation period for such conversion; and (ii) if physical settlement applies, on or before the second business day immediately after the conversion date for such conversion. However, if physical settlement applies to the conversion of any note with a conversion date that is after the regular record date immediately before the maturity date, then, solely for purposes of such conversion, we will pay or deliver, as applicable, the consideration due upon such conversion on or before the maturity date (or, if the maturity date is not a business day, the next business day) and the conversion date will instead be deemed to be the scheduled trading day immediately before the maturity date.
When Converting Noteholders Become Stockholders of Record
The person in whose name any share of our common stock is issuable upon conversion of any note will be deemed to become the holder of record of that share as of the close of business on (i) the conversion date for such conversion, in the case of physical settlement; or (ii) the last VWAP trading day of the observation period for such conversion, in the case of combination settlement.
Conversion Rate Adjustments
Generally
The conversion rate will be adjusted for the events described below. However, we are not required to adjust the conversion rate for these events (other than a stock split or combination or a tender or exchange offer) if each noteholder participates, at the same time and on the same terms as holders of our common stock, and solely by virtue of being a holder of notes, in such transaction or event without having to convert such noteholder’s notes and as if such noteholder held a number of shares of our common stock equal to the product of (i) the conversion rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of notes held by such noteholder on such date.
(1)   Stock Dividends, Splits and Combinations.   If we issue solely shares of our common stock as a dividend or distribution on all or substantially all shares of our common stock, or if we effect a stock split or a stock combination of our common stock (in each case excluding an issuance solely pursuant to a common stock change event, as to which the provisions described below under the caption “— Effect of Common Stock Change Event” will apply), then the conversion rate will be adjusted based on the following formula:

where:
CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution, or immediately before the open of business on the “effective date” (as defined below under the caption “— Definitions”) of such stock split or stock combination, as applicable;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;
OS0	=	the number of shares of our common stock outstanding immediately before the open of business on such ex-dividend date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and
OS1	=	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.
If any dividend, distribution, stock split or stock combination of the type described in this paragraph (1) is declared or announced, but not so paid or made, then the conversion rate will be readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the conversion rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.
(2)   Rights, Options and Warrants.   If we distribute, to all or substantially all holders of our common stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions described below in paragraph (3)(a) and under the caption “— Stockholder Rights Plans” will apply) entitling such holders, for a period of not more than 60 calendar days after the record date of such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced, then the conversion rate will be increased based on the following formula:
where:
CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;
OS	=	the number of shares of our common stock outstanding immediately before the open of business on such ex-dividend date;
X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and
Y	=	a number of shares of our common stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced.
To the extent such rights, options or warrants are not so distributed, the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of our common stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of delivery of only the number of shares of our common stock actually delivered upon exercise of such rights, options or warrants.
For purposes of this paragraph (2) and the provisions described above under the caption “— When the Notes May Be Converted — Conversion Upon Specified Corporate Events — Certain Distributions,” in

determining whether any rights, options or warrants entitle holders of our common stock to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by us in good faith and in a commercially reasonable manner.
(3)
Spin-Offs and Other Distributed Property.

(a)   Distributions Other Than Spin-Offs.   If we distribute shares of our “capital stock” (as defined below under the caption “— Definitions”), evidences of our indebtedness or other assets or property of ours, or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:
▪
dividends, distributions, rights, options or warrants for which an adjustment to the conversion rate is required (or would be required without regard to the “deferral exception” (as defined below under the caption “— The Deferral Exception”)) pursuant to paragraph (1) or (2) above;

▪
dividends or distributions paid exclusively in cash for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (4) below;

▪
rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided below under the caption “— Stockholder Rights Plans”;

▪
spin-offs for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (3)(b) below;

▪
a distribution solely pursuant to a tender offer or exchange offer for shares of our common stock, as to which the provisions described below in paragraph (5) will apply; and

▪
a distribution solely pursuant to a common stock change event, as to which the provisions described below under the caption “— Effect of Common Stock Change Event” will apply, then the conversion rate will be increased based on the following formula:

where:
CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP	=	the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before such ex-dividend date; and
FMV	=	the fair market value (as determined by us in good faith and in a commercially reasonable manner), as of such ex-dividend date, of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of our common stock pursuant to such distribution.
However, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such distribution, at the same time and on the same terms as holders of our common stock, and without having to convert its notes, the amount and kind of shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants that such noteholder would have received in such distribution if such noteholder had owned, on such record date, a number of shares of our common stock equal to the conversion rate in effect on such record date.

To the extent such distribution is not so paid or made, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.
(b)   Spin-Offs.   If we distribute or dividend shares of capital stock of any class or series, or similar equity interests, of or relating to an “affiliate” or “subsidiary” (as those terms are defined below under the caption “— Definitions”) or other business unit of ours to all or substantially all holders of our common stock (other than solely pursuant to (x) a common stock change event, as to which the provisions described below under the caption “— Effect of Common Stock Change Event” will apply; or (y) a tender offer or exchange offer for shares of our common stock, as to which the provisions described below in paragraph (5) will apply), and such capital stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “spin-off”), then the conversion rate will be increased based on the following formula:
where:
CR0	=	the conversion rate in effect immediately before the close of business on the last trading day of the “spin-off valuation period” (as defined below) for such spin-off;
CR1	=	the conversion rate in effect immediately after the close of business on the last trading day of the spin-off valuation period;
FMV	=	the product of (x) the average of the last reported sale prices per share or unit of the capital stock or equity interests distributed in such spin-off over the 10 consecutive trading day period (the “spin-off valuation period”) beginning on, and including, the ex-dividend date for such spin-off (such average to be determined as if references to our common stock in the definitions of “last reported sale price,” “trading day” and “market disruption event” were instead references to such capital stock or equity interests); and (y) the number of shares or units of such capital stock or equity interests distributed per share of our common stock in such spin-off; and
SP	=	the average of the last reported sale prices per share of our common stock for each trading day in the spin-off valuation period.
Notwithstanding anything to the contrary, (i) if any VWAP trading day of the observation period for a note whose conversion will be settled pursuant to cash settlement or combination settlement occurs during the spin-off valuation period for such spin-off, then, solely for purposes of determining the conversion rate for such VWAP trading day for such conversion, such spin-off valuation period will be deemed to consist of the trading days occurring in the period from, and including, the ex-dividend date for such spin-off to, and including, such VWAP trading day; and (ii) if the conversion date for a note whose conversion will be settled pursuant to physical settlement occurs during the spin-off valuation period for such spin-off, then, solely for purposes of determining the consideration due in respect of such conversion, such spin-off valuation period will be deemed to consist of the trading days occurring in the period from, and including, the ex-dividend date for such spin-off to, and including, such conversion date.
To the extent any dividend or distribution of the type described above in this paragraph (3)(b) is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.
(4)   Cash Dividends or Distributions.   If any cash dividend or distribution is made to all or substantially all holders of our common stock, then the conversion rate will be increased based on the following formula:

where:
CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP	=	the last reported sale price per share of our common stock on the trading day immediately before such ex-dividend date; and
D	=	the cash amount distributed per share of our common stock in such dividend or distribution.
However, if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such dividend or distribution, at the same time and on the same terms as holders of our common stock, and without having to convert its notes, the amount of cash that such noteholder would have received in such dividend or distribution if such noteholder had owned, on such record date, a number of shares of our common stock equal to the conversion rate in effect on such record date. To the extent such dividend or distribution is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.
(5)   Tender Offers or Exchange Offers.   If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of our common stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the expiration time by us in good faith and in a commercially reasonable manner) of the cash and other consideration paid or payable per share of our common stock in such tender or exchange offer exceeds the last reported sale price per share of our common stock on the trading day immediately after the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the conversion rate will be increased based on the following formula:
where:
CR0	=	the conversion rate in effect immediately before the close of business on the last trading day of the “tender/exchange offer valuation period” (as defined below) for such tender or exchange offer;
CR1	=	the conversion rate in effect immediately after the close of business on the last trading day of the tender/exchange offer valuation period;
AC	=	the aggregate value (determined as of the time (the “expiration time”) such tender or exchange offer expires by us in good faith and in a commercially reasonable manner) of all cash and other consideration paid or payable for shares of our common stock purchased or exchanged in such tender or exchange offer;
OS0	=	the number of shares of our common stock outstanding immediately before the expiration time (including all shares of our common stock accepted for purchase or exchange in such tender or exchange offer);
OS1	=	the number of shares of our common stock outstanding immediately after the expiration time (excluding all shares of our common stock accepted for purchase or exchange in such tender or exchange offer); and
SP	=	the average of the last reported sale prices per share of our common stock over the 10 consecutive trading day period (the “tender/exchange offer valuation period”) beginning on, and including, the trading day immediately after the expiration date;
provided, however, that the conversion rate will in no event be adjusted down pursuant to the provisions described in this paragraph (5), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary, (i) if any VWAP trading day of the observation period for a note whose conversion will be settled pursuant to cash settlement or combination settlement occurs during the tender/exchange offer valuation period for such tender or exchange offer, then, solely for purposes of determining the conversion rate for such VWAP trading day for such conversion, such tender/exchange offer valuation period will be deemed to consist of the trading days occurring in the period from, and including, the trading day immediately after the expiration date for such tender or exchange offer to, and including, such VWAP trading day; and (ii) if the conversion date for a note whose conversion will be settled pursuant to physical settlement occurs during the tender/exchange offer valuation period for such tender or exchange offer, then, solely for purposes of determining the consideration due in respect of such conversion, such tender/exchange offer valuation period will be deemed to consist of the trading days occurring in the period from, and including, the trading day immediately after the expiration date to, and including, such conversion date.
To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of our common stock in such tender or exchange offer are rescinded, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of our common stock, if any, actually made, and not rescinded, in such tender or exchange offer.
We will not be required to adjust the conversion rate except as described above or below under the caption “— Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” Without limiting the foregoing, we will not be required to adjust the conversion rate on account of:
▪
except as described above, the sale of shares of our common stock for a purchase price that is less than the market price per share of our common stock or less than the conversion price;

▪
the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any such plan;

▪
the issuance of any shares of our common stock or options or rights to purchase shares of our common stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

▪
the issuance of any shares of our common stock pursuant to any option, warrant, right or convertible or exchangeable security of ours outstanding as of the date we first issue the notes;

▪
solely a change in the par value of our common stock; or

▪
accrued and unpaid interest on the notes.

Notice of Conversion Rate Adjustments
Upon the effectiveness of any adjustment to the conversion rate pursuant to the provisions described above under the caption “— Conversion Rate Adjustments — Generally,” we will promptly send notice to the noteholders, the trustee and the conversion agent (if other than the trustee) containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the conversion rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.
Voluntary Conversion Rate Increases
To the extent permitted by law and applicable stock exchange rules, we, from time to time, may (but are not required to) increase the conversion rate by any amount if (i) our board of directors determines that such increase is in our best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of our common stock or rights to purchase our common stock as a result of any dividend or distribution of shares (or rights to acquire shares) of our common stock or any similar event; (ii) such increase is in effect for a period of at least 20 business days; and (iii) such increase is irrevocable during such period.

Tax Considerations
A holder or beneficial owner of the notes may, in some circumstances, including a distribution of money or other property to our common stockholders, be deemed to have received a distribution that is subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the conversion rate. Any applicable withholding taxes (including backup withholding) may be withheld from interest and payments upon conversion, repurchase, redemption or maturity of the notes. In addition, if any withholding taxes (including backup withholding) are paid on behalf of a holder or beneficial owner, then those withholding taxes may be withheld from or set off against payments of cash or the delivery of shares of our common stock, if any, in respect of the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by, or other funds or assets of, that holder or beneficial owner. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate (or the non-occurrence of an adequate adjustment to the conversion rate), see “Material U.S. Federal Income Tax Considerations.”
The Deferral Exception
If an adjustment to the conversion rate otherwise required by the indenture would result in a change of less than 1% to the conversion rate, then we may, at our election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would, had they not been so deferred and carried forward, result in a change of at least 1% to the conversion rate; (ii) the conversion date of any note (in the case of physical settlement), or each VWAP trading day of an observation period for any note (in the case of cash settlement or combination settlement); (iii) the date a fundamental change or make-whole fundamental change occurs; (iv) the date we call any notes for redemption; and (v) January 1, 2032. We refer to our ability to defer adjustments as described above as the “deferral exception.”
Special Provisions for Adjustments that Are Not Yet Effective and Where Converting Noteholders Participate in the Relevant Transaction or Event
Notwithstanding anything to the contrary, if:
▪
a note is to be converted and physical settlement or combination settlement applies to such conversion;

▪
the record date, effective date or expiration time for any event that requires an adjustment to the conversion rate pursuant to the provisions described above under the caption “— Conversion Rate Adjustments — Generally” has occurred on or before the conversion date for such conversion (in the case of physical settlement) or on or before any VWAP trading day in the observation period for such conversion (in the case of combination settlement), but an adjustment to the conversion rate for such event has not yet become effective as of such conversion date or VWAP trading day, as applicable;

▪
the consideration due upon such conversion includes any whole shares of our common stock (in the case of physical settlement) or due in respect of such VWAP trading day includes any whole or fractional shares of our common stock (in the case of combination settlement); and

▪
such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, we will, without duplication, give effect to such adjustment on such conversion date (in the case of physical settlement) or such VWAP trading day (in the case of combination settlement). In such case, if the date we are otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then we will delay the settlement of such conversion until the second business day after such first date.
Notwithstanding anything to the contrary, if:
▪
a conversion rate adjustment for any dividend or distribution becomes effective on any ex-dividend date pursuant to the provisions described above under the caption “— Conversion Rate Adjustments — Generally”;

▪
a note is to be converted pursuant to physical settlement or combination settlement;

▪
the conversion date for such conversion (in the case of physical settlement) or any VWAP trading day in the observation period for such conversion (in the case of combination settlement) occurs on or after such ex-dividend date and on or before the related record date;

▪
the consideration due upon such conversion includes any whole shares of our common stock (in the case of physical settlement) or due in respect of such VWAP trading day includes any whole or fractional shares of our common stock (in the case of combination settlement), in each case based on a conversion rate that is adjusted for such dividend or distribution; and
▪
such shares would be entitled to participate in such dividend or distribution,

then:
▪
in the case of physical settlement, such conversion rate adjustment will not be given effect for such conversion and the shares of common stock issuable upon such conversion based on such unadjusted conversion rate will not be entitled to participate in such dividend or distribution, but there will be added, to the consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of common stock had such shares been entitled to participate in such dividend or distribution; and

▪
in the case of combination settlement, the conversion rate adjustment relating to such ex-dividend date will be made for such conversion in respect of such VWAP trading day, but the shares of our common stock issuable with respect to such VWAP trading day based on such adjusted conversion rate will not be entitled to participate in such dividend or distribution.

Stockholder Rights Plans
If any shares of our common stock are to be issued upon conversion of any note and, at the time of such conversion, we have in effect any stockholder rights plan, then the holder of that note will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from our common stock at such time, in which case, and only in such case, the conversion rate will be adjusted pursuant to the provisions described above in paragraph (3)(a) under the caption “— Conversion Rate Adjustments — Generally” on account of such separation as if, at the time of such separation, we had made a distribution of the type referred to in such paragraph to all holders of our common stock, subject to potential readjustment pursuant to the provisions described in such paragraph. We currently do not have a stockholder rights plan in effect.
Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change
Generally
If a make-whole fundamental change occurs and the conversion date for the conversion of a note occurs during the related “make-whole fundamental change conversion period” (as defined below under the caption “— Definitions”), then, subject to the provisions described below, the conversion rate applicable to such conversion will be increased by a number of shares (the “additional shares”) set forth in the table below corresponding (after interpolation as described below) to the “make-whole fundamental change effective date” (as defined below under the caption “— Definitions”) and the “stock price” (as defined below under the caption “— Definitions”) of such make-whole fundamental change:
Make-Whole Fundamental Change Effective Date	Stock Price
	$20.00	$23.00	$26.50	$30.00	$34.45	$45.00	$60.00	$85.00	$120.00	$160.00
March 31, 2026	12.2642	9.6183	7.4479	5.9020	4.5045	2.5691	1.2913	0.4529	0.0831	0.0000
April 1, 2027	12.2642	9.6183	7.4479	5.8373	4.3942	2.4356	1.1832	0.3932	0.0623	0.0000
April 1, 2028	12.2642	9.6183	7.3355	5.6490	4.1678	2.2149	1.0235	0.3142	0.0401	0.0000
April 1, 2029	12.2642	9.5943	7.0162	5.2640	3.7634	1.8722	0.7997	0.2152	0.0159	0.0000
April 1, 2030	12.2642	9.1570	6.3921	4.5790	3.0946	1.3700	0.5140	0.1106	0.0007	0.0000
April 1, 2031	12.2642	8.1617	5.1143	3.2760	1.9324	0.6622	0.2005	0.0284	0.0000	0.0000
April 1, 2032	12.2642	5.7426	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
If such make-whole fundamental change effective date or stock price is not set forth in the table above, then:
▪
if such stock price is between two stock prices in the table above or the make-whole fundamental change effective date is between two dates in the table above, then the number of additional shares will be determined by straight-line interpolation between the numbers of additional shares set forth for the higher and lower stock prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and
▪
if the stock price is greater than $160.00 (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above are adjusted, as described below under the caption “— Adjustment of Stock Prices and Number of Additional Shares”), or less than $20.00 (subject to adjustment in the same manner), per share of our common stock, then no additional shares of our common stock will be added to the conversion rate.

Notwithstanding anything to the contrary, in no event will the conversion rate be increased to an amount that exceeds 50.0000 shares of our common stock per $1,000 principal amount of notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described above under the caption “— Conversion Rate Adjustments — Generally.”
For the avoidance of doubt, calling any notes for redemption will constitute a make-whole fundamental change only with respect to the notes called (or deemed called) for redemption, and not with respect to the notes not called (or deemed called) for redemption. Accordingly, if we elect to redeem fewer than all of the outstanding notes, then holders of the notes not called for redemption will not be entitled to an increased conversion rate for such notes as described above on account of the redemption, except to the limited extent described above under the caption “— Optional Redemption.”
As set forth in the definition of “make-whole fundamental change conversion period” below under the caption “— Definitions,” if the conversion date for the conversion of a note occurs during a make-whole fundamental change conversion period relating to both a make-whole fundamental change resulting from our calling such note for redemption and another make-whole fundamental change, then, solely for purposes of that conversion, such conversion date will be deemed to occur only during the period relating to the make-whole fundamental change with the earlier make-whole fundamental change effective date. In that circumstance, the make-whole fundamental change with the later make-whole fundamental change effective date will be deemed not to occur for purposes of such conversion.
Adjustment of Stock Prices and Number of Additional Shares
The stock prices in the first row (i.e., the column headers) of the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion price is adjusted as a result of the operation of the provisions described above under the caption “— Conversion Rate Adjustments — Generally.” The numbers of additional shares in the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion rate is adjusted pursuant to the provisions described above under the caption “— Conversion Rate Adjustments — Generally.”
Notice of Make-Whole Fundamental Change
We will notify noteholders, the trustee, the paying agent (if other than the trustee) and the conversion agent (if other than the trustee) of each make-whole fundamental change in accordance with the provisions described above under the captions “— When the Notes May Be Converted — Conversion Upon Specified Corporate Events — Certain Corporate Events” and “— Optional Redemption.”
Enforceability
Our obligation to increase the conversion rate as described above in connection with a make-whole fundamental change could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.
Effect of Common Stock Change Event
Generally
If there occurs any:
▪
recapitalization, reclassification or change of our common stock, other than (x) changes solely resulting from a subdivision or combination of our common stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

▪
consolidation, merger, combination or binding or statutory share exchange involving us;

▪
sale, lease or other transfer of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person; or

▪
other similar event,

and, as a result of which, our common stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “common stock change event,” and such other securities, cash or property, the “reference property,” and the amount and kind of reference property that a holder of one share of our common stock would be entitled to receive on account of such common stock change event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “reference property unit”), then, notwithstanding anything to the contrary,
▪
from and after the effective time of such common stock change event, (i) the consideration due upon conversion of any note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of our common stock in the provisions described under this “— Conversion Rights” section (or in any related definitions) were instead a reference to the same number of reference property units; (ii) for purposes of the redemption provisions described above under the caption “— Optional Redemption,” each reference to any number of shares of our common stock in such provisions (or in any related definitions) will instead be deemed to be a reference to the same number of reference property units; and (iii) for purposes of the definitions of “fundamental change” and “make-whole fundamental change,” references to our “common stock” and “common equity” will be deemed to refer to the common equity (including depositary receipts representing common equity), if any, forming part of such reference property;

▪
if such reference property unit consists entirely of cash, then (i) each conversion of any note with a conversion date that occurs on or after the effective date of such common stock change event will be settled entirely in cash in an amount, per $1,000 principal amount of such note being converted, equal to the product of (x) the conversion rate in effect on such conversion date (including, for the avoidance of doubt, any increase to such conversion rate pursuant to the provisions described above under the caption “— Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” if applicable); and (y) the amount of cash constituting such reference property unit; and (ii) we will settle each such conversion no later than the second business day after the relevant conversion date; and

▪
for these purposes, (i) the daily VWAP of any reference property unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (ii) the daily VWAP of any reference property unit or portion thereof that does not consist of a class of common equity securities, and the last reported sale price of any reference property unit or portion thereof that does not consist of a class of securities, will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith and in a commercially reasonable manner by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the reference property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the reference property unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of our common stock, by the holders of our common stock. We will notify the noteholders, the trustee and the conversion agent (if other than the trustee) of such weighted average as soon as practicable after such determination is made.
We will not become a party to any common stock change event unless its terms are consistent with the provisions described under this “— Effect of Common Stock Change Event” caption.
Execution of Supplemental Indenture
At or before the effective time of the common stock change event, we and the resulting, surviving or transferee person (if not us) of such common stock change event (the “successor person”) will execute and deliver to the trustee a supplemental indenture that (i) provides for subsequent adjustments to the conversion rate in a manner consistent with the provisions described above; and (ii) contains such other provisions, if any, that we reasonably determine are appropriate to preserve the economic interests of the noteholders and to give effect to the provisions described above. If the reference property includes shares of stock or other securities or assets (other than cash) of a person other than the successor person, then such other person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, that we reasonably determine are appropriate to preserve the economic interests of noteholders.
Notice of Common Stock Change Event
We will provide notice of each common stock change event to noteholders, the trustee and the conversion agent (if other than the trustee) no later than the second business day after the effective date of the common stock change event, including a brief description of the event, its effective date and a brief description of the anticipated change in the conversion right of the notes.
Exchange in Lieu of Conversion
Notwithstanding anything to the contrary, and subject to the terms of the indenture, if a note is submitted for conversion, we may elect to arrange to have such note exchanged in lieu of conversion by a financial institution we designate. To make such election, we must send notice of such election to the holder of such note, the trustee and the conversion agent (if other than the trustee) before the close of business on the business day immediately following the conversion date for such note, and we must arrange for the financial institution to deliver the consideration due upon such conversion in the same manner and at the same time as we would have been required to do so. We will remain responsible to deliver such consideration if the financial institution fails to timely deliver the same.
Equitable Adjustments to Prices
Whenever any provision of the indenture requires us to calculate the average of the last reported sale prices, or any function thereof, the daily VWAPs, the daily conversion values, the daily cash amounts or the daily share amounts over a period of multiple days (including over an observation period, to calculate an adjustment to the conversion rate and the period, if any, for determining the “stock price” for purposes of a make-whole fundamental change), we will, acting in good faith and in a commercially reasonable manner, make appropriate adjustments, if any, to those calculations to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date, as applicable, of the event occurs, at any time during such period or observation period, as applicable.
Fundamental Change Permits Noteholders to Require Us to Repurchase Notes
For purposes of the notes, the description below under this section titled “— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities — No Protection in the Event of Change of Control.”
Generally
If a fundamental change occurs, then each noteholder will have the right (the “fundamental change repurchase right”) to require us to repurchase its notes (or any portion thereof in an authorized denomination) for cash on a date (the “fundamental change repurchase date”) of our choosing, which must be a business day that is no more than 35, nor less than 20, business days after the date we send the related fundamental change notice, as described below.
The repurchase price (the “fundamental change repurchase price”) for a note tendered for repurchase will be the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date. However, if the fundamental change repurchase date is after a regular record date and on or before the next interest payment date, then (i) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such repurchase, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and (ii) the fundamental change repurchase price will not include accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date.
Notwithstanding anything to the contrary above, we may not repurchase any notes if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the fundamental change repurchase date (including as a result of the payment of the related fundamental change repurchase price and any related interest described above on the fundamental change repurchase date).

Notice of Fundamental Change
On or before the 20th calendar day after the effective date of a fundamental change, we will send to each noteholder, the trustee, the paying agent (if other than the trustee) and the conversion agent (if other than the trustee) notice of such fundamental change containing certain information set forth in the indenture, including the fundamental change repurchase date, the fundamental change repurchase price and the procedures noteholders must follow to tender their notes for repurchase.
Procedures to Exercise the Fundamental Change Repurchase Right
To exercise its fundamental change repurchase right with respect to a note, the holder thereof must deliver a notice (a “fundamental change repurchase notice”) to the paying agent before the close of business on the business day immediately before the related fundamental change repurchase date (or such later time as may be required by law).
The fundamental change repurchase notice must contain certain information set forth in the indenture, including the certificate number of any physical notes to be repurchased, or must otherwise comply with the depositary procedures in the case of a global note.
A noteholder that has delivered a fundamental change repurchase notice with respect to a note may withdraw that notice by delivering a withdrawal notice to the paying agent at any time before the close of business on the business day immediately before the fundamental change repurchase date. The withdrawal notice must contain certain information set forth in the indenture, including the certificate number of any physical notes with respect to which the withdrawal notice is being delivered, or must otherwise comply with the depositary procedures in the case of a global note.
Notes to be repurchased must be delivered to the paying agent (in the case of physical notes) or the depositary procedures must be complied with (in the case of global notes) for the holder of those notes to be entitled to receive the fundamental change repurchase price.
Compliance with Securities Laws
We will comply, in all material respects, with all federal and state securities laws in connection with a repurchase following a fundamental change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such repurchase in the manner described above. However, to the extent that our obligations to offer to repurchase and to repurchase notes pursuant to the provisions described above conflict with any law or regulation that is applicable to us and enacted after the date we initially issue the notes, our compliance with such law or regulation will not be considered to be a default of those obligations; rather, we will be deemed to be in compliance with those obligations if we comply with our obligation to repurchase notes upon a fundamental change in accordance with the indenture, modified as necessary by us in good faith to permit compliance with such law or regulation.
Repurchase by Third Party
Notwithstanding anything to the contrary, we will be deemed to satisfy our obligations to repurchase notes pursuant to the provisions described above if (i) one or more third parties conduct the repurchase offer and repurchase tendered notes in a manner that would have satisfied our obligations to do the same if conducted directly by us; and (ii) an owner of a beneficial interest in any note repurchased by such third party or parties will not receive a lesser amount (including as a result of withholding or other similar taxes) than such owner would have received had we repurchased such note.
No Repurchase Right in Certain Circumstances
Notwithstanding anything to the contrary, we will not be required to send a fundamental change notice, or offer to repurchase or repurchase any notes, as described above, in connection with a common stock change event that constitutes a fundamental change pursuant to clause (ii)(2) of the definition thereof (regardless of whether such common stock change event also constitutes a fundamental change pursuant to any other clause of such definition), if:
▪
the reference property of such common stock change event consists entirely of cash in U.S. dollars;

▪
immediately after such fundamental change, the notes become convertible (pursuant to the provisions described above under the captions “— Conversion Rights — Effect of Common Stock Change Event” and, if applicable, “— Conversion Rights — Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change”) into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of notes that equals or exceeds the fundamental change repurchase price per $1,000 principal amount of notes (calculated (i) assuming that the same includes accrued and unpaid interest to, but excluding, the latest possible fundamental change repurchase date for such fundamental change and (ii) without regard to the provision described in the second sentence of the second paragraph under the caption “— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes — Generally”); and

▪
we timely send the notice relating to such fundamental change required pursuant to the provisions described above under the caption “— Conversion Rights — When the Notes May Be Converted — Conversion Upon Specified Corporate Events — Certain Corporate Events” and include, in such notice, a statement that we are relying on the provisions described in this “— No Repurchase Right in Certain Circumstances” section.

We refer to any fundamental change with respect to which, in accordance with the provisions described above, we do not offer to repurchase any notes as an “exempted fundamental change.”
Consolidation, Merger and Asset Sale
For purposes of the notes, the description below under this section titled “— Consolidation, Merger and Asset Sale” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities — Consolidation, Merger and Sale of Assets.”
We will not consolidate with or merge with or into, or (directly, or indirectly through one or more of our subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of us and our subsidiaries, taken as a whole, to another person (a “business combination event”), unless:
▪
the resulting, surviving or transferee person is us or, if not us, is a “qualified successor entity” (as defined below under the caption “— Definitions”) (such qualified successor entity, the “successor entity”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the trustee, at or before the effective time of such business combination event, a supplemental indenture) all of our obligations under the indenture and the notes; and

▪
immediately after giving effect to such business combination event, no default or event of default will have occurred and be continuing.

At the effective time of a business combination event that complies with the provisions described above, the successor entity (if not us) will succeed to, and may exercise every right and power of, us under the indenture and the notes, and, except in the case of a lease, the predecessor company will be discharged from its obligations under the indenture and the notes.
Notwithstanding anything to the contrary above, the provisions described above will not apply to any transfer of assets (other than by merger or consolidation) between or among us and any one or more of our “wholly owned subsidiaries” (as defined below under the caption “— Definitions”).
The definition of “business combination event” includes a reference to “all or substantially all” of our and our subsidiaries’ assets. There is no precise, established definition of the phrase “all or substantially all” under applicable law. Accordingly, there may be uncertainty as to whether the provisions described above would apply to a sale, lease or transfer of less than all of our and our subsidiaries’ assets.
Events of Default
For purposes of the notes, the description below under this section titled “— Events of Default” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities — Events of Default.”

Generally
An “event of default” means the occurrence of any of the following:
(1)
a default in the payment when due (whether at maturity, upon redemption or repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any note;

(2)
a default for 30 consecutive days in the payment when due of interest on any note;

(3)
our failure to deliver, when required by the indenture, a fundamental change notice or a notice pursuant to the provisions described above under the caption “— Conversion Rights — When the Notes May Be Converted — Conversion Upon Specified Corporate Events,” if (in the case of any notice other than a notice pursuant to the provisions described above under the caption “— Conversion Rights — When the Notes May Be Converted — Conversion Upon Specified Corporate Events — Certain Distributions”) such failure is not cured within three business days after its occurrence (or, in the case of a notice pursuant to the provisions described above under the caption “Conversion Rights When the Notes May Be Converted — Conversion Upon Specified Corporate Events — Certain Distributions”, when due);

(4)
a default in our obligation to convert a note in accordance with the indenture upon the exercise of the conversion right with respect thereto, if such default is not cured within three business days after its occurrence;

(5)
a default in our obligations described above under the caption “— Consolidation, Merger and Asset Sale”;

(6)
a default in any of our obligations or agreements under the indenture or the notes (other than a default set forth in paragraphs (1), (2), (3), (4) or (5) above) where such default is not cured or waived within 60 days after notice to us by the trustee, or to us and the trustee by holders of at least 25% of the aggregate principal amount of notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “notice of default”;

(7)
a default by us or any of our “significant subsidiaries” (as defined below under the caption “— Definitions”) with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least $30,000,000 (or its foreign currency equivalent) in the aggregate of us or any of our significant subsidiaries, whether such indebtedness exists as of the date we first issue the notes or is thereafter created, where such default:

▪
constitutes a failure to pay the principal of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or

▪
results in such indebtedness becoming or being declared due and payable before its stated maturity,

in each case where such default is not cured or waived within 30 days after notice to us by the trustee or to us and the trustee by holders of at least 25% of the aggregate principal amount of notes then outstanding; and
(8)
a final judgment being rendered against us or any of our significant subsidiaries for the payment of at least $30,000,000 (or its foreign currency equivalent) (excluding any amounts covered by insurance), where such judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished; and

(9)
certain events of bankruptcy, insolvency and reorganization with respect to us or any of our significant subsidiaries.

For the avoidance of doubt, any failure by us to provide any notice under the indenture other than as set forth in clause (3) above shall be subject to clause (6) above (including the 60-day cure period contained therein).

Acceleration
If an event of default described in paragraph (9) above occurs with respect to us (and not solely with respect to a significant subsidiary of ours), then the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding will immediately become due and payable without any further action or notice by any person. If an event of default (other than an event of default described in paragraph (9) above with respect to us and not solely with respect to a significant subsidiary of ours) occurs and is continuing, then, except as described below under the caption “— Special Interest as Sole Remedy for Certain Reporting Defaults,” the trustee, by notice to us, or noteholders of at least 25% of the aggregate principal amount of notes then outstanding, by notice to us and the trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding to become due and payable immediately. For the avoidance of doubt, if such event of default is not continuing at the time such notice is provided (that is, such event of default has been cured or waived as of such time), then such notice will not be effective to cause such amounts to become due and payable immediately.
Noteholders of a majority in aggregate principal amount of the notes then outstanding, by notice to us and the trustee, may, on behalf of all noteholders, rescind any acceleration of the notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing events of default (except the non-payment of principal of, or interest on, the notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereto.
If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), then the court could disallow recovery of any such portion.
Waiver of Past Defaults
An event of default pursuant to paragraph (1), (2), (4) or (6) above (that, in the case of paragraph (6) only, results from a default under any covenant that cannot be amended without the consent of each affected noteholder), and a default that could lead to such an event of default, can be waived only with the consent of each affected noteholder. Each other default or event of default may be waived, on behalf of all noteholders, by noteholders of a majority in aggregate principal amount of the notes then outstanding.
Cure of Defaults; Ability to Cure or Waive Before Event of Default Occurs
For the avoidance of doubt, and without limiting the manner in which any default or event of default can be cured,
▪
a default or event of default consisting of a failure to send a notice in accordance with the terms of the indenture will be cured upon the sending of such notice;

▪
a default or event of default in making any payment on (or delivering any other consideration in respect of) any note will be cured upon the delivery, in accordance with the indenture, of such payment (or other consideration) together, if applicable, with “default interest” (as defined below under the caption “— Default Interest”) thereon; and

▪
a default or event of default that is (or, after notice, passage of time or both, would be) a “reporting event of default” (as defined below under the caption “— Special Interest as Sole Remedy for Certain Reporting Defaults”) will be cured upon the filing of the relevant report(s) giving rise to such reporting event of default;

provided that (x) the cure of any event of default shall not invalidate any acceleration of the notes on account of such event of default that was properly effected prior to such time as such event of default was cured and (y) the cure of any reporting event of default shall not affect our obligation to pay any special interest that accrues prior to the time of such cure. In addition, for the avoidance of doubt, if a default that is not an event of default is cured or waived before such default would have constituted an event of default, then no event of default will result from such default.
Notice of Defaults
If a default or event of default occurs, then we will, within 30 days after we first obtain knowledge of its occurrence, notify the trustee, setting forth what action we are taking or propose to take with respect thereto.

However, we will not be required to provide such notification at any time after such default is cured or waived. We must also provide the trustee, within 120 days after the end of each fiscal year (beginning with the fiscal year ending on December 31, 2026), with a certificate as to whether any defaults or events of default have occurred or are continuing. If a default or event of default occurs and is continuing and is actually known to a responsible officer of the trustee, then the trustee must notify the noteholders of the same within 90 days after it occurs or, if it is not actually known to a responsible officer of the trustee at such time, promptly (and in any event within 10 business days) after it becomes actually known to a responsible officer of the trustee. However, except in the case of a default or event of default in the payment of the principal of, or interest on, any note, or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the noteholders. For the avoidance of doubt, the trustee will not be required to deliver such notice at any time after such default or event of default is cured or waived.
Limitation on Suits; Absolute Rights of Noteholders
Except with respect to the rights referred to below, no noteholder may pursue any remedy with respect to the indenture or the notes, unless:
▪
such noteholder has previously delivered to the trustee notice that an event of default is continuing;

▪
noteholders of at least 25% in aggregate principal amount of the notes then outstanding deliver a written request to the trustee to pursue such remedy;

▪
such noteholder(s) offer and, if requested, provide to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee’s following such request;

▪
the trustee does not comply with such request within 60 calendar days after its receipt of such request and such offer of security or indemnity; and

▪
during such 60 calendar day period, noteholders of a majority in aggregate principal amount of the notes then outstanding do not deliver to the trustee a direction that is inconsistent with such request.

However, notwithstanding anything to the contrary, but without limiting the provisions described under the caption “— Modification and Amendment” relating to amendments and supplements without the consent of any noteholder, the right of each holder of a note to receive payment or delivery, as applicable, of the principal of, or the redemption price or fundamental change repurchase price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such respective due dates, will not be impaired or affected without the consent of such holder.
Noteholders of a majority in aggregate principal amount of the notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee or exercising any trust or power conferred on it. However, the trustee may refuse to follow any direction that conflicts with law, the indenture or the notes, or that, subject to the terms of the indenture, the trustee determines may be unduly prejudicial to the rights of other noteholders or may involve the trustee in liability, unless the trustee is offered (and, if requested, provided with) security and indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee’s following such direction.
Default Interest
Payments of any amounts due on the notes that are not made when due will accrue interest at a rate per annum equal to the rate per annum at which stated interest accrues on the notes. We refer to such interest, if any, as “default interest.”
Special Interest as Sole Remedy for Certain Reporting Defaults
Notwithstanding anything to the contrary described above, we may elect that the sole remedy for any event of default (a “reporting event of default”) pursuant to paragraph (6) above arising from our failure to comply with our obligations described below under the caption “— Exchange Act Reports” (including our obligations under Section 314(a)(1) of the Trust Indenture Act) will, for each of the first 365 calendar days on which such reporting event of default has occurred and is continuing, consist exclusively of the accrual of special interest on the notes. If we have made such an election, then (i) the notes will be subject to acceleration as described above on account of the relevant reporting event of default from, and including, the 366th calendar day on which such reporting event of default has occurred and is continuing or if we fail to pay any accrued and unpaid special interest when due; and (ii) special interest will cease to accrue on any notes from, and including, such 366th calendar day.
Any special interest that accrues on a note will be payable on the same dates and in the same manner as the stated interest on such note and will accrue at a rate per annum equal to 0.25% of the principal amount thereof for the first 180 days on which such reporting event of default is continuing and special interest accrues and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof, to, and including, the 365th day on which such reporting event of default is continuing and special interest accrues. For the avoidance of doubt, any special interest that accrues on a note will be in addition to the stated interest that accrues on such note.
To make the election to pay special interest as described above, we must provide notice of such election to noteholders, the trustee and the paying agent (if other than the trustee) before the date on which each reporting event of default first occurs. The notice will also, among other things, briefly describe the periods during which and rate at which special interest will accrue and the circumstances under which the notes will be subject to acceleration on account of such reporting event of default.
Modification and Amendment
For purposes of the notes, the description below under this section titled “— Modification and Amendment” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities — Modification and Waiver.”
We and the trustee may, with the consent of holders of a majority in aggregate principal amount of the notes then outstanding, amend or supplement the indenture or the notes or waive compliance with any provision of the indenture or the notes. However, without the consent of each affected noteholder, no amendment or supplement to the indenture or the notes, or waiver of any provision of the indenture or the notes, may:
▪
reduce the principal, or change the stated maturity, of any note;

▪
reduce the redemption price or fundamental change repurchase price for any note or change the times at which, or the circumstances under which, the notes may or will be redeemed or repurchased by us;

▪
reduce the rate, or extend the time for the payment, of interest on any note;

▪
make any change that adversely affects the conversion rights of any note;

▪
impair the absolute rights of any holder of a note to receive payment or delivery, as applicable, of the principal of, or the redemption price or fundamental change repurchase price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such respective due dates;

▪
change the ranking of the notes;

▪
make any note payable in money, or at a place of payment, other than that stated in the indenture or the note;

▪
reduce the amount of notes whose holders must consent to any amendment, supplement, waiver or other modification; or

▪
make any direct or indirect change to any amendment, supplement, waiver or modification provision of the indenture or the notes that requires the consent of each affected noteholder.

Notwithstanding anything to the contrary above, we and the trustee may amend or supplement the indenture or the notes without the consent of any noteholder to:
▪
cure any ambiguity or correct any omission, defect or inconsistency in the indenture or the notes;

▪
add guarantees with respect to our obligations under the indenture or the notes;

▪
secure the notes;

▪
add to our covenants or events of default for the benefit of noteholders or surrender any right or power conferred on us;

▪
provide for the assumption of our obligations under the indenture and the notes pursuant to, and in compliance with, the provisions described above under the caption “— Consolidation, Merger and Asset Sale”;

▪
enter into supplemental indentures pursuant to, and in accordance with, the provisions described above under the caption “— Conversion Rights — Effect of Common Stock Change Event” in connection with a common stock change event;

▪
irrevocably elect or eliminate any settlement method or specified dollar amount; provided, however, that no such election or elimination will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the provisions described above under the caption “— Conversion Rights — Settlement Upon Conversion — Settlement Method”;

▪
evidence or provide for the acceptance of the appointment of a successor trustee;

▪
conform the provisions of the indenture and the notes to the “Description of Notes” section of the preliminary prospectus supplement for this offering, as supplemented by the related pricing term sheet;

▪
provide for or confirm the issuance of additional notes pursuant to the indenture;

▪
provide for any transfer restrictions that apply to any notes issued under the indenture (other than the notes issued in this offering, and any notes issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act;

▪
comply with any requirement of the SEC in connection with effecting or maintaining the qualification of the indenture or any supplemental indenture under the Trust Indenture Act, as then in effect; or

▪
make any other change to the indenture or the notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of noteholders, as such, in any material respect, as determined by us in good faith.

Exchange Act Reports
We will send to the trustee copies of all reports that we are required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act (other than current reports on Form 8-K or any successor form) within 15 calendar days after the date that we are required to so file the same (after giving effect to all applicable grace periods under the Exchange Act). However, we need not send to the trustee any material for which we have received, or are seeking in good faith and have not been denied, confidential treatment by the SEC. Any such report that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the trustee at the time such report is so filed via the EDGAR system (or such successor). Delivery of reports, information and documents to the trustee is for informational purposes only and receipt of such reports and documents will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture or the notes (as to which the trustee is entitled to rely exclusively on officer’s certificates). The trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants under the indenture or the notes or with respect to any reports or other documents filed with the SEC through the EDGAR system or any website under the indenture. Upon the request of any noteholder, the trustee will provide to the noteholder a copy of any report that we have sent the trustee pursuant to the provisions described above, other than a report that is deemed to be sent to the trustee as a result of us filing such report with the SEC through the EDGAR system (or any successor thereto). We will also comply with our other obligations under Section 314(a)(1) of the Trust Indenture Act.
The “grace periods” referred to in the preceding paragraph with respect to any report will include the maximum period afforded by Rule 12b-25 (or any successor rule thereto) under the Exchange Act regardless of whether we file, or indicate in the related Form 12b-25 (or any successor form thereto) that we expect to or will file, such report before the expiration of such maximum period.
Discharge
For purposes of the notes, the description below under this section titled “— Discharge” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities — Defeasance of Debt Securities and Certain Covenants in Certain Circumstances.”

Subject to the terms of the indenture, our obligations with respect to the notes under the indenture will be discharged if we deliver all outstanding notes to the trustee for cancellation, or if all outstanding notes have become due and payable (including upon conversion, if the consideration due upon such conversion has been determined) and we have irrevocably deposited with the trustee, or caused to be delivered to noteholders, sufficient cash or other consideration to satisfy all amounts that have become due and payable.
Calculations
Except as otherwise provided in the indenture, we will be responsible for making all calculations called for under the indenture or the notes, including determinations of the last reported sale price, the daily conversion value, the daily cash amount, the daily share amount, the daily VWAP, the trading price, accrued interest on the notes, including any special interest, the redemption price, the fundamental change repurchase price and the conversion rate (including adjustments to the conversion rate). We will make all calculations in good faith, and, absent manifest error, our calculations will be final and binding on all noteholders. We will provide a schedule of our calculations to the trustee, and the trustee will promptly forward a copy of each such schedule to any noteholder upon written request.
Trustee
The trustee under the indenture is U.S. Bank Trust Company, National Association. The trustee assumes no responsibility for the accuracy or completeness of the information contained in this prospectus supplement or the related documents. The trustee and/or its affiliates have in the past provided and may from time to time in the future provide banking and other services to us in the ordinary course of business.
Notices
We will send all notices or communications to noteholders pursuant to the indenture in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the noteholders’ respective addresses shown on the register for the notes. However, in the case of global notes, we are permitted to, and will, send notices or communications to noteholders pursuant to the depositary procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such noteholders in writing.
No Personal Liability of Directors, Officers, Employees and Stockholders
No past, present or future director, officer, employee, incorporator or stockholder of ours, as such, will have any liability for any obligations of ours under the indenture or the notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any note, each noteholder will be deemed to waive and release all such liability, and such waiver and release are part of the consideration for the issuance of the notes.
Governing Law; Waiver of Jury Trial
For purposes of the notes, the description below under this section titled “— Governing Law” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities — Governing Law.”
The indenture and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York. The indenture will provide that we and the trustee will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the notes or the transactions contemplated by the indenture or the notes.
Submission to Jurisdiction
Any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated by the indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “specified courts”), and each party will be deemed to irrevocably submit to the non-exclusive jurisdiction of those courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to any party’s address as provided in the indenture will be effective service of process for any such suit, action or proceeding brought in any such court. Each of us, the trustee and each noteholder (by its acceptance of any note) will be deemed to irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the specified courts and to irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.
Definitions
“Affiliate” has the meaning set forth in Rule 144 under the Securities Act as in effect on the date we first issue the notes.
“Bid solicitation agent” means the person who is required to obtain bids for the trading price in accordance with the provisions described under the caption “— Conversion Rights — When the Notes May Be Converted — Conversion Upon Satisfaction of Note Trading Price Condition” and in the definition of “trading price.”
“Board of directors” means our board of directors or a committee of such board duly authorized to act on behalf of such board.
“Business day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Capital stock” of any person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such person, but excluding any debt securities convertible into, or exchangeable for, such equity.
“Close of business” means 5:00 p.m., New York City time.
“Common equity” of any person means capital stock of such person that is generally entitled (i) to vote in the election of directors of such person; or (ii) if such person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such person.
“Conversion price” means, as of any time, an amount equal to (i) $1,000 divided by (ii) the conversion rate in effect at such time.
“Conversion rate” initially means 37.7358 shares of our common stock per $1,000 principal amount of notes, which amount is subject to adjustment as described above under the caption “— Conversion Rights.” Whenever in this prospectus supplement we refer to the conversion rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the conversion rate immediately after the close of business on such date.
“Daily cash amount” means, with respect to any VWAP trading day, the lesser of (i) the applicable daily maximum cash amount; and (ii) the daily conversion value for such VWAP trading day.
“Daily conversion value” means, with respect to any VWAP trading day, one-25th of the product of (i) the conversion rate on such VWAP trading day; and (ii) the daily VWAP per share of our common stock on such VWAP trading day.
“Daily maximum cash amount” means, with respect to the conversion of any note, the quotient obtained by dividing (i) the specified dollar amount applicable to such conversion by (ii) 25.
“Daily share amount” means, with respect to any VWAP trading day, the quotient obtained by dividing (i) the excess, if any, of the daily conversion value for such VWAP trading day over the applicable daily maximum cash amount by (ii) the daily VWAP for such VWAP trading day. For the avoidance of doubt, the daily share amount will be zero for such VWAP trading day if such daily conversion value does not exceed such daily maximum cash amount.
“Daily VWAP” means, for any VWAP trading day, the per share volume-weighted average price of our common stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ZBIO <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or, if such volume-weighted average price is unavailable, the market value of one share of our common stock on such VWAP trading day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm we select, which may be any of the underwriters). The daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.
“Default” means any event that is (or, after notice, passage of time or both, would be) an event of default.
“Default interest” has the meaning set forth above under the caption “— Events of Default — Default Interest.”
“Depositary procedures” means, with respect to any conversion, transfer, exchange or other transaction involving a global note or any beneficial interest therein, the rules and procedures of the depositary applicable to such conversion, transfer, exchange or transaction.
“DTC” means The Depository Trust Company.
“Effective date,” in relation to a stock split or stock combination of our common stock, means the first date on which the shares of our common stock trade on the relevant stock exchange, regular way, reflecting the relevant stock split or stock combination, as applicable.
“Ex-dividend date” means, with respect to an issuance, dividend or distribution on our common stock, the first date on which shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of our common stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Fundamental change” means any of the following events:
(i)
a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than us or our “wholly owned subsidiaries” (as defined below), or any employee benefit plans of ours or our wholly owned subsidiaries, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of our common stock representing more than 50% of the voting power of all of our common stock;

(ii)
the consummation of: (1) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person, other than solely to one or more of our wholly owned subsidiaries; or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of our common stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of us pursuant to which the persons that directly or indirectly “beneficially owned” (as defined below) all classes of our common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a fundamental change pursuant to this clause (ii);

(iii)
our stockholders approve any plan or proposal for our liquidation or dissolution; or

(iv)
our common stock ceases to be listed on any of the New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (i) or (ii) above will not constitute a fundamental change if at least 90% of the consideration received or to be received by the holders of our common stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock or other corporate common equity interests listed (or depositary receipts representing shares of common stock or other corporate common equity interests, which depositary receipts are listed) on any of the New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a common stock change event whose reference property consists of such consideration.
For the purposes of this definition, (x) any transaction or event described in both clause (i) and in clause (ii)(1) or (2) above (without regard to the proviso in clause (ii)) will be deemed to occur solely pursuant to clause (ii) above (subject to such proviso); and (y) whether a person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.
For the avoidance of doubt, references to our “common stock” and “common equity” in this definition will be subject to the provision described in the fifth bullet point under the caption “— Conversion Rights — Effect of Common Stock Change Event — Generally” above.
“Holder” and “noteholder” mean a person in whose name a note is registered in the register for the notes.
“Last reported sale price” of our common stock for any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of our common stock on such trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is then listed. If our common stock is not listed on a U.S. national or regional securities exchange on such trading day, then the last reported sale price will be the last quoted bid price per share of our common stock on such trading day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted on such trading day, then the last reported sale price will be the average of the mid-point of the last bid price and the last ask price per share of our common stock on such trading day from a nationally recognized independent investment banking firm we select, which may be any of the underwriters. The “last reported sale price” will be determined without regard to after-hours trading or any other trading outside of the regular trading session hours.
“Make-whole fundamental change” means (i) a fundamental change (determined after giving effect to the proviso immediately after clause (iv) of the definition thereof, but without regard to the proviso to clause (ii)(2) of such definition); or (ii) the sending of any notice of redemption pursuant to the provisions described above under the caption “— Optional Redemption”; provided, however, that the sending of any such notice of redemption will constitute a make-whole fundamental change only with respect to the notes called (or deemed to be called pursuant to the provisions described above under the caption “— Optional Redemption”) for redemption pursuant to such notice and not with respect to any other notes.
“Make-whole fundamental change conversion period” has the following meaning:
(i)
in the case of a make-whole fundamental change pursuant to clause (i) of the definition thereof, the period from, and including, the make-whole fundamental change effective date of such make-whole fundamental change to, and including, the 35th trading day after such make-whole fundamental change effective date (or, if such make-whole fundamental change also constitutes a fundamental change (other than an exempted fundamental change), to, but excluding, the related fundamental change repurchase date); and

(ii)
in the case of a make-whole fundamental change pursuant to clause (ii) of the definition thereof, the period from, and including, the date we send the redemption notice for the related redemption to, and including, the second scheduled trading day immediately before the related redemption date;

provided, however, that if the conversion date for the conversion of a note that has been called (or deemed called) for redemption occurs during the make-whole fundamental change conversion period for both a make-whole fundamental change occurring pursuant to clause (i) of the definition of “make-whole fundamental change” and a make-whole fundamental change resulting from such redemption pursuant to clause (ii) of such definition, then, solely for purposes of such conversion, (x) such conversion date will be deemed to occur solely during the make-whole fundamental change conversion period for the make-whole fundamental change with the earlier make-whole fundamental change effective date; and (y) the make-whole fundamental change with the later make-whole fundamental change effective date will be deemed not to have occurred.
“Make-whole fundamental change effective date” means (i) with respect to a make-whole fundamental change pursuant to clause (i) of the definition thereof, the date on which such make-whole fundamental change occurs or becomes effective; and (ii) with respect to a make-whole fundamental change pursuant to clause (ii) of the definition thereof, the applicable “redemption notice date” (as defined below).
“Market disruption event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which our common stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.
“Maturity date” means April 1, 2032.
“Observation period” means, with respect to any note to be converted, (i) subject to clause (ii) below, if the conversion date for such note occurs before January 1, 2032, the 25 consecutive VWAP trading days beginning on, and including, the second VWAP trading day immediately after such conversion date; (ii) if such conversion date occurs on or after the date we have sent a redemption notice calling all or any notes for redemption and on or before the second scheduled trading day before the related redemption date, the 25 consecutive VWAP trading days beginning on, and including, the 26th scheduled trading day immediately before such redemption date; and (iii) subject to clause (ii) above, if such conversion date occurs on or after January 1, 2032, the 25 consecutive VWAP trading days beginning on, and including, the 26th scheduled trading day immediately before the maturity date.
“Open of business” means 9:00 a.m., New York City time.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person.”
“Qualified successor entity” means, with respect to a business combination event, a corporation; provided, however, that (i) if such business combination event is an exempted fundamental change, a limited liability company, limited partnership or other similar entity will also constitute a qualified successor entity with respect to such business combination event; and (ii) a limited liability company or limited partnership that is the resulting, surviving or transferee person of such business combination event will also constitute a qualified successor entity with respect to such business combination event, provided that, in the case of this clause (ii) all of the following conditions are satisfied: (1) either (x) such limited liability company or limited partnership is treated as a corporation or is a direct or indirect, wholly owned subsidiary of, and disregarded as an entity separate from, a corporation, in each case for U.S. federal income tax purposes; or (y) we have received an opinion of a nationally recognized tax counsel to the effect that such business combination event will not be treated as an exchange under Section 1001 of the Internal Revenue Code of 1986, as amended, for holders or beneficial owners of the notes; (2) such business combination event constitutes a common stock change event whose reference property consists solely of any combination of cash in U.S. dollars and shares of common stock or other corporate common equity interests of an entity that is (x) treated as a corporation for U.S. federal income tax purposes; (y) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; and (z) a direct or indirect parent of such limited liability company or limited partnership; and (3) if such limited liability company or limited partnership is disregarded as separate from its owner for U.S. federal income tax purposes, its regarded owner for those purposes is an entity described in clause (ii)(2).
“Redemption notice date” means, with respect to a redemption, the date on which we send the related redemption notice pursuant to the provisions described above under the caption “— Optional Redemption.”

“Scheduled trading day” means any day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, then “scheduled trading day” means a business day.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Significant subsidiary” of any person means any subsidiary of that person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of that person.
“Specified dollar amount” means, with respect to the conversion of a note to which combination settlement applies, the maximum cash amount per $1,000 principal amount of such note deliverable upon such conversion (excluding cash in lieu of any fractional share of our common stock).
“Stated interest” has the meaning set forth above under the caption “— Interest.”
“Stock price” has the following meaning for any make-whole fundamental change: (i) if the holders of our common stock receive only cash in consideration for their shares of our common stock in such make-whole fundamental change and such make-whole fundamental change is pursuant to clause (ii) of the definition of “fundamental change,” then the stock price is the amount of cash paid per share of our common stock in such make-whole fundamental change; and (ii) in all other cases, the stock price is the average of the last reported sale prices per share of our common stock for the five consecutive trading days ending on, and including, the trading day immediately before the make-whole fundamental change effective date of such make-whole fundamental change.
“Subsidiary” means, with respect to any person, (i) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person; and (ii) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such person or any one or more of the other subsidiaries of such person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.
“Trading day” means any day on which (i) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded; and (ii) there is no “market disruption event” (as defined above in this “— Definitions” section). If our common stock is not so listed or traded, then “trading day” means a business day.
“Trading price” of the notes on any trading day means the average of the secondary market bid quotations, expressed as a cash amount per $1,000 principal amount of notes, obtained by the bid solicitation agent for $1,000,000 (or such lesser amount as may then be outstanding) in principal amount of notes at approximately 3:30 p.m., New York City time, on such trading day from three nationally recognized independent securities dealers we select, which may include any of the underwriters; provided, however, that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, then that one bid will be used. If, on any trading day, (i) the bid solicitation agent cannot reasonably obtain at least one bid for $1,000,000 (or such lesser amount as may then be outstanding) in principal amount of notes from a nationally recognized independent securities dealer; (ii) we are not acting as the bid solicitation agent and we fail to instruct the bid solicitation agent to obtain bids when required; or (iii) the bid solicitation agent fails to solicit bids when required, then, in each case, the trading price per $1,000 principal amount of notes on such trading day will be deemed to be less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day.
“VWAP market disruption event” means, with respect to any date, (i) the failure by the principal U.S. national or regional securities exchange on which our common stock is then listed, or, if our common stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which our common stock is then traded, to open for trading during its regular trading session on such date; or (ii) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.
“VWAP trading day” means a day on which (i) there is no VWAP market disruption event; and (ii) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, then “VWAP trading day” means a business day.
“Wholly owned subsidiary” of a person means any subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such person or one or more wholly owned subsidiaries of such person.
Book Entry, Settlement and Clearance
For purposes of the notes, the description below under this section titled “— Book Entry, Settlement and Clearance” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities — Global Securities.”
Global Notes
The notes will be initially issued in the form of one or more notes registered in the name of Cede & Co., as nominee of DTC, without interest coupons (the “global notes”), and will be deposited with the trustee as custodian for DTC.
Only persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants may own beneficial interests in a global note. We expect that, under procedures established by DTC:
▪
upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

▪
ownership of beneficial interests in a global note will be shown on, and transfers of such interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Book-Entry Procedures for Global Notes
All interests in a global note will be subject to the operations and procedures of DTC. Accordingly, you must allow for sufficient time in order to comply with those operations and procedures if you wish to exercise any of your rights with respect to global notes. The operations and procedures of DTC are controlled by DTC and may be changed at any time. None of us, the trustee, the paying agent or any of the underwriters will be responsible for those operations or procedures.
DTC has advised us that it is:
▪
a limited purpose trust company organized under the laws of the State of New York;

▪
a “banking organization” within the meaning of the New York State Banking Law;

▪
a member of the Federal Reserve System;

▪
a “clearing corporation” within the meaning of the Uniform Commercial Code; and

▪
a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers (including the underwriters), banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s book-entry system is also available to other “indirect participants,” such as banks, brokers, dealers and trust companies, who directly or indirectly clear through or maintain a custodial relationship with a DTC participant. Purchasers of notes who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:
▪
will not be entitled to have notes represented by the global note registered in their names;

▪
will not receive or be entitled to receive physical, certificated notes; and

▪
will not be considered the owners or holders of the notes under the indenture for any purpose.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through whom the investor owns its interest) to exercise any rights of a noteholder under the indenture.
Payments on any global notes will be made to DTC or its nominee as the registered holder of the global note. None of us, the trustee (including in its capacity as paying agent) or any of the underwriters will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to, or payments made on account of, those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Physical Notes
A global note will be exchanged, pursuant to customary procedures, for one or more physical notes only if:
▪
DTC notifies us or the trustee that it is unwilling or unable to continue as depositary for such global note or DTC ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, we fail to appoint a successor depositary within 90 days of such notice or cessation;

▪
an event of default has occurred and is continuing and we, the trustee or the registrar has received a written request from DTC, or from a holder of a beneficial interest in such global note, to exchange such global note or beneficial interest, as applicable, for one or more physical notes; or

we, in our sole discretion, permit the exchange of any beneficial interest in such global note for one or more physical notes at the request of the owner of such beneficial interest.

DESCRIPTION OF THE CONCURRENT EQUITY OFFERING
Concurrently with this offering, we are offering 5,000,000 shares of our common stock (or 5,750,000 shares of our common stock if the underwriters exercise their option to purchase additional shares of common stock in full). The Concurrent Equity Offering is being made pursuant to a separate prospectus supplement. On March 26, 2026, the last reported sale price of our common stock on The Nasdaq Global Select Market was $22.16 per share. Based on 54,485,518 shares of common stock outstanding as of December 31, 2025 and assuming the sale of 5,000,000 shares of our common stock in the Concurrent Equity Offering (at a public offering price of $20.00 per share), we will have 59,485,518 shares of common stock outstanding immediately following the Concurrent Equity Offering (assuming the underwriters of the Concurrent Equity Offering do not exercise their option to purchase additional shares of common stock).
The foregoing calculations are based on 54,485,518 shares of common stock outstanding as of December 31, 2025 and excludes:
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any shares of our common stock that may be issuable upon conversion of the notes being offered by us in this offering;

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10,675,615 shares of our common stock issuable upon the exercise of options to purchase shares of our common stock outstanding as of December 31, 2025, with a weighted-average exercise price of $13.46 per share;

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371,400 shares of our common stock issuable upon the exercise of stock options granted after December 31, 2025, with a weighted-average exercise price of $22.68 per share;

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599,675 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of December 31, 2025;

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87,075 shares of our common stock issuable upon the vesting of restricted stock units granted after December 31, 2025;

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431,863 shares of our common stock reserved for issuance pursuant to future equity awards under our 2024 Plan, which increased to 3,156,138 effective January 1, 2026, as well as any future increases in the number of shares of our common stock reserved for future issuance under the 2024 Plan;

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1,000,000 shares of our common stock reserved for issuance pursuant to future equity awards under our 2026 Plan, as well as any future increases in the number of shares of our common stock reserved for future issuance under the 2026 Plan;

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773,122 shares of our common stock reserved for future issuance under our 2024 ESPP, which increased to 1,317,977 effective January 1, 2026, as well as any future increases in the number of shares of our common stock reserved for future issuance under the 2024 ESPP;

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2,827,723 shares of our common stock issued after December 31, 2025 under our ATM equity offering; and

▪
2,000,000 shares of Common Stock issuable to InnoCare as partial consideration pursuant to that certain license agreement between InnoCare and the Company, dated October 7, 2025.

Neither the completion of this offering nor the Concurrent Equity Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Equity Offering does not occur, and vice versa, or neither occurs, or either offering results in lower net proceeds than we currently estimate. The Concurrent Equity Offering may not be completed on the terms described herein, or at all. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Equity Offering.
See “Use of Proceeds” for additional information regarding the use of proceeds from this offering and the Concurrent Equity Offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax considerations to you of the ownership, disposition and conversion of the notes and the ownership and disposition of the shares of our common stock received upon conversion of the notes. This summary:
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is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations, all of which are subject to change (possibly with retroactive effect) or to different interpretations;

▪
does not discuss the tax considerations to you if you do not hold the notes and any shares of our common stock received upon conversion of the notes as capital assets within the meaning of Section 1221 of the Code (that is, for investment purposes);

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does not discuss the tax considerations to you if you do not purchase the notes in the initial offering for the original issue price (the first price at which a substantial amount of the notes is sold for cash to the public, not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers);

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does not discuss all of the tax considerations that may be relevant to you in light of your particular circumstances or that may be relevant to you because you are subject to special rules, such as rules applicable to banks, financial institutions, “controlled foreign corporations,” “passive foreign investment corporations,” persons holding (actually or constructively) more than 5% (by vote or value) of our common stock, regulated investment companies, real estate investment trusts, tax-exempt entities, S corporations, U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar, insurance companies, dealers in securities or currencies, traders in securities or foreign currencies that have elected the mark-to-market method of tax accounting, persons holding the notes as part of a hedge, straddle, “constructive sale,” “conversion” or other integrated transaction, qualified foreign pension funds, or certain former U.S. citizens or long-term residents subject to taxation as expatriates;

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does not discuss the effect of any state, local or foreign laws, any U.S. federal gift tax or estate tax considerations, alternative minimum tax considerations, special tax accounting rules under Section 451(b) of the Code, or the 3.8% Medicare tax on net investment income; and

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does not discuss tax considerations to an owner of notes or common stock held through a partnership or other pass-through entity.

As used in this section, a “U.S. holder” means a beneficial owner of a note or share of our common stock that is, for U.S. federal income tax purposes, an individual who is a citizen or resident of the United States or any political subdivision thereof, a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (1) the trust is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) a valid election is in place to treat the trust as a U.S. person. As used in this section, a “non-U.S. holder” means a beneficial owner of a note or share of our common stock that is not a U.S. holder and that is for U.S. federal income tax purposes an individual, corporation, estate or trust.
If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds the notes or shares of common stock, the tax treatment of the partnership and a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partner in a partnership that holds the notes or shares of common stock, you should consult your own tax advisors.
There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein (or that a court will not sustain such a challenge), and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the ownership, disposition and conversion of the notes and the ownership and disposition of the shares of our common stock received upon conversion of the notes.

Please consult your own tax advisor regarding the application of U.S. federal income tax laws to your particular situation and the consequences of U.S. federal estate and gift tax laws, state, local and foreign laws and tax treaties.
Income Tax Considerations for U.S. Holders
This section applies to you if you are a U.S. holder.
Stated Interest
In general, stated interest paid on a note will be taxable to you as ordinary income at the time it accrues or is received in accordance with your method of accounting for U.S. federal income tax purposes. If you are a cash method taxpayer, which is the case for most individuals, you must report stated interest on the notes in your income when you receive it. If you are an accrual method taxpayer, you must report stated interest on the notes in your income as it accrues.
This discussion assumes that the notes will not be issued with original issue discount. If, however, the principal amount of a note exceeds the issue price by at least a de minimis amount, as determined under applicable U.S. Treasury regulations, you will be required to include such excess in income as original issue discount, as it accrues, in accordance with a constant yield method based on a compounding of interest before the receipt of the cash payments attributable to this income.
Under the terms of the notes, in certain circumstances we may be obligated to pay you amounts in excess of stated interest or principal, or to redeem the notes in advance of their stated maturity. See “Description of Notes — Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.” Although the matter is not free from doubt, we believe that the notes should not be treated as contingent payment debt instruments in light of, among other things, the possibility of such payments or redemptions. This position is based in part on assumptions regarding the likelihood, as of the date of issuance of the notes, of such payments or redemptions. Our determination will be binding on you unless you disclose your contrary position in the manner required by the applicable U.S. Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to successfully challenge this position, the timing and amount of income inclusions by a holder generally would be adversely affected. You are urged to consult your own tax advisors regarding the potential application of these rules to the notes and the consequences thereof. This remainder of this discussion assumes that our position is correct.
Sale, Exchange, Redemption, Repurchase or Other Taxable Disposition of Notes
Except as provided below under “Conversion,” on the sale, exchange, redemption or other taxable disposition of a note (including a repurchase at the option of a holder as described in “Description of Notes — Fundamental Change Permits Noteholders to Require Us to Repurchase Notes” and an exchange in lieu of conversion as described in “Description of Notes — Exchange in Lieu of Conversion”):
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You will have taxable gain or loss equal to the difference between the amount received by you (which does not include amounts representing accrued and unpaid interest, which will be taxable to you as described in “Stated Interest” above) and your adjusted tax basis in the note. Your tax basis in a note generally is the cost of the note to you (decreased by any principal payments you receive with respect to the note). Although not free from doubt, your tax basis in a note is expected to be increased by any amounts included in income as a result of an adjustment to or a failure to adjust (or to adequately adjust) the conversion rate of the note.

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Your gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if you have a holding period for the note that is more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) generally are subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.

In the case of an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes — Exchange in Lieu of Conversion,” the U.S. holder’s tax basis in any shares of our common stock received will equal the fair market value of such shares on the date of the exchange, and the U.S. holder’s holding period in such shares will begin the day after the date of the exchange.

Conversion
If a U.S. holder presents a note for conversion, the U.S. holder may receive solely cash, solely common stock, or a combination of cash and common stock in exchange for the note, depending upon our chosen settlement method.
If, upon conversion of a note, we elect to satisfy our conversion obligation solely with cash, your gain or loss will be determined in the same manner as if you disposed of the notes in a taxable disposition, as described above under “Sale, Exchange, Redemption or Other Taxable Disposition of the Notes.”
If a U.S. holder surrenders notes for conversion and we direct a designated financial institution to make an exchange in lieu of conversion (as described in “Description of Notes — Exchange in Lieu of Conversion”), the tax consequences to a U.S. holder will be as described above under “Sale, Exchange, Redemption, or Other Taxable Disposition of the Notes.”
If, upon conversion, we elect to satisfy our conversion obligation solely with shares of our common stock, you generally will not recognize any income, gain or loss upon conversion except with respect to cash received in lieu of a fractional share of our common stock and any cash or stock attributable to accrued interest not previously included in income.
Your adjusted basis in the shares of our common stock received (other than shares attributable to accrued interest) will be the same as your adjusted basis in the note at the time of the conversion, reduced by any basis allocable to a fractional share. The holding period for the shares of our common stock will generally include the holding period of the note converted (other than shares attributable to accrued interest).
Your adjusted basis in shares of our common stock attributable to accrued interest generally will equal the amount of accrued interest included in income and the holding period with respect to such stock will begin on the day following the date of conversion.
Cash received in lieu of a fractional share of our common stock will be treated as a payment in exchange for a fractional share of our common stock and generally will result in capital gain or loss equal to the difference between the cash received for the fractional share and your adjusted basis allocable to the fractional share.
If, upon conversion, we elect to satisfy our conversion obligation with a combination of cash and shares of our common stock, it is likely that the transaction will be treated as a recapitalization for U.S. federal income tax purposes. In order for an exchange of notes for a combination of cash and shares of our common stock to qualify as a recapitalization, the notes must be treated as “securities” under the relevant provisions of the Code. The Code and U.S. Treasury regulations do not define the term “security.”
Whether a debt instrument is a security is based on all of the facts and circumstances, but most authorities have held that the term to maturity of the debt instrument is one of the most significant factors. In this regard, debt instruments with a term of ten years or more generally have qualified as securities, whereas debt instruments with a term of less than five years generally have not qualified as securities. The convertibility of the notes into our common stock in certain circumstances supports “security treatment” because the possible equity participation in the Company signifies an investment that is affected by the performance of the business. U.S. holders are urged to consult their own tax advisors regarding a conversion of the notes into a combination of cash and shares. We intend to take the position that the notes are securities for U.S. federal income tax purposes, and that if, upon conversion, we elect to satisfy our conversion obligation with a combination of cash and shares of our common stock, we intend to treat the conversion as a recapitalization for U.S. federal income tax purposes.
Assuming the transaction is treated as a recapitalization:
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you will recognize capital gain in an amount equal to the lesser of (i) the excess (if any) of (A) the amount of cash (excluding any cash received attributable to accrued interest, which will be treated as described above under “Stated Interest”) plus the fair market value of shares of our common stock received upon conversion (treating a fractional share of our common stock as issued and redeemed for this purpose and excluding any such common stock that is attributable to accrued interest) over (B) your adjusted tax basis in the converted note, and (ii) the amount of cash received upon conversion (other than any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued interest). In addition, gain or loss must be recognized with respect to cash received in lieu of a fractional share equal to the difference between the cash received with respect to such fractional share and the basis in the note that is allocated to such fractional share (as described below);
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you will not be able to recognize any taxable loss (other than with respect to a fractional share); and

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your basis in the stock received (other than common stock attributable to accrued interest, the tax basis of which will equal its fair market value, but including the fractional share deemed to have been received) will be equal to your basis in the notes so converted (excluding the portion of the tax basis that is allocable to any fractional share) plus any gain recognized (other than with respect to a fractional share) minus any cash received (excluding cash received in lieu of a fractional share and cash attributable to accrued interest).

Your holding period in the stock received will include your holding period for the notes; however, your holding period in stock received attributable to accrued interest will begin on the day following the date of receipt.
Alternative treatments of the conversion of the notes into cash and common stock are possible. For example, the conversion may be treated as if a portion of your notes corresponding to the portion of the total consideration represented by cash is redeemed for cash and the remaining portion of your notes is converted into stock in a tax-free transaction. In that case, the U.S. holder’s adjusted tax basis in the note would generally be allocated pro rata between our common stock and cash received based on the fair market value of our common stock and the cash received. The holding period for our common stock received in the conversion would include the holding period for the note.
If, upon conversion, we elect to satisfy our conversion obligation with a combination of cash and shares of our common stock, and if neither of the above treatments is applicable, then the conversion could be fully taxable, in which case you would recognize gain or loss as described above in “Sale, Exchange, Redemption or Other Taxable Disposition of the Notes,” with your amount realized equal to the cash (other than cash attributable to accrued and unpaid interest and cash received in lieu of a fractional share, which will be treated as described above) plus the fair market value of the common stock that you receive.
The tax consequences of converting a note into a combination of cash and shares of common stock are unclear. It is possible that other characterizations exist. You are strongly encouraged to consult your tax advisor regarding the appropriate treatment of a conversion of the notes into a combination of common stock and cash.
As described above in the section titled “Description of Notes — Conversion Rights — Treatment of Interest Upon Conversion,” our delivery of cash, shares of our common stock, or a combination of cash and shares of our common stock generally will be deemed to satisfy our obligation with respect to accrued and unpaid interest on the notes. We intend to take the position that upon a conversion of notes, accrued and unpaid interest is first paid by any cash paid upon such conversion (other than cash paid in lieu of a fractional share), and this discussion assumes that such position will be respected.
Constructive Distributions
The conversion rate of the notes is subject to adjustment in certain circumstances. Under Section 305(c) of the Code, depending upon the particular circumstances, certain adjustments (or failures to make adjustments or to adjust adequately) in the conversion rate of the notes that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings may result in a deemed distribution for U.S. federal income tax purposes. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases a U.S. holder’s proportionate interest could be treated as a deemed distribution. In this regard, adjustments to the conversion rate of the notes that are not made in connection with other shareholders’ of the Company receiving a distribution of money or other property generally will not give rise to a deemed distribution. In addition, adjustments to the conversion rate of the notes that are not made within 36 months of other shareholders of the company receiving (or being treated as receiving) a distribution of money or other property generally will not give rise to a constructive distribution.
If the conversion rate is adjusted upon the occurrence of certain events (as described in “Description of Notes — Conversion Rate Adjustments”), such adjustment may be a deemed distribution in certain circumstances, taxable as a dividend to beneficial owners of the notes to the extent of our current and accumulated earnings and profits (and otherwise as discussed below), notwithstanding the fact that the beneficial owners do not receive a cash payment. Generally, an adjustment in the conversion rate under the indenture made pursuant to a bona fide reasonable adjustment formula in the event of stock dividends or distributions of rights to subscribe for our common stock will not be a taxable constructive distribution. However, certain of the possible conversion rate adjustments provided in the notes (including, without limitation, upon the payments of cash distributions to holders of common stock or in connection with a make-whole fundamental change) will not qualify as being pursuant to a bona fide reasonable adjustment formula.
If there is a deemed distribution, such distribution will be taxable as a dividend to the extent of our current and accumulated earnings and profits, and thereafter as a return of capital or capital gain in accordance with the tax rules applicable to corporate distributions, but may not be eligible for the reduced rates of tax applicable to certain dividends paid to individual holders or the dividends-received deduction applicable to certain dividends paid to corporate holders as further described below.
Possible Effect of a Consolidation or Merger
In certain situations, we may consolidate or merge into another entity (as described under “Description of Notes — Consolidation, Merger and Asset Sale”). Depending on the circumstances, a change in the obligor of the notes as a result of the consolidation or merger could result in a deemed taxable exchange to a U.S. holder and the modified note could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss. Moreover, if the notes were to become exchangeable into stock of an entity other than the obligor, such an exchange would generally be a taxable event.
Distributions on Shares of Our Common Stock
If, after you convert a note into shares of our common stock, we make a distribution in respect of that stock, the distribution will be treated as a dividend, generally taxable to you as ordinary income, to the extent it is paid from our current or accumulated earnings and profits. Dividends paid by us will be includible in your gross income upon receipt. The amount of dividends received with respect to our shares by certain non-corporate U.S. holders (including individuals) generally will be subject to taxation at a preferential rate under the rules relating to “qualified dividend” income, subject to the holding period and other requirements. Dividends received by an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements may be eligible for the dividends-received deduction. If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital up to your adjusted basis in the shares of our common stock. Any remaining excess will be treated as capital gain.
As discussed above under “Constructive Distributions,” if an event occurs that dilutes the note holders’ interest and the conversion price is not adjusted (or adequately adjusted), the resulting increase in the proportionate interests of our stockholders could be treated as a taxable stock dividend to them.
Sale, Exchange or Other Taxable Dispositions of Shares of Our Common Stock
Upon the sale, exchange or other taxable disposition of shares of our common stock received on conversion of a note:
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you will have taxable gain or loss equal to the difference between the amount received by you and your adjusted tax basis in the shares of our common stock (determined as described above under “Conversion”); and

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your gain or loss will generally be capital gain or loss and will be a long-term capital gain or loss if you have a holding period for the common stock that is more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) are generally subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitation.

Information Reporting and Backup Withholding
Information reporting requirements generally will apply with respect to payments of principal, stated interest or constructive distributions on the notes, payments of dividends on shares of common stock, and proceeds of a sale of a note or of stock paid to you, unless you are an exempt recipient. Backup withholding may apply to those payments if you fail to provide your taxpayer identification number, or certification of exempt status, or if you have failed to report in full interest and dividend income.

Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.
We generally are required to report any basis effects on your notes of corporate actions we take, such as certain distributions to our common stockholders. Proposed U.S. Treasury regulations, on which we may rely prior to the issuance of final U.S. Treasury regulations, specify how the date and amount of constructive distributions are determined, and provide that our determination of those items will generally control the timing and amount of any constructive distributions (or portions thereof) you would be required to include your taxable income.
Income Tax Considerations for Non-U.S. Holders
This section applies to you if you are a non-U.S. holder.
Interest
Subject to the discussion below concerning effectively connected income, backup withholding and FATCA (as defined below), payments of interest on the notes to you generally will not be subject to U.S. federal withholding tax, provided that pursuant to the “portfolio interest” exception:
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you do not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote,

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you are not a controlled foreign corporation (within the meaning of the Code) that is related, directly or indirectly, to us, and

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you satisfy certain certification requirements.

Additional exemptions may apply to holders who hold notes through “qualified intermediaries” within the meaning of U.S. federal income tax laws.
Payments of interest on the notes that do not meet the above-described requirements will be subject to a U.S. federal income tax of 30% (or such lower rate provided by an applicable income tax treaty if you establish that you qualify to receive the benefits of such treaty) collected by means of withholding.
If a non-U.S. holder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed place of business, then (although the non-U.S. holder will be exempt from the 30% withholding tax provided the non-U.S. holder provides the applicable withholding agent with a properly executed IRS Form W-8ECI (or other applicable form)) the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.
Conversion
You generally will not recognize any income, gain or loss on converting a note into shares of our common stock. If, upon conversion, we elect to satisfy our conversion obligation in cash or with a combination of cash and shares of our common stock, all or a part of the transaction may be treated as a sale of the notes. See “Gain on Sale, Exchange or Other Taxable Disposition of the Notes or Our Common Stock” below.
Dividends
Dividends paid to a non-U.S. holder on shares of our common stock received in conversion of a note generally will be subject to a 30% U.S. federal withholding tax unless such non-U.S. holder provides us or our agent, as the case may be, with the appropriate IRS Form W-8, such as:
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IRS Form W-8BEN or W-8BEN-E (or successor form) certifying, under penalties of perjury, a reduction in withholding under an applicable income tax treaty, or

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IRS Form W-8ECI (or successor form) certifying that a dividend paid on our common stock is not subject to withholding tax because it is effectively connected with a trade or business in the United States of the non-U.S. holder (in which case such dividend generally will be subject to regular graduated U.S. tax rates as described below).

The certification requirement described above must be provided to us or our agent prior to the payment of dividends and must be updated periodically. The certification also may require a non-U.S. holder that provides an IRS form or that claims treaty benefits to provide its U.S. taxpayer identification number. Special certification and other requirements apply in the case of certain non-U.S. holders that hold shares of our common stock through intermediaries or are pass-through entities for U.S. federal income tax purposes.
Each non-U.S. holder is urged to consult its own tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.
If dividends are effectively connected with a trade or business in the United States of a non-U.S. holder (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed place of business maintained by such non-U.S. holder in the United States), the non-U.S. holder, although exempt from the withholding tax described above (provided that the certifications described above are satisfied), generally will be subject to U.S. federal income tax on such dividends on a net income basis in the same manner as if it were a resident of the United States. In addition, if a non-U.S. holder is treated as a corporation for U.S. federal income tax purposes, the non-U.S. holder may be subject to an additional “branch profits tax” equal to 30% (unless reduced by an applicable income treaty) of its earnings and profits in respect of such effectively connected dividend income.
Non-U.S. holders that do not timely provide us or our agent with the required certification, but that are eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, may obtain a refund or credit of any excess amount withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Sale, Exchange or Other Taxable Disposition of the Notes or Our Common Stock
Subject to the discussion below under the section titled “Additional Withholding and Reporting Requirements,” in general, a non-U.S. holder will not be subject to U.S. federal income tax or withholding tax on gain realized upon the sale, exchange or redemption of the notes (including to the extent that we elect to satisfy our conversion obligation in cash or with a combination of cash and shares of our common stock) or such holder’s sale, exchange or other taxable disposition of shares of our common stock, unless (1) such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, (2) we are or have been a “United States real property holding corporation,” as defined in the Code (a “USRPHC”), at any time within the shorter of the five-year period preceding the disposition and the non-U.S. holder’s holding period in the notes or shares of our common stock, and certain other requirements are met, or (3) such gain is effectively connected with the conduct by such non-U.S. holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed place of business maintained by such non-U.S. holder in the United States).
If the first exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which such non-U.S. holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the disposition. If the third exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax with respect to such gain on a net income basis in the same manner as if it were a resident of the United States, and a non-U.S. holder that is a corporation for U.S. federal income tax purposes also may be subject to a branch profits tax with respect to any earnings and profits attributable to such gain at a rate of 30% (or at a reduced rate under an applicable income tax treaty).
With respect to the second exception, generally, a corporation is a USRPHC only if the fair market value of its U.S. real property interests (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not, and do not anticipate becoming, a USRPHC. However, there can be no assurance that we will not become a USRPHC in the future. Even if we became a USRPHC, a non-U.S. holder would not be subject to U.S. federal income tax on a sale, exchange or other taxable disposition of our common stock by reason of our status as a USRPHC so long as our common stock is regularly traded on an established securities market at any time during the calendar year in which the disposition occurs and such non-U.S. holder does not own and is not deemed to own (directly, indirectly or constructively) more than 5% of our common stock at any time during the shorter of the five-year period ending on the date of disposition and the holder’s holding period. However, there can be no assurance that our common stock will be regularly traded on an established securities market for this purpose.
Additional Withholding and Reporting Requirements
Sections 1471 through 1474 of the Code and related U.S. Treasury regulations (commonly referred to as “FATCA”) impose a U.S. federal withholding tax of 30% on certain payments, including payments of interest on the notes and dividends on our common stock, paid to (1) a “foreign financial institution” (as defined under FATCA) unless such institution furnishes proper documentation (typically on IRS Form W-8BEN-E) evidencing either (i) an exemption from FATCA withholding, (ii) its compliance (or deemed compliance) with specified due diligence, reporting, withholding and certification obligations under FATCA or (iii) residence in a jurisdiction that has entered into an intergovernmental agreement with the United States relating to FATCA and compliance with the diligence and reporting requirements of the intergovernmental agreement and local implementing rules; or (2) a “non-financial foreign entity” (as defined under FATCA) that does not furnish proper documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA or (ii) adequate information regarding substantial United States beneficial owners (as defined under FATCA) of such entity (if any). An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements.
The IRS and the Department of Treasury have issued proposed regulations on which taxpayers may rely providing that these withholding rules will not apply to the gross proceeds of a sale or other disposition of the notes or shares of our common stock. Prospective investors should consult their own tax advisors regarding the effect of FATCA on their ownership and disposition of our notes or common stock.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement, dated March 26, 2026, among us and Jefferies LLC, Evercore Group L.L.C., Citigroup Global Markets Inc. and Guggenheim Securities, LLC, as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes shown opposite its name below:
Underwriter	Principal Amount of Notes
Jefferies LLC	$72,000,000
Evercore Group L.L.C.	48,000,000
Citigroup Global Markets Inc.	42,000,000
Guggenheim Securities, LLC	26,000,000
Wedbush Securities Inc.	12,000,000
Total	$200,000,000

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the notes if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
The notes will constitute a new class of securities with no established trading market. The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the notes, that you will be able to sell any of the notes held by you at a particular time or that the prices that you receive when you sell will be favorable.
The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commission and Expenses
The underwriters have advised us that they propose to offer the notes to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $18.00 per note. After the offering, the public offering price and concession to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.
The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering (expressed as a percentage of the principal amount of the notes). Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Per Note		Total
	Without Option to Purchase Additional Notes	With Option to Purchase Additional Notes	Without Option to Purchase Additional Notes	With Option to Purchase Additional Notes
Public offering price(1)	100.00%	100.00%	$200,000,000	$230,000,000
Underwriting discounts and commissions paid by us	3.00%	3.00%	$6,000,000	$6,900,000
Proceeds to us, before expenses	97.00%	97.00%	$194,000,000	$223,100,000

(1)
Plus accrued interest, if any, from March 31, 2026.

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $275,000. The underwriters have agreed to reimburse us for certain of the expenses in connection with this offering. We have also agreed to reimburse the underwriters for up to $25,000 for their Financial Industry Regulatory Authority, Inc. (“FINRA”) counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.
No Listing
The notes will not be listed on any securities exchange or included in any quotation system.
Over-allotment Option
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an additional $30.0 million aggregate principal amount of notes, solely to cover over-allotments, from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this over-allotment option, each underwriter will be obligated, subject to specified conditions, to purchase an additional principal amount of notes approximately proportionate to that underwriter’s initial purchase commitment as indicated in the table above. Any notes issued or sold under the over-allotment option will be issued and sold on the same terms and conditions as the other notes that are the subject of this offering.
No Sales of Similar Securities
We and our directors and officers and certain of our stockholders have agreed that without the prior written consent of Jefferies LLC on behalf of the underwriters, we and they will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of this prospectus supplement (the “restricted period”):
▪
offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;

▪
submit or file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

▪
enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock;

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each such person have agreed that, without the prior written consent of Jefferies LLC on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

The restrictions described in the immediately preceding paragraph do not apply to us with respect to:
▪
the issuance and sale of the shares of our common stock pursuant to the Concurrent Equity Offering and the notes to be sold to the underwriters and shares of common stock deliverable upon conversion of the notes pursuant to this prospectus supplement;

▪
shares of common stock to be sold pursuant to the Sales Agreement, following the earlier to occur of (x) the date that is 30 days following the date of this prospectus supplement and (y) the date that the underwriters in the Concurrent Equity Offering exercise their option to purchase additional shares of our common stock in full from us in the Concurrent Equity Offering;

▪
the issuance by us of shares of common stock upon the exercise of an option or warrant or the conversion or settlement of a security outstanding on the date of this prospectus supplement that is described herein;

▪
grants of options, restricted stock or other equity awards and the issuance of shares of common stock or securities convertible into or exercisable for shares of common stock (whether upon the exercise of stock options or otherwise) to employees, officers, directors, advisors, or consultants of us pursuant to the terms of a plan as described in this prospectus supplement, provided that we shall cause each recipient of such grant to execute and deliver to the underwriters a lock-up agreement if such recipient has not already delivered one;

▪
the filing of a registration statement on Form S-8 to register shares of common stock issuable pursuant to any employee benefit plans, qualified stock option plans or other employee compensation plans, described in this prospectus supplement;

▪
shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock, or the entrance into an agreement to issue shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock, in connection with (i) the acquisition by us or any of our subsidiaries of the securities, business, property or other assets of another person or entity, including pursuant to an employee benefit or equity-based compensation plan or agreement assumed by us or any of our subsidiaries in connection with such acquisition or (ii) joint ventures, licensing arrangements, commercial relationships or other strategic transactions; provided that the aggregate number of shares of common stock issued or issuable pursuant to this clause shall not exceed ten percent of the total number of shares of common stock issued and outstanding immediately following this offering; and provided further, that the recipients of any such shares of common stock issued pursuant to this clause during the restricted period described above shall enter into a lock-up agreement on or prior to such issuance;

▪
facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of ours pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (i) such plan does not provide for the transfer of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period; or

▪
the 2,000,000 shares of our common stock issuable to InnoCare Pharma Limited (“InnoCare”) as partial consideration pursuant to that certain license agreement between InnoCare and the Company.

The restrictions on transfers or other dispositions by our directors and officers and certain of our stockholders described above do not apply to:
▪
transactions relating to shares of common stock or other securities acquired in this offering or in open market transactions after the pricing of this offering; provided that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with subsequent sales of common stock or other securities acquired in this offering or in such open market transactions;

▪
transfers of shares of common stock or any other securities (i) as a bona fide gift or for bona fide estate planning purposes, (ii) to an immediate family member of the holder or to any trust for the direct or indirect benefit of the holder or an immediate family member of the holder, (iii) to any corporation, partnership, limited liability company, investment fund, trust or other entity of which the holder and the immediate family of the holder are the legal and beneficial owner of all of the outstanding equity securities or similar interests, or (iv) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or an immediate family member of the holder; provided that in the case of any transfer or distribution pursuant to this provision, (A) each donee, distributee or transferee shall sign and deliver a lock-up agreement, (B) no filing under Section 16(a) of the Exchange Act or other public announcement, reporting a reduction in beneficial ownership of shares of common stock, shall be voluntarily made during the restricted period, (C) other than in the case of preceding clauses (i) and (iv), no filing under Section 16(a) of the Exchange Act or other public announcement, reporting a reduction in beneficial ownership of shares of common stock, shall be required during the restricted period (other than a required filing on Schedule 13D, 13F or 13G) and, to the extent a filing under Section 16(a) of the Exchange Act is required during the restricted period as a result of transfers pursuant to clauses (i) and (iv) of this paragraph, such filing shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in clause (i) or clause (iv) hereof, respectively, and (D) such transfer shall not involve a disposition for value;
▪
transfers of shares of common stock or any other securities to a charitable organization or educational institution in a transaction not involving a disposition for value; provided that in the case of any transfer or distribution pursuant to this provision, (A) each transferee shall sign and deliver a lock-up agreement and (B) no filing under Section 16(a) of the Exchange Act or other public announcement, reporting a reduction in beneficial ownership of shares of common stock, shall be voluntarily made during the restricted period and, to the extent a Form 4 or Form 5 filing under Section 16(a) of the Exchange Act is required during the restricted period as a result of transfers made pursuant to this provision, such filing shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this provision;

▪
if the holder is a corporation, partnership, limited liability company, trust or other business entity, (i) transfers or distributions of shares of common stock or any other securities to current or former general or limited partners, managers or members, stockholders, other equityholders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act) of the undersigned, or to the estates of any of the foregoing or (ii) transfers or distributions to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the holder or affiliates of the holder (including, for the avoidance of doubt, where the holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership); provided that, in the case of any transfer or distribution pursuant to this provision, (A) each distributee or transferee shall sign and deliver a lock-up agreement, (B) no filing under Section 16(a) of the Exchange Act or other public announcement, reporting a reduction in beneficial ownership of shares of common stock shall be required or voluntarily made during the restricted period and (C) such transfer shall not involve a disposition for value;

▪
the transfer of shares of common stock or any other securities to us to satisfy any tax, including estimated tax, remittance, or other payment obligations of the holder arising in connection with a vesting event of our securities, upon the settlement of restricted stock units or the payment due for the exercise of options (including a transfer to us for the “net” or “cashless” exercise of options) or other rights to purchase our securities, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan of ours described herein; provided, that any remaining shares of common stock or securities convertible into common stock received upon such vesting, settlement or exercise shall be subject to the terms of the lock-up agreement; and provided further, that no filing under Section 16(a) of the Exchange Act or other public announcement, reporting a reduction in beneficial ownership of shares of common stock, shall be voluntarily made during the restricted period and, to the extent a filing under Section 16(a) of the Exchange Act is required during the restricted period as a result of transfers made pursuant to this provision, such filing shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this provision, including that (i) the securities remain subject to the terms of the lock-up agreement and (ii) that no securities were sold by the holder;

▪
the establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock; provided that (i) such plan does not provide for the transfer of common stock during the restricted period, and (ii) to the extent a filing under Section 16(a) of the Exchange Act or other public announcement is required or voluntarily made during the restricted period by or on behalf of such director or officer or us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period and any such filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this provision;
▪
the transfer of shares of common stock or any other securities that occurs by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or other court order; provided that (i) the transferee shall sign and deliver a lock-up agreement, and (ii) to the extent a filing under Section 16(a) of the Exchange Act is required during the restricted period as a result of transfers made pursuant to this provision, such filing shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this provision;

▪
transfers to us in connection with the repurchase of common stock in connection with the termination of such director or officer’s employment with us pursuant to contractual agreements with us as in effect as of the date of this prospectus supplement and described herein; provided that no filing under Section 16(a) of the Exchange Act or other public announcement, reporting a reduction in beneficial ownership of shares of common stock, shall be voluntarily made during the restricted period and, to the extent a filing under Section 16(a) of the Exchange Act is required during the restricted period as a result of transfers made pursuant to this provision, such filing shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this provision;

▪
the transfer of shares of common stock or any other securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors, made to all holders of common stock involving a change of control; provided that, in the event that the change of control is not completed, the common stock owned by the holder shall remain subject to the restrictions contained in the lock up agreement; or

▪
transfers with the prior written consent of Jefferies LLC on behalf of the underwriters.

Jefferies LLC in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.
Stabilization
The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the notes at a level above that which might otherwise prevail in the open market, or preventing or retarding a decline in the market price of the notes.
Establishing short sales positions may involve either “covered” short sales or “naked” short sales. “Covered” short sales are sales made in an amount not greater than the underwriters’ over-allotment option. The underwriters may close out any covered short position by exercising their over-allotment option, in whole or in part, or by purchasing notes on the open market. In determining the source of notes to close out the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the underwriters’ over-allotment option. “Naked” short sales are sales in excess of the underwriters’ over-allotment option. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of notes in the open market after pricing that could adversely affect investors who purchase in this offering.
A stabilizing bid is a bid for the purchase of notes on behalf of the underwriters for the purpose of fixing or maintaining the price of the notes. A syndicate covering transaction is the bid for or the purchase of notes on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the notes originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.
Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
Settlement
We expect to deliver the notes in book-entry form through the facilities of DTC on or about March 31, 2026, which will be the second business day after the initial trade date for the notes (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day preceding the settlement date should consult their own advisors.
Electronic Distribution
A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific amount of notes for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.
Other Activities and Relationships
The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory services, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, certain of the underwriters in this offering will also be acting as underwriters in the Concurrent Equity Offering. In addition, on October 8, 2025, we entered into the Sales Agreement pursuant to which we may offer and sell shares of our common stock from time to time through Jefferies LLC acting as our sales agent.
In addition, in the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Concurrent Equity Offering
Concurrently with this offering, we are conducting a public offering of 5,000,000 shares of our common stock (or up to 5,750,000 shares of our common stock if the underwriters in the Concurrent Equity Offering exercise their option to purchase additional shares of common stock in full). The Concurrent Equity Offering is being made pursuant to a separate prospectus supplement. Neither the completion of this offering nor the Concurrent Equity Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Equity Offering does not occur, and vice versa, or neither occurs, or either offering results in lower net proceeds than we currently estimate. The Concurrent Equity Offering may not be completed on the terms described herein, or at all. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Equity Offering.
Disclaimers About Non-U.S. Jurisdictions
Australia
This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:
You confirm and warrant that you are either:
a)
a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

b)
a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

c)
a person associated with the Company under Section 708(12) of the Corporations Act; or

d)
a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.
You warrant and agree that you will not offer any securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of the securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no securities have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Relevant State at any time:
(a)
to any qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the securities shall require the Company or any underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, supplement a prospectus pursuant to Article 23 of the Prospectus Regulation or publish an Annex IX document pursuant to Article 1(4) of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
No securities have been offered or will be offered pursuant to this offering to the public in the United Kingdom except that the securities may be offered to the public in the United Kingdom at any time:
(a)
where (i) the offer is conditional on the admission of the securities to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR) or (ii) the securities being offered are at the time of the offer already admitted to trading on London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(b) of Schedule 1 of the POATR);

(b)
to any qualified investor as defined in paragraph 15 of Schedule 1 of the POATR;

(c)
to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of the underwriters for any such offer; or

(d)
in any other circumstances falling within Part 1 of Schedule 1 of the POATR.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication to any person which presents sufficient information on: (a) the securities to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for the securities and the expression “POATR” means the Public Offers and Admissions to Trading Regulations 2024.
Canada
Resale Restrictions
The distribution of securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.
Representations of Canadian Purchasers
By purchasing the securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:
▪
the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 — Prospectus Exemptions,

▪
the purchaser is a “permitted client” as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations,

▪
where required by law, the purchaser is purchasing as principal and not as agent, and

▪
the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest
Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.
Statutory Rights of Action
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Enforcement of Legal Rights
All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.
Taxation and Eligibility for Investment
Canadian purchasers of securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the securities in their particular circumstances and about the eligibility of the securities for investment by the purchaser under relevant Canadian legislation.
Language of Documents
The purchaser confirms its express wish and that it has requested that this document, all documents evidencing or relating to the sale of the securities described herein and all other related documents be drawn up exclusively in the English language. L’acquéreur confirme sa volonté expresse et qu’il a demandé que le présent document, tous les documents attestant de la vente des titres décrits dans le présent document ou s’y rapportant ainsi que tous les autres documents s’y rattachant soient rédigés exclusivement en langue anglaise.
Hong Kong
No securities have been offered or sold, and no securities be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.
This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.
Israel
This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the

Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
Singapore
This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(i)
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Japan
The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.
Switzerland
The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of the securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of the securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the securities.
LEGAL MATTERS
The validity of the notes being offered in this prospectus supplement will be passed on by Ropes & Gray LLP, Boston, Massachusetts. Cooley LLP, New York, New York, is representing the underwriters in connection with this offering.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also access these filings through our website at www.zenasbio.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement certain information we file with it, which means that we can disclose important information about us by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus supplement, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 16, 2026;

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our Current Reports on Form 8-K filed with the SEC on January 5, 2026 and February 13, 2026;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A for the 2026 Annual Meeting of Stockholders, as filed with the SEC on March 16, 2026; and

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the description of our common stock, which is in our registration statement on Form 8-A, dated September 10, 2024, as supplemented by the description of our common stock and preferred stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 11, 2025.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus supplement modifies, supersedes or replaces such statement.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Attention: Investor Relations
Zenas BioPharma, Inc.
852 Winter Street, Suite 250
Waltham, Massachusetts 02451
(857) 271-2954
email address: IR@zenasbio.com
Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at https://investors.zenasbio.com as soon as reasonably practicable after they are filed electronically with the SEC. The information on our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement. We have authorized no one to provide you with any information that differs from that contained in this prospectus supplement. Accordingly, we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of the front cover of this prospectus supplement.

PROSPECTUS
Common Stock
Preferred Stock
Warrants
Debt Securities

We may offer and sell from time to time, in one or more series or issuances and in an amount and on terms that we will determine at the time of the respective offering, any combination of an indeterminate number of the securities described in this prospectus.
We will provide specific terms of any offering in a supplement to this prospectus. We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and any amendments or prospectus supplements as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities and their compensation will be described in the applicable prospectus supplement.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “ZBIO.” On October 7, 2025, the last reported sale price of our common stock, par value $0.0001 per share, was $20.85 per share.
Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading. See “Risk Factors” on page 5 of this prospectus, in any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated October 8, 2025

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we may from time to time offer to sell any combination of the securities described in this prospectus in one or more offerings. Each time we sell securities under this prospectus, we will provide a prospectus supplement and, if necessary, a free writing prospectus, that will contain specific information about the terms of that offering. The prospectus supplement and, if necessary, a free writing prospectus, may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, the information in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a free writing prospectus. You should read this prospectus and the applicable prospectus supplement and any free writing prospectus carefully, including all documents incorporated herein and therein by reference, together with the additional information described below under “Where You Can Find More Information” before making an investment in our securities.
This prospectus does not include all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.
We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or any free writing prospectus provided in connection with an offering. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
References in this prospectus to “Zenas,” the “Company,” “we,” “us,” “our” or similar terms refer to Zenas BioPharma, Inc. and our subsidiaries on a consolidated basis, as appropriate, unless we state otherwise or the context otherwise requires. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

Trademarks and Tradenames
The Zenas BioPharma word mark, logo mark, and the “lightning bolt” design are trademarks of Zenas BioPharma, Inc. or its affiliated companies. This prospectus and any applicable prospectus supplement and documents incorporated by reference herein and therein contain references to our trademarks and to trademarks belonging to other entities. Each of the other trademarks, trade names and service marks included in this prospectus belongs to its respective holder. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

ABOUT THE COMPANY
We are a clinical-stage global biopharmaceutical company committed to being a leader in the development and commercialization of transformative immunology-based therapies for patients in need. With the evolving understanding of the pathogenesis of autoimmune diseases, along with the expansion of promising immunology-based pharmacologic targets, we are building an immunology and inflammation (“I&I”) focused biopharmaceutical company. Our core business strategy combines disciplined product candidate acquisition with strategic deployment of internal expertise and effective use of external resources. We leverage our experienced executive management team and our established networks throughout the biopharmaceutical industry to identify, acquire and develop product candidates that we believe can provide superior clinical benefits to patients living with autoimmune diseases.
Our lead I&I product candidate, obexelimab, is a bifunctional monoclonal antibody designed to bind both CD19 and FcγRIIb, which are broadly present across B cell lineage, in order to inhibit the activity of cells that are implicated in many autoimmune diseases without depleting them. Based on existing clinical data generated to date, we believe that targeting B cell lineage via CD19 and FcγRIIb can inhibit B cells and has been shown to be well-tolerated.
We are developing obexelimab as a potential I&I franchise for patients in several autoimmune diseases, representing substantial commercial opportunities individually and in the aggregate. The first three indications we are pursuing include IgG4-RD through an ongoing registration-directed Phase 3 trial (the “INDIGO” trial), and systemic lupus erythematosus (the “SunStone” trial) and relapsing multiple sclerosis (the “MoonStone” trial) through ongoing Phase 2, double-blind, randomized, placebo-controlled trials. In the fourth quarter of 2024, we completed the target enrollment of the INDIGO trial and expect to report topline results from the INDIGO trial around year-end 2025. If the topline results are positive, we expect to file a Biologics License Application with the U.S. Food and Drug Administration in the first half of 2026, followed by a Marketing Authorization Application with the European Medicines Agency, and, if approved, commence the commercial launch initially in the United States and then in Europe. In the second quarter of 2025, we completed enrollment of the MoonStone trial and expect to report results from the MoonStone trial, including the 12-week primary endpoint results, early in the fourth quarter of 2025. In early 2026, we expect to decide whether and how to advance obexelimab for RMS based on a variety of factors, including our analysis of MoonStone trial data, including the 12 and 24-week data, the evolving landscape for the development of new therapies for RMS, including available therapies and regulatory endpoints, and allocation of capital. We expect to complete enrollment in the SunStone trial by around year-end 2025 and to report topline results from the SunStone trial in mid-2026. Based on the outcome of the SunStone trial, and considering other factors, we may initiate a Phase 3 program in patients with SLE in the first half of 2027.
On October 7, 2025, we entered into a License Agreement with InnoCare Pharma Inc. pursuant to which we were granted exclusive rights to develop, manufacture, and commercialize orelabrutinib, a Bruton’s Tyrosine Kinase inhibitor, for multiple sclerosis worldwide, and in all non-oncology indications worldwide excluding mainland China, Hong Kong, Macau and Taiwan (“Greater China”) and Brunei, Burma, Cambodia, Timor-Leste, Indonesia, Laos, Malaysia, Philippines, Singapore, Thailand and Vietnam (“Southeast Asia”), as well as two early-development product candidates: ZB021, an IL-17AA/AF inhibitor, in all fields of use worldwide excluding Greater China and Southeast Asia, and ZB022, a TYK2-JH2 inhibitor, in all fields of use worldwide.
Orelabrutinib, also known as ZB020, is a highly selective and central nervous system (“CNS”)-penetrant, oral small molecule BTK inhibitor. Orelabrutinib is designed to bind irreversibly to BTK with minimal off-target effects, compared to certain other BTK inhibitors, which may potentially reduce certain side effects. We believe orelabrutinib is designed to efficiently cross the blood-brain barrier, reaching therapeutic levels within the CNS to directly target inflammation in diseases like MS. In September 2025, the Phase 3 clinical trial of orelabrutinib in patients with Primary Progressive Multiple Sclerosis (“PPMS”) was initiated. In the first quarter of 2026, we plan to initiate a Phase 3 clinical trial evaluating orelabrutinib in patients with Secondary Progressive Multiple Sclerosis (“SPMS”).
ZB021 is an oral IL-17AA/AF inhibitor designed to block both IL-17AA homodimer and IL-17AF heterodimer signaling, and ZB022 is an oral, brain-penetrant TYK2-JH2 inhibitor. Subject to the results of

Investigational New Drug (“IND”)-enabling studies, we expect to submit an IND application for each of ZB021 and ZB022, and if cleared, initiate a Phase 1 clinical study in 2026 for each, with the potential for initial data in 2027.
Our principal executive offices are located at 852 Winter Street, Suite 250, Waltham, MA 02451, and our telephone number is (857) 271-2954. Our website address is: www.zenasbio.com. We have included our website address as a factual reference and do not intend it to be an active link to our website. The information that can be accessed through our website is not part of this prospectus, and investors should not rely on any such information in deciding whether to purchase our securities.

RISK FACTORS
Investing in our securities involves a high degree of risk. See “Item 1A — Risk Factors” in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus and in any subsequent Quarterly Reports on Form 10-Q, as may be updated by subsequent annual, quarterly and other reports that are incorporated by reference into this prospectus and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities. Before making a decision about investing in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, operating results and financial condition. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference, contain forward-looking statements.
All statements other than statements of historical facts contained incorporated by reference into this prospectus are forward-looking statements. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements include, but are not limited to, statements concerning:
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the commercial opportunities stemming from the development of our product candidates for multiple immunology and inflammation diseases;

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our ability to develop and, if approved, ultimately commercialize our product candidates and, with partners, our other programs;

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our ability to obtain or maintain orphan drug designation for certain of our product candidates;

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the initiation, timing, progress, results, and cost of our development programs, and our current and future preclinical and clinical studies, including statements regarding the timing of initiation and completion of our clinical trials, and the period during which the results of the trials will become available;

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the success, cost and timing of our clinical development of our product candidates;

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our ability to establish clinical differentiation of our product candidates;

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our ability to develop product candidates that have broad therapeutic potential;

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our ability to utilize our business development strategy and expertise to build a balanced portfolio;

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our ability to identify collaborations and strategic partnerships to maximize the value of our portfolio;

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our ability to build our operational and commercial capabilities for supplying and marketing our products, if approved, in key markets;

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market conditions in the biopharmaceutical sector and issuance of securities analysts’ reports or recommendations;

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the trading volume of our common stock;

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an inability to obtain additional funding;

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our ability to initiate, recruit and enroll patients in and conduct our clinical trials at the pace that we project;

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our ability to obtain and maintain regulatory approval of our product candidates, and any related restrictions, limitations or warnings in the label of any of our product candidates, if approved;

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our reliance on third parties to manufacture drug substance and drug product for use in our clinical trials;

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our ability to retain and recruit key personnel;

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our ability to obtain and maintain adequate intellectual property rights;

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our expectations regarding government and third-party payor coverage and reimbursement;

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the impact of current and future healthcare reforms, including those affecting the delivery of or payment for healthcare products and services;

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our expectations regarding federal, state and foreign regulatory requirements;

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our estimates of our expenses, ongoing losses, capital requirements and our needs for or ability to obtain additional financing;

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our existing cash and the sufficiency of our existing cash and proceeds from future capital-raising efforts, if any, to fund our future operating expenses and capital expenditure requirements;

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the potential benefits of strategic collaboration agreements;

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our ability to enter into strategic collaborations or arrangements, including potential business development opportunities and potential licensing partnerships, and our ability to attract collaborators with development, regulatory and commercialization expertise;

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sales of our stock by us, our insiders or our stockholders;

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our expectations regarding the time during which we will be an emerging growth company and smaller reporting company under the Jumpstart Our Business Startups Act of 2012, as amended;

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general economic, industry, geopolitical and market conditions, such as military conflict or war, inflation and financial institution instability, tariffs and other trade measures, or pandemic or epidemic disease outbreaks, many of which are beyond our control;

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additions or departures of senior management, directors or key personnel;

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our financial performance;

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developments and projections relating to our competitors or our industry; and

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other risks and uncertainties, including those included under the section heading “Risk Factors” contained in this prospectus.

The forward-looking statements in this prospectus may prove incorrect. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of known and unknown risks, uncertainties and assumptions, including those described under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 11, 2025, any subsequent Quarterly Report on Form 10-Q, and as described or may be described in any subsequent Annual Report on Form 10-K, each incorporated by reference in this prospectus and any other documents we file with the SEC that are deemed incorporated by reference into this prospectus. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and should not be unduly relied upon. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, these forward-looking statements should not be relied upon as guarantees of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual future results, levels of activity, performance and events and circumstances could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risks and uncertainties may emerge from time to time, and management cannot predict all risks and uncertainties. Except as required by applicable law, we do not undertake to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS
Except as otherwise provided in the applicable prospectus supplement, in connection with an offering of securities pursuant to this prospectus, we currently intend to use any net proceeds we receive from the sale of any securities offered by us under this prospectus primarily for general corporate purposes. General corporate purposes may include, without limitation, research and development expenditures, preclinical and clinical development and commercialization of our product candidates, the acquisition or in-licensing of products or product candidates, business or technologies, collaborations, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION
We are registering securities to be sold by us under a “shelf” registration process.
If we offer any securities under this prospectus, we will amend or supplement this prospectus by means of an accompanying prospectus supplement setting forth the specific terms and conditions and other information about that offering as is required or necessary.
We may sell the securities in any of the following ways (or in any combination thereof) from time to time:
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to or through one or more underwriters;

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through dealers, who may act as agents or principal (including a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction);

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through one or more agents;

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through registered direct offerings;

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as part of a collaboration with a third party;

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as part of an acquisition or merger with a third party;

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through at-the-market issuances within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, or an exchange or otherwise;

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in privately negotiated transactions; or

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directly to purchasers or to a single purchaser.

The distribution of the securities by us may be effected from time to time in one or more transactions:
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at a fixed price, or prices, which may be changed from time to time;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement will describe the terms of the offering of the securities, including the following, as applicable:
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the terms of the securities being offered, including the public offering price of the securities and the proceeds to us;

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the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

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any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

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any options under which underwriters may purchase additional securities from us;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchanges on which the securities may be listed.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.
We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
We may indemnify agents, underwriters, dealers, their affiliates, or other third parties who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these agents, underwriters, dealers, or other third parties may be required to make. Agents, underwriters, dealers and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.
One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of business.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.
Our common stock is listed on The Nasdaq Global Select Market. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market for the securities.
Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of any of the securities offered in this prospectus by any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the actions of the Company.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

DESCRIPTION OF COMMON STOCK
The description of our common stock is incorporated by reference to Exhibit 4.3 of our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 11, 2025, including any amendments or reports filed for the purpose of updating such description.

DESCRIPTION OF PREFERRED STOCK
Under the terms of our second restated certificate of incorporation (our “Restated Charter”), our board of directors is authorized to issue up to 25,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of the holders of common stock until the board of directors determines the specific rights of the holders of preferred stock. However, effects of the issuance of preferred stock include restricting dividends on common stock, diluting the voting power of common stock, impairing the liquidation rights of common stock, and making it more difficult for a third party to acquire us, which could have the effect of discouraging a third party from acquiring, or deterring a third party from paying a premium to acquire, a majority of our outstanding voting stock.
If we offer any additional specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:
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the title and stated value;

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the number of shares offered, the liquidation preference per share and the purchase price;

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the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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the procedures for any auction and remarketing, if any;

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the provisions for a sinking fund, if any;

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the provisions for redemption, if applicable;

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any listing of the preferred stock on any securities exchange or market;

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whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

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whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

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voting rights, if any, of the preferred stock;

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a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

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any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•
the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•
if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•
if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

•
if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise, and a description of that series of debt securities;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•
any applicable material U.S. federal income tax consequences;

•
the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•
the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•
if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•
if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•
information with respect to book-entry procedures, if any;

•
the anti-dilution provisions of the warrants, if any;

•
any redemption or call provisions;

•
whether the warrants are to be sold separately or with other securities as parts of units; and

•
any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES
We may issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.
We may offer debt securities as described in this prospectus that, unless otherwise specified in the applicable prospectus supplement, will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.
The applicable prospectus supplement will describe the terms and features of any debt securities which we may offer, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The following description and any description of debt securities in the applicable prospectus supplement may not be complete and is subject to, and are qualified in their entirety by reference to, the indenture, any supplemental indentures or forms of debt securities, in each case that we will file with the SEC in connection with a public offering of debt securities.
General
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in the applicable prospectus supplement relating to that series, which we will file with the SEC.
The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:
•
the title of the series (which shall distinguish the debt securities of that particular series from the debt securities of any other series);

•
any limit upon the aggregate principal amount of the debt securities of the series which may be authenticated and delivered under the indenture;

•
the price or prices (expressed as a percentage of the principal amount thereof) at which the series of debt securities will be issued;

•
the date or dates on which principal of the securities of the series is payable;

•
the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the debt securities of the series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

•
the place or places where the principal, interest and premium, if any, on the debt securities of the series are payable, or the method of such payment, if by wire transfer, mail or other means;

•
if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part, at our option;

•
our obligation, if any, to redeem or purchase the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates, if any, on which and the price or prices at which the debt securities of the series will be repurchased by us at the option of the holders thereof, and other detailed terms and provisions of such repurchase obligations;

•
if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

•
the forms of the debt securities of the series in bearer (if to be issued outside of the United States of America) or fully registered form (and, if in fully registered form whether the debt securities will be issuable as global securities);

•
if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof;

•
the currency of denomination of the debt securities of the series, which may be dollars or any foreign currency, and the agency or organization, if any, responsible for overseeing such composite currency;

•
the designation of the currency, currencies or currency units in which payment of the principal of, and interest and premium, if any, on the debt securities of the series will be made;

•
if payments of principal of, or interest or premium, if any, on the debt securities of the series are to be made in one or more currencies or currency units other than the that or those in which such securities are denominated are, the manner in which the exchange rate with respect to such payments will be determined;

•
the manner in which the amounts of payment of principal of, or interest and premium, if any, on the debt securities of the series will be determined if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•
the provisions, if any, relating to any collateral provided for the debt securities of the series;

•
any addition to or change in the covenants in the indenture which applies to the debt securities of the series;

•
any addition to or change in the events of default which applies to any debt securities of the series, and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•
the terms and conditions, if any, for conversion of the debt securities into or exchange of the debt securities for shares of common stock or preferred stock of the Company that apply to debt securities of the series;

•
any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to debt securities of such series;

•
the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company;

•
if applicable, that the debt securities of the series, in whole or any specified part, shall be defeasible; and

•
any other terms of the debt securities of the series (which terms shall not be inconsistent with the provisions of the indenture, except as permitted by the indenture, but which may modify or delete any provision of the indenture insofar as it applies to such series).

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.
We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights
We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the applicable prospectus supplement relating to these debt securities.
Transfer and Exchange
We may issue debt securities that will be represented by either:
•
“book-entry,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•
“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.
Certificated Debt Securities
If we issue certificated debt securities, a holder may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. A holder will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.
A holder may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.
Global Securities
If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.
The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our Company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.
No Protection in the Event of Change of Control
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Consolidation, Merger and Sale of Assets
Unless we indicate otherwise in a prospectus supplement, we will not in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey or transfer, lease or otherwise dispose of all or substantially all of our properties and assets, unless:

•
either (A) if the transaction or series of transactions is a merger or consolidation, the Company shall be the surviving person of such merger or consolidation, or (B) the person formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are transferred shall be a corporation or entity treated as a corporation for U.S. federal income tax purposes organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, or a corporation or comparable legal entity treated as a corporation for U.S. federal income tax purposes organized under the laws of a foreign jurisdiction and shall expressly assume by a supplemental indenture executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of the obligations of the Company (including, without limitation, the obligation to pay the principal of, and premium and interest, if any, on, the securities and the performance of the other covenants) under the indenture as supplemented, and in each case, the indenture shall remain in full force and effect; and

•
immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no default or event of default shall have occurred and be continuing.

Events of Default
Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:
•
we default in the payment of any principal of, or premium, if any, on, the debt securities when it becomes due and payable at maturity, upon acceleration, redemption or otherwise;

•
we default in the payment of any interest on any debt security of a series when the same becomes due and payable, and the default continues for a period of 30 days;

•
we default in observance or performance of any other covenant in the debt securities of a series or the indenture for 60 days after written notice from the trustee or the holders of not less than 25% in the aggregate principal amount of the debt securities of such series then outstanding which notice must specify the default, demand that it be remedied and state that the notice is a “Notice of Default”;

•
certain events involving bankruptcy, insolvency or reorganization of Zenas or any of our significant subsidiaries; and

•
any other event of default provided for in such series of debt securities as may be specified in the applicable prospectus supplement.

Holders of a majority in principal amount of the debt securities of any series then outstanding have the right to waive any existing default or event of default with respect to such series or compliance with any provision of the indenture (with respect to such series) or the debt securities of such series with written notice to the trustee. Upon any such waiver, such default with respect to such series shall cease to exist, and any event of default with respect to such series arising therefrom shall be deemed to have been cured for every purpose of the indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company) occurs, and is continuing, then the trustee, by written notice, or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare that the entire principal amount, plus the premium, if any, of all the debt securities of that series then outstanding plus accrued and unpaid interest to the date of acceleration are immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:
•
all existing events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•
all lawful interest on overdue installments of interest and overdue principal have been paid; and

•
the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.
If an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company occurs, such principal, premium, if any, and interest amount with respect to all the debt securities of that series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.
The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.
No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:
•
the holder gives to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request to the trustee;

•
the holder or holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense to be incurred in compliance with such request;

•
the trustee does not comply with the request within 60 days after such request; and

•
the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

Modification and Waiver
From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:
•
to provide that the surviving entity following a change of control of Zenas permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•
to provide for certificated debt securities in addition to uncertificated debt securities;

•
to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•
to cure any mistake, ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder;

•
to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture; and

•
to evidence and provide for the acceptance of the appointment of a successor trustee under the indenture with respect to one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee.

From time to time we and the trustee may, with the consent of holders of not less than a majority of the aggregate principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:
•
reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•
reduce the rate of or change the time for payment of interest on any of the debt securities;

•
reduce the principal of or change the stated maturity of the debt securities, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•
make any debt security payable in money other than that stated in the debt security;

•
change the amount or time of any payment required by the debt securities or reduce the premium payable upon any redemption of the debt securities, or change the time before which no such redemption may be made;

•
waive a default or event of default in the payment of the principal of, or interest or premium, if any, on any debt securities (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

•
waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities;

•
take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action; or

•
make any changes to the above provisions or the acceleration provisions of the indenture, except to increase any percentage of debt securities the holders of which must consent to any matter.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:
•
to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

(1)
to replace temporary or mutilated, destroyed, lost or stolen debt securities;

(2)
the rights, powers, trusts, duties and immunities of the trustee; or

(3)
to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•
to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in an applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:
•
money;

•
U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) which through the scheduled payment of principal and interest in accordance with their terms will provide, not later than the due date of any payment, money; or

•
a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

which in each case specified above, provides an amount sufficient to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.
In addition, defeasance may be effected only if, among other things:
•
in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture;

•
in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that or there has been a change in any applicable U.S. Federal income tax law with the effect that, and such opinion shall confirm that, the holders of the outstanding debt securities of such series or persons will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•
in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•
certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and any applicable supplemental indenture after a covenant defeasance of the indenture and any applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.
The term “U.S. Government Obligations” as used in the above discussion means direct non-callable obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.
The term “Foreign Government Obligations” as used in the above discussion means, with respect to Securities that are denominated in a foreign currency (i) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by or acting as an agency or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which in either case under clauses (i) and (ii), are not callable or redeemable at the option of the issuer thereof.
Regarding the Trustee
We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of Zenas, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.
The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person under the same circumstances in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee indemnity or security against the costs, expenses and liabilities which may be incurred therein or thereby.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov.
We maintain a website at www.zenasbio.com. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus certain information we file with it, which means that we can disclose important information about us by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings, including all filings made after the date of the filing of the registration statement of which this prospectus is part and prior to the effectiveness of such registration statement, made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:
•
our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 11, 2025;

•
our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, as filed with the SEC on May 15, 2025, and for the quarter ended June 30, 2025, as filed with the SEC on August 12, 2025;

•
our Current Reports on Form 8-K filed with the SEC on June 12, 2025, September 2, 2025 and October 8, 2025;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A for the 2025 Annual Meeting of Stockholders, as filed with the SEC on April 28, 2025; and

•
the description of our common stock, which is in our Registration Statement on Form 8-A, dated September 10, 2024, as supplemented by the description of our common stock and preferred stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 11, 2025.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Attention: Investor Relations
Zenas BioPharma, Inc.
852 Winter Street, Suite 250
Waltham, Massachusetts 02451
(857) 271-2954
email address: IR@zenasbio.com
Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at https://investors.zenasbio.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

LEGAL MATTERS
The validity of the issuance of the securities offered pursuant to this prospectus will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

$200,000,000
2.50% Convertible Senior Notes due 2032

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Jefferies	Evercore ISI	Citigroup	Guggenheim Securities
Co-Manager
Wedbush PacGrow
March 26, 2026